Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

Agreement No. AX - 713

TELECOMMUNICATIONS NETWORK ACCESS AGREEMENT

by and between

THE PORT AUTHORITY OF
NEW YORK AND NEW JERSEY

and

NEW YORK TELECOM PARTNERS, LLC

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i

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ii

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Section 42.	Affirmative Action	84

Section 43.	Permittee’s Additional Ongoing Affirmative Action- Equal Opportunity Commitment	85

Section 44.	Electricity	88

Section 45.	Suitability of Port Authority Facilities	93

Section 46.	Objectionable Interference	93

Section 47.	Non-Liability of Individuals	95

Section 48.	Existing Wireless Agreements	95

Section 49.	Non-Disturbance	96

Section 50.	Labor Harmony Obligation	96

Section 51.	Brokerage	97

Section 52.	Notices	97

Section 53.	Severability	98

Section 54.	Counterparts	98

Section 55.	Rules of Interpretation	98

Section 56.	Third Party Beneficiaries	99

Section 57.	Governing Law	99

Section 58.	Entire Agreement	98

Exhibits A, B, C, D and E
Schedule E

iii

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AGREEMENT

TELECOMMUNICATIONS NETWORK ACCESS SYSTEM

THIS AGREEMENT, made as of the 26th day of August, 1999, by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the “Port Authority”) a body corporate and politic created by Compact between the States of New York and New Jersey, with the consent of the Congress of the United States of America and having an office at One World Trade Center, in the City, County and State of New York, and NEW YORK TELECOM PARTNERS, LLC, a limited liability company organized under the laws of the State of Delaware, having an office and place of business at 158 Third Street, Mineola, New York 11501, (herein-after called the “Permittee”) whose representative is Richard J. DiGeronimo.

WITNESSETH, THAT:

NOW, THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements herein contained, the Port Authority and the Permittee hereby agree as follows:

Section 1. Definitions

“Additional Port Authority Facilities” shall have the meaning set forth in Section 2.

“Adjusted Gross Receipts” shall have the meaning set forth in Section 5.

“Adjusted Gross Receipts Fee Component” shall have the meaning set forth in Section 5.

“Airports” shall mean the John F. Kennedy International Airport, LaGuardia Airport and Newark International Airport, collectively.

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“Ancillary Towers” shall have the meaning set forth in Section 2.

“Annual Period” shall have the meaning set forth in Section 5.

“Base Net Present Value Amount” shall have the meaning set forth in Section 36.

“Base Unamortized Capital Amount” shall have the meaning set forth in Section 36.

“Basic Port Authority Facilities” shall have the meaning set forth in Section 2.

“Basic Port Authority Facilities Construction Work Completion Date” shall mean the earlier to occur of: (i) the tenth (10th) day following the date on which the Port Authority has delivered certificates as provided for in Section 7 (g) (i), with respect to all of the Basic Port Authority Facilities, or (ii) the date the System at each of the Basic Port Authority Facilities has been tested and accepted by at least one Cellular Carrier User and one PCS Carrier User.

“Billing Periods” shall have the meaning set forth in Section 44.

“Business Days” shall mean Mondays to Fridays, inclusive, legal holidays excepted.

“Carrier Agreement” shall have the meaning set forth in Section 2.

“Carrier Users” shall have the meaning set forth in Section 2.

“Causes or conditions beyond the control of the Port Authority,” shall mean and include acts of God, the elements, weather conditions, tides, earthquakes, settlements, fire, acts of Governmental authority, war, shortage or labor or materials, acts of third parties for which the Port Authority is not responsible, injunctions, strikes, boycotts, picketing,

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slowdowns, work stoppages, labor troubles or disputes of every kind (including all those affecting the Port Authority, its contractors, suppliers or subcontractors) or any other condition or circumstances, whether similar to or different from the foregoing (it being agreed that the foregoing enumeration shall not limit or be characteristic of such conditions or circumstances) which is beyond the control of the Port Authority or which could not be prevented or remedied by reasonable effort and at reasonable expense.

“Cellular Carrier Users” shall mean a Carrier User that provides “Commercial Mobile Service” using frequencies assigned by the Federal Communications Commission for cellular telecommunications use prior to the designation of frequencies for use by “PCS Carrier Users” (as hereinafter defined).

“Chief Engineer” shall mean the Chief Engineer of the Port Authority.

“Commencement Date” shall have the meaning set forth in Section 4.

“Commercial Mobile Service” shall have the meaning set forth in 47 U.S.C.. §332 (d) (1), as the same may hereafter be amended from time-to-time.

“Consumption and Demand” shall have the meaning set forth in Section 44.

“Covered Facilities” shall have the meaning set forth in Section 2.

“Default Available Cash” shall have the meaning set forth in Section 25.

“Facility” shall mean one or more facilities owned by or leased to the Port Authority.

“Governmental Authority” or “Governmental Authorities” shall mean federal, state, municipal and other governmental authorities, boards and agencies, except that neither term shall be construed to include The Port Authority of New York and New Jersey.

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“Gross Receipts” shall have the meaning in Section 5.

“Gross Receipts Fee Component” shall have the meaning set forth in Section 5.

“Hazardous Substances” shall include, without limitation, any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, petroleum and petroleum products and other substances declared to be hazardous or toxic, or the removal of which is required, or the manufacture, preparation, production, generation, use maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any Laws.

“In Kind Services” shall have the meaning set forth in Section 16.

“In Kind Services Budgeted Amount” shall have the meaning set forth in Section 16.

“Initial System Capital Cost” shall have the meaning set forth in Section 8.

“Initial System Construction Work” shall have the meaning set forth in Section 7.

“Initial Term” shall have the meaning set forth in Section 4.

“Interim System Operator” shall have the meaning set forth in Section 25.

“Laws” shall mean all laws, ordinances, orders, enactments, resolutions, rules, requirements, directives and regulations of any Governmental Authority now or at any time hereafter in effect as the same may be amended or supplemented.

“Loan Agreement” shall have the meaning set forth in Section 25.

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“Loan Amount” shall have the meaning set forth in Section 25.

“Local Multipoint Distribution Service” shall have the meaning set forth in 47 Code of Federal Regulations Parts 1 and 101, as the same may hereafter be amended from time-to-time.

“Minimum Fee” shall have the meaning set forth in Section 5.

“Minimum Carrier User Annual Contribution” shall have the meaning set forth in Section 5.

“Minimum Paging Carrier User Annual Contribution” shall have the meaning set forth in Section 5.

“NYUCC” shall mean the New York Uniform Commercial Code (McKinney’s Consolidated Laws).

“Objectionable Interference” shall have the meaning set forth in Section 46.

“PCS Carrier Users” shall mean a Carrier User providing Commercial Mobile Services for which a license from the Federal Communications Commission is required in a personal communications service established pursuant to the proceeding entitled “Amendment to the Commission’s Rules to Establish New Personal Communications Services” or any successor proceeding, as described in 47 U.S.C. Sec. 153 (27).

“Partial Use Certificate” shall have the meaning set forth in Section 7.

“Paging Only Carrier Agreement” shall have the meaning set forth in Section 2.

“Paging Carrier User” shall have the meaning set forth in Section 2.

“Person” shall mean not only a natural person, corporation or other legal entity, but shall also include two or more natural persons, corporations or other legal entities acting jointly as a firm, partnership, unincorporated association, consortium, joint venture or otherwise.

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“Personal Wireless Service” shall have the meaning set forth in 47 U.S.C. §332(c) (7) (C), as the same may hereafter be amended from time-to-time.

“Port Authority Facility” shall mean one or more facilities owned by or leased to the Port Authority.

“Port of New York District” shall have the meaning set forth in N.Y. Unconsolidated Laws §6403 (McKinney).

“Project Lender” shall have the meaning set forth in Section 25.

“Prudent Engineering and Operating Practice” shall mean the practices, methods and acts (including those engaged in or approved by engineers and operators generally with respect to systems the same as or similar to the System) that in the exercise of reasonable judgment in light of the facts known at the time a decision is made or an action is taken, would be expected to accomplish the desired result in a workmanlike manner and in compliance with applicable laws and reliability and safety standards.

“Renewal Term” shall have the meaning set forth in Section 34.

“Replacement Project Lender” shall have the meaning set forth in Section 25.

“Satellite-based Communications. Service” shall mean the services currently regulated under 47 Code of Federal Regulations Part 25, as the same may be amended from time-to-time.

“System” shall have the meaning set forth in Section 2.

“System Operations” shall have the meaning set forth in Section 2.

“Taking or Conveyance” shall have the meaning set forth in Section 18.

“Term” shall have the meaning set forth in Section 4.

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“Tenant Alteration Application” shall have the meaning set forth in Section 7.

“Termination Amount” shall have the meaning set forth in Section 36.

“Tower Gross Receipts” shall have the meaning set forth in Section 5.

“Variable Fee” shall have the meaning set forth in Section 5.

Section 2. Scope of Agreement - Permittee’s Rights of User

(a) (i) The Permittee shall have the right to install, operate and maintain a wireless telecommunications network access system (the “System”) at the Port Authority Facilities specified in Exhibit A annexed hereto and hereby made a part hereof for shared use by those wireless communications carriers (“Carrier Users”) that have entered into, or subsequent to this date of this Agreement enter into, a certain “Carrier Agreement” with the Permittee, in form satisfactory to the Port Authority, providing for the use of the System solely for the purposes set forth in paragraph (c), below, and as more fully described in the Carrier Agreement. Certain matters with respect to the Carrier Agreement are set forth in Section 27, below. The Permittee shall furnish the Port Authority with a true copy of each fully-executed Carrier Agreement it enters into with any Carrier User. The Permittee shall be obligated to install, operate and maintain the System in those Port Authority Facilities listed on Exhibit A and designated as “Basic Port Authority Facilities” whether or not any Carrier User or Paging Carrier User has agreed to use the System at such Basic Port Authority Facilities. The Permittee shall be obligated to install, operate and maintain the System in one or more additional Port Authority Facilities listed on Exhibit A and designated as “Additional Port Authority Facilities,” provided however that the Permittee shall only be obligated to install the System, or any components thereof, at an Additional Port Authority Facility when one or more Cellular Carrier Users and one or more PCS Carrier Users have each requested to use the System at such Additional Port Authority Facility pursuant to the

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terms of its Carrier Agreement, provided however that the Permittee shall only be obligated to install the System, or any components thereof, (x) at the Port Authority Bus Terminal (“PABT”) when one or more Cellular Carrier Users (not including Bell Atlantic Mobile) and one or more PCS Carrier Users have each requested to use the System at the PABT, and (y) in the Port Authority Trans-Hudson Corporation’s (“PATH”) subterranean or enclosed ground rail transit tubes (as distinguished from its rail transit lines running in open areas at ground level and all portions of its passenger stations) when one or more Carrier Users: (i) have requested to use the System in all or part of the aforesaid PATH facilities and (ii) have agreed to pay or provide for the payment of all of the costs of constructing the System in all or the portion of the aforesaid PATH facilities in which the System is to be constructed. Such obligation to install shall pertain only to that part of the PATH facilities requested by such Carrier Users. The Basic Port Authority Facilities, together with the Additional Port Authority Facilities in which the System is installed in accordance with the provisions of this Agreement, are sometimes hereinafter referred to as “Covered Facilities.” Paging Carrier Users using the System only in connection with the operation of paging devices shall enter into a “Paging Only Carrier Agreement” with the Permittee with the consent of the Port Authority.

(ii) The “Summary Basis of Design” of the System, including the technical standards therefor, is contained in Exhibit B, annexed hereto and hereby made a part hereof. The installation, operation and maintenance of the System are hereinafter collectively referred to as the “System Operations.”

(b) In addition to System Operations, the Permittee shall have the non-exclusive right to install radio transmission towers (“Ancillary Towers”) at locations at Port Authority Facilities as and to the extent approved by the Port Authority in its sole and absolute discretion. The Permittee may mount exterior antennas on Ancillary Towers, other existing towers or towers otherwise constructed by the Permittee as components of the System as and to the extent approved by the Port Authority in its sole and absolute discretion.

(c) The System shall be installed, operated and maintained by the Permittee for the transmission or reception of

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wireless telecommunications signals to or from end-user customers of Carrier Users using mobile or portable devices located at the Covered Facilities. All radio signals received or transmitted to or by such end-user customers shall be only in the portion of the electromagnetic radio frequency spectrum (i) described in Exhibit C, annexed hereto and hereby made a part hereof, or (ii) now or hereafter allocated or assigned under federal law to a Commercial Mobile Service, Personal Wireless Radio Service, Local Multipoint Distribution Service or a Satellite-Based Communications Service. In no event shall the Permittee be afforded any rights with respect to any rooftop areas, facilities, structures or installations at the World Trade Center and elsewhere at the World Trade Center, except (i) such point-to-point microwave transmitters, receivers and other equipment installed by the Permittee that are necessary for, and are used only in connection with the System and (ii) at the shopping concourse and PATH Station levels.

(d) The Permittee may install, operate and maintain as a part of the System an equal access in-building backbone facility, on a non-exclusive basis, for use by all interested specialized wireless telecommunications service carriers offering telecommunications services to end user customers using mobile, portable or fixed wireless devices in offices and nearby areas at the Port Authority World Trade Center towers and in the terminal buildings at the Airports, subject to the consent of the operators of such terminals. Such in-building backbone facility shall be used only to connect equipment utilizing the portion of the electromagnetic radio frequency spectrum (i) identified in Exhibit C, or (ii) now or hereafter allocated or assigned under Federal Law to a Commercial Mobile Service, Personal Wireless Radio Service, Local Multipoint Distribution Service or a Satellite-Based Communications Service. Construction of such backbone facility must be completed on or before the date set forth in subparagraph (c)(ii) of Section 7 for the completion of the installation of the System in such Port Authority Facility.

Section 3. Permittee’s Permitted Activities and Certain Obligations

(a) The Permittee shall operate the System so as to accommodate all interested Carrier Users and Paging Carrier Users on a non-discriminatory basis (to the extent provided in Section

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3.3 of the Carrier Agreement) up to the design capacity of the System at the locations specified in Exhibit A. The limitation on service by Persons other than the Permittee, as set forth in Section 17, shall be applicable throughout the Term.

(b) The Permittee shall not conduct any other form of business activity than System Operations and shall not own or control any other Person or own any equity interest in any other Person. The aforesaid restriction shall not be applicable to the Project Lender, a Replacement Project Lender or a Qualified System Operator in connection with the performance of System Operations by any such party, provided that in no event shall any such party also be a Carrier User.

(c) Senior representatives of the Permittee shall meet with Port Authority representatives monthly during the construction of the System and quarterly thereafter (or at such other times as may be specified by the Port Authority) to discuss the financial and operational performance of the System. At such meetings, the Permittee’s representatives shall discuss (i) the impact of any changes in the wireless communications industry, (ii) the financial and operational performance of the System, and (iii) any steps the Permittee is taking to assure that all appropriate technological developments are incorporated into the System on an on-going basis and in order to comply with the provisions of paragraph (a), above.

Section 4. Term

(a) The term of this Agreement shall commence on the date first set forth on the first page hereof (hereinafter sometimes referred to as the “Commencement Date”) and shall, unless sooner terminated, expire on the day preceding the fifteenth (15th) anniversary of the Commencement Date (the “Initial Term”).

(b) The Permittee shall have the right to extend the term of this Agreement (the “Renewal Term”) in accordance with Section 34.

(c) The “Term” shall mean the term of the Agreement in effect at any particular time.

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Section 5. Fees

I. MINIMUM FEE

(a) (i) The Permittee shall pay to the Port Authority a Minimum Fee separately for each Annual Period during the Term for the privileges described in this Agreement at the annual rates set forth below, payable as follows:

(1) With respect to the portion of the Term from the “Commencement Date” to the day preceding the “Basic Port Authority Facilities Construction Work Completion Date,” in advance, in quarterly installments on the Commencement Date and on the first day of each October, January, April and July thereafter, in each case with respect to the calendar quarter during which such date occurs, including any part of such calendar quarter that occurs during the Term and on or before the day preceding the Basic Port Authority Facilities Construction Work Completion Date.

(2) With respect to the portion of the Term from and after the Basic Port Authority Facilities Construction Work Completion Date to the expiration date of this Agreement, in arrears, in quarterly installments commencing on the first to, occur of the last day of January, April, July and October, as the case may be, in the calendar quarter following the calendar quarter during which the Basic Port Authority Facilities Construction Work Completion Date occurs and on the last day of the first month of each calendar quarter thereafter, including the first said date following the expiration date of this Agreement, in each case with respect to the calendar quarter ending on the last day of the preceding month. For example, if the Basic Port Authority Facilities Construction Work Completion Date occurs on January 15, the next quarterly installment of the Minimum Fee shall be payable on July 31.

(ii) If the Commencement Date occurs on a day which is other than the first day of a calendar quarter, the Minimum Fee for the portion of the calendar quarter during which the

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Commencement Date occurs following such date shall be the amount of the quarterly installment described in this paragraph (a) prorated on a daily basis and shall be payable on the Commencement Date. The quarterly installment of the Minimum Fee payable during the calendar quarter in which the Basic Port Authority Facilities Construction Work Completion Date occurs shall not be prorated. If the Initial Term expires on a date which is other than the day immediately prior to the first day of a calendar quarter, the Minimum Fee for the portion of the calendar quarter during which the expiration date of the Initial Term occurs, to and including such date, shall be the amount of the quarterly installment described in this paragraph (a) prorated on a daily basis. If this Agreement expires on a date which is other than a day immediately prior to the first day of a calendar quarter, the Minimum Fee for the portion of the calendar quarter during which the expiration date occurs, to and including such date, shall be the amount of the quarterly installment described in this paragraph (a) prorated on a daily basis.

[*]

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[*]

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(c) If the Permittee exercises its right to extend this Agreement pursuant to Section 34, below, the ‘Permittee shall pay to the Port Authority a Minimum Fee for the privileges described in this Agreement, separately for each Annual Period during the Renewal Term, at the annual rates set forth below, in arrears, in quarterly installments on January 31, 2015 and on the last day of each April, July, October and January thereafter, in each case with respect to the calendar quarter ending on the last day of the preceding month:

(i) For the portion of the Sixteenth Annual Period which shall fall during the Renewal Term, the sum of Seven Hundred Thirty-six Thousand Four Hundred Thirty-eight Dollars and Forty Cents ($736,438.40), without any proration thereof pursuant to any other provision of this Agreement.

(ii) For the Seventeenth Annual Period the sum of Two Million One Hundred Thousand Dollars and No Cents ($2,100,000.00).

(iii) For the Eighteenth Annual Period the sum of Two Million Two Hundred Five Thousand Two Hundred Five Dollars and Forty-two Cents ($2,205,205.42).

(iv) For the Nineteenth Annual Period the sum of Two Million Four Hundred Thousand Dollars and No Cents ($2,400,000.00), for the Twentieth Annual Period the sum of Two Million Four Hundred Thousand Dollars and No Cents ($2,400,000.00) and for the Twenty-first Annual Period  the sum of Two Million Four Hundred Thousand Dollars and No Cents ($2,400,000.00).

(v) For the Twenty-second Annual Period the sum of Two Million Four Hundred Thirty-five Thousand Sixty- eight Dollars and Forty-two Cents ($2,435,068.42).

(vi) For the Twenty-third Annual Period the sum of Two Million Five Hundred Thousand Dollars and No Cents ($2,500,000.00) and for the Twenty-fourth Annual Period the sum of Two Million Five Hundred Thousand Dollars and No Cents ($2,500,000.00).

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(vii) For the Twenty-fifth Annual Period the sum of Two Million Five Hundred Thirty-five Thousand Sixty-eight Dollars and Forty-one Cents ($2,535,068.41).

(viii) For the Twenty-sixth Annual Period the sum of one Million Six Hundred Eighty-eight Thousand Two Hundred Nineteen Dollars and Eighteen Cents ($1,688,219.18), without any proration thereof pursuant to any other provision of this Agreement.

(d) In the event the Permittee seeks to install portions of the System at one or more Port Authority Facilities, or major portions thereof (such as individual airport terminals), during an Annual Period, and the Port Authority has not made arrangements with the lessees or other occupants thereof to permit the Permittee to install the System at such locations, the Minimum Fee for such Annual Period shall be equitably adjusted.

II. VARIABLE FEE

(a) The Permittee shall pay to the Port Authority a Variable Fee for each Annual Period during the Initial Term or the Renewal Term, as the case may be. The Variable Fee shall be determined by ascertaining separately for each Annual Period the amount which is the greater of (i) the Adjusted Gross Receipts Fee Component or (ii) the Gross Receipts Fee Component and subtracting from the amount thus determined the Minimum Fee payable for such Annual Period, including, without limitation, any applicable proration or equitable adjustment of such Minimum Fee. No other proration of the Variable Fee shall be applicable.

(b) (i) The Variable Fee shall be payable in quarterly installments and computed, at the percentage rates set forth below, based on the reasonably determined projection of the amount to be due for the entire Annual Period prepared by the Permittee and approved by the Port Authority, such approval not to be unreasonably withheld, not later than sixty (60) days prior to the commencement of each Annual Period. The Variable Fee shall be payable for each Annual Period in equal quarterly installments on the last day of January, April, July and October, in each case with respect to the calendar quarter ending on the last day of the immediately preceding calendar month (for

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example, the Variable Fee shall be payable on July 31 for the calendar quarter April 1 to June 30) and for every calendar quarter or part thereof thereafter in any Annual Period during the Initial Term or the Renewal Term as the case may be.

(ii) Within sixty (60) days following the end of each Annual Period the Permittee shall compute the actual amount of the Adjusted Gross Receipts Fee Component and the Gross Receipts Fee Component for the Annual Period and compute the Variable Fee based on the greater of the Adjusted Gross Receipts Fee Component or the Gross Receipts Fee Components. In the event the actual Variable Fee shall exceed the total of the quarterly installments actually paid by the Permittee with respect to such Annual Period, the Permittee shall pay to the Port Authority the difference between the actual Variable Fee for the preceding Annual Period and the total of the said quarterly installments paid by the Permittee. In the event the total of the said quarterly installments paid by the Permittee to the Port Authority shall exceed the actual Variable Fee for the preceding Annual Period, the Port Authority shall pay the amount of such excess to the Permittee. In either such case, the required payment shall be made not later than ten (10) business days following the date of the notice from the Permittee to the Port Authority setting forth its computation of the actual Variable Fee for the immediately preceding Annual Period.

III. ADDITIONAL FEES

(a) In addition to all other fees payable under this Agreement, the Permittee shall pay to the Port Authority an Additional Fee which shall be determined by ascertaining separately for each Annual Period the amount determined in accordance with paragraph (c) below. No proration of the Additional Fee shall be applicable.

(b) The Additional Fee shall be payable, in quarterly installments and computed at the percentage rates set forth below, based on the reasonably determined projection of the amount to be due for the entire Annual Period prepared by the Permittee and approved by the Port Authority, such approval not to be unreasonably withheld, on the last day of each January, April, July and October in each case with respect to the calendar quarter ending on the last day of the immediately preceding

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calendar month (for example, the Additional Fee shall be payable on July 31 for the calendar quarter April 1 to June 30) and for every such calendar quarter or part thereof thereafter occurring during the Initial Term or the Renewal Term as the case may be. In the event the actual Additional Fee shall exceed the total of the quarterly installments actually paid by the Permittee with respect to such Annual Period, the Permittee shall pay to the Port Authority the difference between the actual Additional Fee for the preceding Annual Period and the total of the said quarterly installments paid by the Permittee. In the event the total of the said quarterly installments paid by the Permittee to the Port Authority shall exceed the actual Additional Fee for the preceding Annual Period, the Port Authority shall pay the amount of such excess to the Permittee. In either such case, the required payment shall be made not later than ten (10) business days following the date of the notice from the Permittee to the Port Authority setting forth its computation of the actual Additional Fee for the immediately preceding Annual Period.

(c) The Additional Fee for each Annual Period shall be the sum of:

(i) [*] of World Trade Center Towers and Airports Adjusted Gross Receipts, plus

(ii) [*] of Tower Gross Receipts.

IV. MINUTES OF USE (“MOU’S) CHARGES BY THE PERMITTEE

The Permittee shall, in addition to charging Carrier Users fixed fees for usage of portions of the System, charge each Carrier User a fee based upon its usage of the System in excess of a threshold amount, such fee initially to be established on an MOU basis, it being understood that such methodology may be modified with the prior written consent of the Port Authority. The said fee shall be within the range set forth in the form of Carrier Agreement attached hereto, hereby made a part hereof and marked “Exhibit D,” unless the Port Authority shall consent to a modification thereof. The Permittee may, on a fair, reasonable and non-discriminatory basis, offer Carrier Users an opportunity to obtain a discounted rate for such MOU’S on a pre-paid, “use it

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or lose it,” basis, subject to the prior written approval of the Port Authority of a range and structure of discounts, to be proposed by the Permittee, such approval not to be unreasonably withheld.

V. FEE RELATED DEFINITIONS

“Adjusted Gross Receipts” for each Annual Period shall mean Gross Receipts less the sum of the following:

(i) For a management fee:

For the [*] and the [*] the sum of Three Hundred Thousand Dollars and No Cents ($300,000.00);

For the [*] and each Annual Period thereafter during the Initial Term, the sum set forth above, plus an additional amount equal to the greater of: (x) an amount equal to the product obtained by multiplying the sum set forth above by a fraction the numerator of which shall be the number of points, or major fraction thereof, that the Consumer Price Index published for the December immediately preceding such Annual Period has increased over the Consumer Price Index published for December, 1999, and the denominator of which shall be the Consumer Price Index published for December, 1999 (the “CPI Adjustment Amount”) or (y) the CPI Adjustment Amount determined in accordance with this subparagraph for the preceding Annual Period.

For the purposes of this Agreement, the term “Consumer Price Index” shall mean the Revised Consumer Price Index for All Urban Consumers (CPI-U), New York-Northern New Jersey-Long Island (NY-NJ-CT), All Items, unadjusted 1982-1984 =100 published by the Bureau of Labor Statistics of the United States Department, of Labor. In the event that: (a) the base period of 1982-1984 for the Consumer Price Index is at any time hereafter changed to any other period, then the Consumer Price Index for any calendar month of December used for purposes of this Agreement shall be recomputed accordingly; or (b) the Consumer Price Index is not in

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publication at a time when its use is required hereunder, then the Port Authority shall select and apply a similarly comparable index in determining the additional amounts payable pursuant to this subparagraph (i) and pursuant to subparagraphs (ii) and (iii), below.

(ii) For an administrative and professional fee to cover (1) customary accounting and legal services, (2) administrative services, including any expenses associated with a trustee providing the independent auditing of minutes of use by Carrier Users, and (3) other miscellaneous expenses, including office expenses such as rent, computers and other supplies:

For the [*] and the [*] the sum of Two Hundred Twenty-five Thousand Dollars and No Cents ($225,000.00);

For the [*] and each Annual Period thereafter during the Initial Term, the sum set forth above, plus an additional amount equal to the greater of: (x) the CPI Adjustment Amount or (y) the CPI Adjustment Amount determined in accordance with subparagraph (i), above, for the preceding Annual Period.

(iii) For a replacement reserve:

For the [*] and the [*] the sum of One Hundred Thousand Dollars and No Cents ($100,000.00),

For the [*] and each Annual Period thereafter during the Initial Term, the sum set forth above, plus an additional amount equal to the greater of: (x) the CPI Adjustment Amount or (y) the CPI Adjustment Amount determined in accordance with subparagraph (i), above, for the preceding Annual Period. Any unexpended replacement reserve shall constitute Gross Receipts during the Annual Period in which this Agreement expires or is sooner terminated.

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(iv) The annual amortization, over the Initial Term, of amounts paid by the Permittee in connection with its acquisition of rights of access and use, as approved by the Port Authority, pursuant to Section 6 (b) of this Agreement.

(v) Amounts paid by the Permittee in each Annual Period for debt service (but not including debt service on any “Non-Recurring Capital Amounts,” as hereinafter defined), provided however that in no event shall the total amount of the principal of the debt on which the debt service qualifies for a deduction under this clause (v) exceed the sum of Three Million Five Hundred Thousand Dollars and No Cents ($3,500,000.00) and the interest rate on such debt shall be not greater than twelve percent (12%) per annum or such lower annual rate obtained by the Permittee.

(vi) Amounts paid by the Permittee in each Annual Period to unaffiliated third parties (unless otherwise consented to by the Port Authority) for engineering services in connection with the Initial System Construction Work (during the First and Second Annual Periods only), System maintenance, monitoring, fiber optic carriage and insurance, all to parties and under agreements approved by the Port Authority.

(vii) For transaction costs associated with the negotiation and execution of this Agreement, for the First Annual Period, only, the sum of One Million Dollars and No Cents ($1,000,000.00).

In the event the expiration of the Initial Term or the Renewal Term, as the case may be, shall occur on a day other than last day of an Annual Period, the amounts to be deducted from Gross Receipts in subparagraphs (i), (ii), (iii) and (iv), above, shall be prorated on a daily basis.

“Adjusted Gross Receipts Fee Component” shall mean:

(1) For each Annual Period during the Initial Term: [*] of Adjusted Gross Receipts.

(2) For the Fifteenth Annual Period (the Annual

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Period during which the Renewal Term occurs): [*] of Adjusted Gross Receipts.

(3) For each Annual Period thereafter occurring during the Renewal Term: [*] of Adjusted Gross Receipts.

“Annual Period” shall mean one calendar year commencing on January 1 and ending on December 31. The period from the Commencement Date to the next occurring December 31 shall be the First Annual Period and the next Annual Period from January 1 to December 31 shall be the Second Annual Period and so forth.

“Gross Receipts’’ shall mean all monies received or receivable (unless and until any amount is deemed to be uncollectible in accordance with generally accepted accounting principles) by the Permittee for sales made or services rendered through the System including without limitation for the transmission of communications signals originating on, terminating on or carried through any portion of the System. Gross Receipts shall include all revenues (but not debt incurred by the Permittee) except for any sums collected and paid out for any sales tax, direct excise tax or other similar tax or any governmental or regulatory fees or any other pass-through or ancillary fees that the Permittee is required by law to collect and upon which the Permittee derives no revenue or profit. Gross Receipts shall not include Tower Gross Receipts or World Trade Center Towers and Airports Gross Receipts, nor shall Gross Receipts include (a) “entrance fees” paid by Carrier Users in an amount not to exceed $500,000.00 per Carrier User, or (b) any other non-recurring payments made by Carrier Users to the Permittee that are (i) properly allocable, with the concurrence of the Port Authority, to the capital construction of portions of the System, (ii) are in addition to sums otherwise due to the Permittee from the Carrier Users for the use of the System and (iii) are expended by the Permittee prior to the end of the second Annual Period following the Annual Period in which such payments are made (such amounts being herein referred to as “Non-Recurring Capital Amounts”). Any such payments to the Permittee not so expended by the Permittee shall be deemed Gross Receipts in the Annual Period immediately following the expiration of such second Annual Period.

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“Gross Receipts Fee Component” shall mean:

[*]

(ii) For each Annual Period during the Renewal Term:

(1) For the Sixteenth Annual Period, the Seventeenth Annual Period and the Eighteenth Annual Period: Twenty-five Percent (25%) of Gross Receipts.

(2) For the Nineteenth Annual Period, the Twentieth Annual Period, the Twenty-first Annual Period, the Twenty-second Annual Period, the Twenty-third Annual Period, the Twenty-fourth Annual Period the Twenty-fifth Annual Period, the Twenty-sixth Annual Period and each Annual Period thereafter through the expiration date of this Agreement: Thirty Percent (30%) of Gross Receipts.

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“Tower Gross Receipts” shall mean all monies received or receivable (unless and until any amount is deemed to be uncollectible in accordance with generally accepted accounting principles) by the Permittee for the mounting or use of antennas which do not comprise any part of the System on Ancillary Towers or existing towers. Tower Gross Receipts shall include all revenues from the mounting or use of antennas as aforesaid except for any sums collected and paid out for any sales tax, direct excise tax, real estate tax, personal property tax or other similar tax or any governmental or regulatory fees or any other pass-through or ancillary fees that the Permittee is required by law to collect and upon which the Permittee derives no revenue or profit. Tower Gross Receipts shall not include monies received by the Permittee at any time in connection with antennas which are installed on a tower within thirty (30) days after the completion of construction of such tower by the Permittee; monies received in connection with such antennas shall instead be Gross Receipts.

“World Trade Center Towers and Airports Gross Receipts” shall mean all monies received or receivable in an Annual Period (unless and until any amount is deemed to be uncollectible in accordance with generally accepted accounting principles) by the Permittee for the use, by all specialized wireless telecommunications service carriers offering telecommunications services to end user customers using mobile, portable or fixed wireless devices in offices and nearby areas at the Port Authority World Trade Center Towers and in the terminals at the Airports, of the in-building fiber optic backbone facility to be installed by the Permittee, pursuant to the provisions of paragraph (d) of Section 2, in the World Trade Center Towers (excluding the shopping concourse and PATH Station levels) and in the terminals at the Airports. World Trade Center Towers and Airports Gross Receipts shall include all revenues from the use of the in-building fiber optic backbone facility as aforesaid except for any sums collected and paid out for any sales tax, direct excise tax, real estate tax, personal property tax or other similar tax or any governmental or regulatory fees or any other pass-through or ancillary fees that the Permittee is required by law to collect and upon which the Permittee derives no revenue or profit.

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“World Trade Center Towers and Airports Adjusted Gross Receipts” shall mean, for each Annual Period, World Trade Center Towers and Airports Gross Receipts reduced by the sum of: (i) Five Percent (5%) of World Trade Center Towers and Airports Gross Receipts for such Annual Period (which represents an allowance for administrative costs), (ii) the annual amortization, over the remainder of the Initial Term, of capital expenditures not financed by debt and made by the Permittee for the purposes set forth in clause (iii), below, and (iii) the amounts of principal and interest due and payable by the Permittee during such Annual Period that are properly allocable to debt incurred by the Permittee for the installation by the Permittee of an in-building fiber optic backbone facility in the World Trade Center Towers and in the terminals at the Airports, for use by all specialized wireless telecommunications service carriers offering telecommunications services to end user customers using mobile, portable or fixed wireless devices in offices and nearby areas at the Port Authority World Trade Center Towers (excluding the shopping concourse and PATH Station levels) and in the terminals at the Airports.

Section 6. Leases of Facilities

(a) The Permittee hereby acknowledges that certain of the Facilities operated by the Port Authority are leased by the Port Authority from third parties and that the permission granted hereunder with respect to any such Facility shall in any event terminate with the expiration or termination of the Port Authority’s lease for such Facility. The Port Authority has delivered to the Permittee true and correct copies of an agreement with the City of New York for the lease of John F. Kennedy International Airport and an agreement with the City of Newark for the lease of Newark International Airport.

(b) In the event the lease or other agreement pursuant to which the Port Authority operates one or more of the Port Authority Facilities is terminated or expires, title, to and ownership of the portion or portions of the System located at such Port Authority Facility shall thereupon vest in the Permittee without any further act or deed by the Permittee. Upon such termination or expiration, the Minimum Fee shall be equitably abated. If the Port Authority reacquires a leasehold interest in, a right to operate or manage, or title to or

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ownership of such Port Authority Facility after such termination or expiration, and provided the System is then operable or can be made operable by the Permittee within twelve (12) months after such reacquisition, then this Agreement, and the Permittee’s and the Port Authority’s rights and obligations thereunder, shall be reinstated with respect to such Port Authority Facility for the balance of the Term without any further action or deed by the Permittee.

(c) (i) The Permittee hereby further acknowledges that portions of the Facilities where System Operations may occur are now or in the future may be under lease or permit from the Port Authority to third parties for their occupancy and use and that the Permittee, by independent arrangement with such third parties, shall use commercially reasonable efforts to acquire the right or rights of access and use in such areas as are necessary for System Operations in instances in which such rights of access and use are not reserved to the Port Authority under the terms of such leases or permits, and as a component of such independent arrangements, the Permittee must use commercially reasonable efforts to arrange with such third parties for the supply to the Permittee of the facilities, utilities and services it may require for use in connection with System Operations, including without limitation and without limiting the applicability of Section 7, below, the installation of any telecommunications, electrical or other wires, conduits, ducts and pipes.

(ii) The Port Authority has made and hereby makes no representation or warranty as to the location, size, adequacy, suitability or availability of any facilities, utilities or services to be used by the Permittee in the exercise of its privileges under this Agreement. To the best of the Port Authority’s knowledge as of the date of the execution of this Agreement, no material restrictions on the Permittee’s access to or use of those portions of the Port Authority Facilities where the System is proposed to be installed by the Permittee, as described in the Summary Basis of Design attached hereto as Exhibit B, are contained in any lease or permit from the Port Authority to any third party except for the interior and the exterior of the passenger terminals at each Airport (it being understood and agreed that for purposes hereof, the Port Authority’s knowledge consists solely of the actual knowledge following due inquiry, of those Port Authority employees having

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primary responsibility for the implementation of the Port Authority’s obligations under this Agreement). Upon the request of the Permittee, the Port Authority will use commercially reasonable efforts to identify to the Permittee representatives of third parties with whom the Permittee may discuss independent arrangements for the rights of access to and use of those portions of the Port Authority Facilities where System Operations may occur that are under lease or permit to such third parties. The Port Authority will use commercially reasonable efforts to assist the Permittee in the Permittee’s efforts to obtain the rights of access and use as described above, and in connection therewith and as an accommodation to the Permittee, will not require, and will use commercially reasonable efforts to ensure that such third parties will not require, the Permittee to pay any fees or charges to such third parties as a condition to obtaining such rights of access and use. The Port Authority shall reimburse the Permittee for any such fees or charges that are reasonably paid by the Permittee following consultation with the Port Authority.

(iii) In the event of the expiration or earlier termination of any independent arrangement between the Permittee and a third party providing for rights of access and use to those portions of Port Authority Facilities where System Operations may occur, the privilege granted under this Agreement shall be suspended with respect to the areas covered by such independent arrangement until a new independent arrangement can be established and the Minimum Fee shall be equitably adjusted as provided in Section 5 I. (d). In the event of any inconsistency between the terms of any such independent arrangement with a third party, as aforesaid, and the terms of this Agreement, the terms of this Agreement shall control. The Port Authority shall use commercially reasonable efforts to reserve to itself for the benefit of the Permittee any right of access or use under the terms of any lease entered into with, or permit issued to, any third party.

Section 7. Installation Work

(a) The Permittee shall perform, at its sole cost and expense, all installation work required to prepare each Port Authority Facility where the Permittee is to conduct System Operations for the Permittee’s operations, including installing

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all transmitters, receivers, cables and other equipment and the construction of all associated improvements appurtenant to the operation of the System, provided however that the Permittee shall have no obligations with respect to the installation of proprietary base station equipment for the exclusive use of individual Carrier Users, as provided in the Carrier Agreement (the work described in this Section being hereinafter referred to, separately with respect to each Port Authority Facility, as the “Initial System Construction Work”).

(b) (i) The Permittee shall be responsible at its sole expense for retaining all architectural, engineering and other technical consultants and services as may be directed by the Port Authority and for developing, completing and submitting procedures for the installation of all equipment and the construction of all improvements appurtenant to the operation of the System. Prior to retaining any architect, professional engineer or other technical consultant in connection with the Initial System Construction Work the name or names of said architect, professional engineer or other technical consultant shall be submitted to the Port Authority for its approval. The Port Authority shall have the right to disapprove any architect, professional engineer or other technical consultant who may be unacceptable to it. The Port Authority shall approve in advance the Permittee’s contract with each such architect,” professional engineer or other technical consultant. The Port Authority hereby approves any retention by the Permittee of Andrew Corporation, RCC Consultants, LGC Wireless and Allen Telecom.

(ii) (1) Prior to the commencement of any Initial System Construction Work at any Port Authority Facility, the Permittee shall submit to the Port Authority for its approval a Tenant Alteration Application (hereinafter, “Construction Application”), in the form supplied by the Port Authority, and containing such terms and conditions as the Port Authority may include, setting forth in detail by appropriate plans and specifications System Construction Work the Permittee proposes to perform at such Port Authority Facility and the manner of and time periods for performing such work. The data to be supplied by the Permittee shall identify separately each of the items constituting the Initial System Construction Work and shall describe in detail the improvements, fixtures, equipment, and systems to be installed by the Permittee. The plans and

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specifications to be submitted by the Permittee shall be in sufficient detail for a contractor to perform the Initial System Construction Work and shall bear the seal of a qualified architect or professional engineer who shall be responsible for the administration of the Initial System Construction Work in accordance with the Port Authority’s requirements. The Permittee may submit a single Construction Application for each Port Authority Facility. Alternatively, the Permittee may submit one or more separate Construction Applications comprising only a portion of the Initial System Construction Work at such Port Authority Facility. All Construction Applications shall be submitted in compliance with the requirements set forth above in this paragraph. Any Construction Application that covers less than an entire Port Authority Facility shall cover an integrated functional portion of the Initial System Construction Work at such Port Authority Facility which, when complete, will function to provide service to Carrier Users and the public without being dependent on any other portion of the Initial System Construction Work not yet completed. The Permittee may submit a Construction Application covering a portion of the Initial System Construction Work which the Port Authority shall have approved by prior written notice to the Permittee as eligible for inclusion in a separate Construction Application. In connection with the review by the Port Authority of the Permittee’s submissions under this Section, the Permittee shall submit to the Port Authority, at the Port Authority’s request, such additional data, detail or information as the Port Authority may require for such review. Following the Port Authority’s receipt of the Permittee’s Construction Application, the Port Authority shall give its written approval or rejection thereof, or shall request such modifications thereto as the Port Authority may find necessary or appropriate. The Permittee shall not engage any contractor or permit the use of any subcontractor unless and until each such contractor or subcontractor, and the contract such contractor or subcontractor is operating under, have been approved by the Port Authority. The Permittee shall include in any such contract or subcontract such provisions as are required pursuant to the provisions of this Agreement and the Construction Application approved by the Port Authority, including, without limitation thereto, provisions regarding labor harmony. The Permittee has engaged Andrew Corporation and LGC Wireless Inc. as its contractors, and the Port Authority hereby approves such engagement. The Port Authority hereby approves for retention by such contractors, as subcontractors, the following firms: None Listed).

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(2) The Port Authority shall review each Construction Application and all plans and specifications submitted by the Permittee therewith and will furnish its comments regarding the same to the Permittee within twenty (20) business days after its receipt thereof. The Port Authority will review and comment on any corrected, modified or amended plans and specifications resubmitted to the Port Authority by the Permittee within fifteen (l5) business days after receipt of any such resubmission. The total of the number of business days actually required by the Port Authority for the review of all submissions and resubmissions of the Permittee’s Construction Applications and plans and specifications for the Initial System Construction Work and the total of the number of business days allocated in the first two sentences of this paragraph to each separate Construction Application computed for all such reviews of the Permittee’s submissions and resubmissions of all Construction Applications and plans and specifications for the Initial System Construction Work shall be separately ascertained and each of such total number of business days shall be used in determining whether the Permittee is entitled to a credit against its payment obligations under this Agreement, as provided for in subparagraph (g) (iii), below.

(iii) (1) The Permittee hereby assumes the risk of loss or damage to all of the Initial System Construction Work prior to the completion thereof and the risk of loss or damage to all property of the Port Authority, its lessees and permittees arising out of or in connection with the Initial System Construction Work. In the event of any such loss or damage, the Permittee shall forthwith repair, replace and make good the Initial System Construction Work and the property of the Port Authority, its lessees and permittees. The Permittee shall, and shall require each of its contractors to indemnify the Port Authority and its Commissioners, officers, agents and employees from and against all claims and demands, just or unjust, by third persons (including the Commissioners, officers, agents and employees of the Port Authority) against the Port Authority and its Commissioners, officers, agents and employees, arising or alleged to arise out of the performance of the Initial System Construction Work or based upon any of the risks assumed by the Permittee in this Agreement or any breach hereof, and for all loss and expense incurred by it and by them in the defense,

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settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, whether they arise from acts or omissions of the Permittee, any contractors of the Permittee, the Port Authority, third persons, or from acts of God or the public enemy, or otherwise, excepting only claims and demands which result solely from the gross negligence or willful misconduct of the Port Authority subsequent to commencement of the Initial System Construction Work; provided however, the Permittee shall not be required to indemnify the Port Authority where indemnity would be precluded by Section 5-322.1 of the General Obligations Law of the State of New York. The Permittee shall cause each such contractor and subcontractor to obtain and maintain in force such insurance coverage and performance bonds as the Port Authority may specify, including, without limitation, a contractual liability endorsement to cover the indemnity obligations assumed by the Permittee pursuant to the provisions of this Section.

(2) If so directed, the Permittee shall at its own expense defend any suit based upon any claim or demand described in subparagraph (1) above (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provision of any statutes respecting suits against the Port Authority. The Permittee shall not be liable for any fees and expenses of separate counsel representing the Port Authority, other than the reasonable costs of investigation. The Permittee shall not be liable for any settlement of any action, proceeding or suit, which settlement is effected by the Port Authority without the prior written consent of the Permittee, which shall not be unreasonably withheld. If the Permittee shall not grant its consent as provided above, such action, proceeding or suit shall thereafter be defended by the Permittee, at its sole cost and expense, subject to the limitations set forth above in this subparagraph (2).

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(iv) The Initial System Construction Work shall be performed by the Permittee in accordance with the Construction Application and final plans and specifications approved by the Port Authority, shall be subject to inspection by the Port Authority during the progress of the Initial System Construction Work and after the completion thereof, and the Permittee shall upon direction from the Port Authority to do so, stop the performance of any portion of the Initial System Construction Work which is not being performed in accordance with the above and redo or replace at its own expense any Initial System Construction Work not done in accordance therewith. The Permittee shall also supply the Port Authority with “as-built” drawings in such form and number as are reasonably requested by the Port Authority and the Permittee shall keep said drawings current during the Term. No changes or modifications to any Initial System Construction Work shall be made without the prior consent of the Port Authority.

(v) Any dispute between the Port Authority and the Permittee regarding whether or not any Construction Application submitted by the Permittee should be approved by the Port Authority, shall be handled pursuant to Section 26 of this Agreement.

(vi) The Permittee shall pay or cause to be paid all claims lawfully made against it by its contractors, subcontractors, material suppliers and workers, and all claims lawfully made against it by other third persons arising out of or in connection with or because of the performance of the Initial System Construction Work, and shall cause its contractors and subcontractors to pay all such claims lawfully made against them, provided, however, that nothing herein contained shall be construed to limit the right of the Permittee to contest any claim of a contractor, subcontractor, material supplier or worker or other person and no such claim shall be considered to be an obligation of the Permittee within the meaning of this Section unless and until the same shall have been finally adjudicated. The Permittee shall use commercially reasonable efforts to resolve any such claims and shall keep the Port Authority fully informed of its actions with respect thereto. Without limiting the generality of the foregoing, all of the Permittee’s construction contracts shall provide as follows: “If (1) the Contractor fails to perform any of its obligations under this

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Contract, including its obligation to pay any claims lawfully made against it by any material supplier, subcontractor, worker or any other third person which arises out of or in connection with the performance of this Contract, (2) any claim (just or unjust) which arises out of or in connection with this Contract is made against the Permittee, or (3) any subcontractor under this Contract fails to pay any claims lawfully made against it by any material supplier, subcontractor, worker or any other third person which arise out of or in connection with this Contract or if in the Permittee’s opinion any of the aforesaid contingencies is likely to arise, then the Permittee shall have the right, in its discretion, to withhold out of any payment (final or otherwise and even though such payments have already been certified as due) such sums as the Permittee may deem ample to protect it against delay or loss or to assume the payment of just claims of third persons, and to apply such sums as the Permittee may deem proper to secure such protection or to satisfy such claims. All sums so applied shall be deducted from the Contractor’s compensation. Omission by the Permittee to withhold out of any payment, final or otherwise, a sum for any of the above contingencies, even though such contingency has occurred at the time of payment, shall not be deemed to indicate that the Permittee does not intend to exercise its right with respect to such contingency. Neither the above provisions for the rights of the Permittee to withhold and apply monies nor any exercise or attempted exercise of, or omission to exercise, such right by the Permittee shall create any obligation of any kind to such material suppliers, subcontractors, workers or other third persons. Until actual payment is made to the Contractor, its right to any amount to be paid under this Contract (even though such payments have already been certified as due) shall be subordinate to the rights of the Permittee under this provision.”

(c) (i) The Permittee shall not commence any Initial System Construction Work prior to the Commencement Date and until the Construction Application and plans and specifications covering such work, have been finally approved by the Port Authority. The Permittee recognizes that its obligation to pay fees, including, without limitation, the Minimum Fee, provided for in this Agreement shall commence on the Commencement Date even though the Initial System Construction Work has not yet then been commenced or completed.

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(ii) Construction Application(s) for the Initial System Construction Work at each of the Holland and Lincoln tunnels shall be submitted to the Port Authority within sixty (60) days following execution of this Agreement. Construction Application(s) for the Initial System Construction Work at each of John F. Kennedy International Airport, LaGuardia Airport and Newark International Airport shall be submitted to the Port Authority within twelve (12) months following execution of this Agreement. The Permittee shall commence the performance of the Initial System Construction Work at each Basic Port Authority Facility within thirty (30) days following the approval of the Construction Application with respect to each such Basic Port Authority Facility and shall diligently pursue the completion of such Initial System Construction Work. The Initial System Construction Work at the Basic Port Authority Facilities shall be completed as follows (subject to extension for causes or conditions beyond the control of the Permittee): (A) with respect to the Holland and Lincoln tunnels, the Initial System Construction Work shall be completed within six (6) months following execution of this Agreement, (B) with respect to John F. Kennedy International Airport, LaGuardia Airport and Newark International Airport, the Initial System Construction Work shall be completed within eighteen (18) months following execution of this Agreement, subject to the Permittee’s inability to obtain such access to the Basic Port Authority Facilities as is necessary to perform the Basic Port Authority Facilities Construction Work and to major airport terminal construction plans, and (C) with respect to construction work performed at any Additional Port Authority Facilities, within two (2) years following a bona fide commitment by one Cellular Carrier User and one PCS Carrier User with respect to any such Additional Port Authority Facility, provided however that the Permittee shall install the System in all or part of PATH’s subterranean or enclosed rail transit tubes (as distinguished from its rail transit lines running in open areas at ground level and all portions of its passenger stations) within two (2) years following the date when one or more Carrier Users: (i) have requested to use the System in all or part of the aforesaid PATH facilities and (ii) have agreed to pay or provide for the payment of all of the costs of constructing the System in all or the portion of the aforesaid PATH facilities in which the System is to be constructed, such installation obligation to pertain only to that part of the PATH facilities requested by such Carrier Users.

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(d) The Permittee shall be solely responsible for the plans and specifications used by it and for the adequacy or sufficiency of such plans and specifications, and all the improvements, fixtures, and equipment depicted thereon or covered thereby, regardless of the consent thereto or approval thereof by the Port Authority or the incorporation therein of any Port Authority requirements or recommendations. Nothing contained in any approval hereunder shall constitute a determination or indication by the Port Authority that the Permittee has complied with the applicable governmental rules, ordinances, enactments, resolutions, rules and orders, including but not limited to, those of the City of New York or the City of Newark which may pertain to the work to be performed. The Port Authority shall have no obligation or liability in connection with the performance of any of the Initial System Construction Work or for the contracts for the performance thereof entered into by the Permittee. The Permittee hereby releases and discharges the Port Authority, its Commissioners, officers, representatives and employees of and from any and all liability, claims for damages or losses of any kind, whether legal or equitable, or from any action or cause of action arising out of or in connection with the performance of any of the Initial System Construction Work pursuant to the contracts between the Permittee and its contractors except for any of the foregoing caused solely by the gross negligence or willful misconduct of the Port Authority. The Permittee shall use commercially reasonable efforts to make arrangements for the extension of all warranties extended or available to the Permittee in connection with the aforesaid work to the Port Authority as well.

(e) As between the Permittee and the Port Authority, the Port Authority shall be and remain responsible for the clean-up, removal and disposal, response or remediation of any and all Hazardous Substances which were not placed at a Port Authority Facility by the Permittee or its officers, employees, guests, invitees and other representatives which could subject any Person to liability for costs of cleanup, removal, response or remediation under any Environmental Laws; provided however, the Port Authority shall have the right to direct the Permittee to alter the location of any Initial System Construction Work or otherwise modify the plans and specifications for any Initial System Construction Work in order to investigate the need for any clean-up, removal and disposal, response or remediation. The

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Permittee shall consult with the Port Authority prior to preparing its plans and specifications to minimize any disturbance to any Hazardous Substance.

(ii) The Permittee shall promptly advise the Port Authority of any environmental findings by the Permittee during the performance of the Initial System Construction Work which suggest that any Hazardous Substance has been or may be disturbed by the performance of the Initial System Construction Work. The Port Authority shall have the right to direct the Permittee to stop the performance of the Initial System Construction Work at any location where it is reasonably expected such work will disturb any Hazardous Substance. The Port Authority shall thereafter promptly commence the performance of any appropriate environmental testing at such location. The Port Authority and the Permittee shall promptly discuss appropriate modifications to the Initial System Construction Work as provided in subparagraph (i), above.

(iii) As between the Permittee and the Port Authority, the Permittee shall be responsible for the clean-up, removal and disposal, response or remediation of any and all Hazardous Substances which could subject any Person to liability for costs of clean-up, removal, response or remediation under any Environmental Laws and which arise out of or result from (1) the use or occupancy of the System by the Permittee or its officers, employees, guests, invitees, contractors and other representatives, or (2) any acts or omissions of the Permittee or any of the aforesaid in connection with the System; provided that the Permittee shall not be responsible under this subparagraph (iii) with respect to any Hazardous Substances to the extent the Port Authority is responsible for such Hazardous Substances under subparagraph (i) above.

(f) The Permittee understands that there may be other communications and utility lines and conduits located on or under portions of one or more Port Authority Facilities where the Permittee will operate the System. The Port Authority will use commercially reasonable efforts to make available to the Permittee its records to the extent the same are available in an effort to identify to the Permittee the location of such communication and utility lines which may interfere with the Initial System Construction Work proposed by the Permittee. The

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Port Authority hereby disclaims any warranty or representation to the Permittee that such records are accurate. The Permittee agrees to design the Initial System Construction Work so as to eliminate or minimize the need for relocation of any such communications and utility lines. If such design cannot be performed in accordance with Prudent Engineering and Operating Practice, the Permittee shall relocate and reinstall such communications and utility lines and conduits as necessary in connection with the Initial System Construction Work and restore all affected areas in accordance with all the terms and provisions of this Section.

(g) (i) Upon completion of the Initial System Construction Work at each Port Authority Facility, the Permittee shall supply the Port Authority with a certificate signed by a responsible officer of the Permittee and by the architect or engineer who sealed the Permittee’s plans pursuant to the provisions of this Section, certifying that all of the Initial System Construction Work has been performed in accordance with the approved plans and specifications covering such work, in accordance with the provisions of this Agreement and in compliance with all applicable laws, ordinances, governmental rules, regulations and orders. The Port Authority will inspect the Initial System Construction Work at such Port Authority Facility and if the same has been completed as certified by the Permittee and the Permittee’s architect or engineer, the Port Authority shall deliver a certificate to such effect to the Permittee within twenty (20) business days following the Port Authority’s receipt of such certification, subject to the condition that all risks thereafter with respect to the construction and installation of the Initial System Construction Work and any liability therefor for negligence or other reason shall be borne by the Permittee. The Permittee shall not use or permit the use of the Initial System Construction Work for the purposes set forth in this Agreement until such certificate is received from Port Authority.

(ii) The Permittee may wish to utilize a portion or portions of the System at a Port Authority Facility prior to the issuance by the Port Authority of the certificate referred to in subparagraph (i) above. In addition to, and without affecting the obligations of the Permittee under the aforesaid subparagraph, when a portion of the Initial System Construction

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Work at a Port Authority Facility covered by a Construction Application pursuant to subparagraph (b) (iii), above, is substantially completed and is properly, usable, the Permittee may advise the Port Authority to such effect and may deliver to the Port Authority a certificate of an authorized officer of the Permittee and of the Permittee’s architect or engineer certifying that such portion of the Initial System Construction Work at a Port Authority Facility has been constructed strictly in accordance with the approved plans and specifications and the provisions of this Agreement and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders and specifying that such portion of the Initial System Construction Work at such Port Authority Facility can be properly used and that the Permittee desires such use even though the Initial System Construction Work has not been completed. Thereafter, said portion of the Initial System Construction Work will be inspected by the Port Authority and if the same has been completed as specified by the Permittee, the Port Authority will, within fifteen (15) business days following its receipt of the certificates of the Permittee and the Permittee’s architect or engineer, deliver a certificate of the Port Authority to the Permittee with respect to each such portion of the Initial System Construction Work permitting the use of such portion of the System for the purposes set forth in this Agreement, subject to the condition that all risks thereafter in connection with the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the Permittee.

(iii) The total number of business days actually required by the Port Authority for the inspection of the completed Initial System Construction Work at each Port Authority Facility and the delivery of its certificate, as described in subparagraphs (g) (i) and (g) (ii), above, shall be added to the total number of business days actually required by the Port Authority, for the review of all submissions and resubmissions of all Construction Applications and plans and specifications as ascertained in accordance with the provisions of subparagraph (b) (ii) (2) of this Section 7. The total number of business days allocated to all reviews of the Permittee’s submissions and resubmissions of all Construction Applications and plans and specifications shall be added to the twenty (20) business days provided for all the Port Authority’s inspections of the

CONFIDENTIAL TREATMENT REQUESTED

completed Initial System Construction Work and the delivery of its certificate. In the event the total number of business days actually required by the Port Authority for all of the review, inspection and certification obligations described in subparagraphs (b)(ii) (2) and (g) (i) and (g)(ii), above, exceeds the total number of business days allocated for the performance of all such obligations, then the Permittee shall be entitled to a credit against its payment obligations next becoming due under this Agreement at the rate of Three Thousand Five Hundred Dollars and No Cents ($3,500.00) for each such excess business day.

(iv) The determination provided for in subparagraph (g) (iii), above, shall be made once, only, effective as of the fifth anniversary of the date of execution of this Agreement, and delays thereafter occurring shall not be taken into consideration in making such determination.

(h) Except as otherwise provided in the Carrier Agreement, with respect to equipment owned by Carrier Users, title to all fixtures and equipment (as defined in the NYUCC) forming a part of the System shall immediately vest in the Port Authority upon the first to occur of affixation to any Port Authority Facility or the first use of such items in System Operations. The Permittee shall have the right to install replacements for, and to modify or repair, any or all of the foregoing fixtures and equipment forming a part of the System. Title to such replacements shall vest in the Port Authority in the manner provided above. Title to the fixtures and equipment so replaced shall pass to the Permittee. Title to System software licenses, equipment warranties and service contracts, to the extent the terms under which the Permittee has obtained the same permit title therein to be transferred to the Port Authority, shall vest in the Port Authority upon the execution thereof or at the first possible time thereafter as title thereto may vest in, the Port Authority. Title to all other assets forming a part of the System, including all intangible assets, shall remain vested in the Permittee. The Permittee shall promptly execute and deliver bills of sale and all other documents necessary or convenient in order to evidence the transfer of title to the Port Authority of all the items mentioned in this paragraph. The Port Authority hereby grants to the Permittee an exclusive right to use all parts of the System to which title is being conveyed to the Port Authority pursuant

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to this paragraph, which use shall be in the manner permitted by this Agreement. This right to use shall commence upon the vesting of title to the Port Authority as hereinabove provided and shall continue throughout the Term.

(i) Without limiting any of the terms and conditions of this Agreement, the Permittee understands and agrees that it shall put into effect prior to the commencement of any Initial System Construction Work (i) an affirmative action program and Minority Business Enterprise (“MBE”) program and (ii) a Women owned Business Enterprise (“WBE”) program in accordance with the provisions of Schedule E, attached hereto and hereby made a part hereof. The provisions of said Schedule E shall be applicable to the Permittee’s contractor or contractors and any subcontractors at any tier of construction as well as the Permittee and the Permittee shall include the provisions of said Schedule E within all of its construction contracts so as to make said provisions and undertakings the direct obligation of the Permittee’s contractor or contractors and any subcontractors at any tier of construction. The Permittee shall and shall require its contractor or contractors and any subcontractors at any tier of construction to furnish to the Port Authority such data, including but not limited to, compliance reports relating to the operation and implementation of the affirmative action MBE and WBE programs called for hereunder as the Port Authority may request at any time and from time to time regarding the affirmative action, MBE and WBE programs of the Permittee and its contractor or contractors and subcontractors at any tier of construction, and the Permittee shall and shall also require that its contractor or contractors and any subcontractors at any tier of construction mike and put into effect such modifications and additions thereto as may be directed by the Port Authority pursuant to the provisions hereof and said Schedule E to effectuate the goals of the affirmative action, MBE and WBE programs.

Section 8. Initial System Capital Cost

Within thirty (30) days following the end of each calendar quarter during which any part of the performance of the Permittee’s Initial System Construction Work as set forth in Section 7 of this Agreement shall have occurred, the Permittee shall submit a certificate certified by a responsible fiscal

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officer of the Permittee in the format specified by the Port Authority setting forth in reasonable detail amounts actually paid by the Permittee to independent contractors and amounts properly allocated by Port Authority Facility in accordance with such additional categories as may be established by the Port Authority from time to time by notice to the Permittee and having attached thereto reproduction copies of invoices of third parties (the total of such amounts, with respect to each Port Authority Facility, is hereinafter referred to as the “Initial System Capital Cost”.) The Permittee shall also furnish to the Port Authority such further information with respect to expenditures related to the Permittee’s Initial System Construction Work as the Port Authority may require which shall be given on such forms, if any, as may be adopted by the Port Authority.

Section 9. Governmental Requirements

(a) The Permittee shall procure from all Governmental Authorities having jurisdiction over the operations of the Permittee all licenses, certificates, permits or other authorization which may be necessary for the conduct of its operations. The Port Authority shall use commercially reasonable efforts to assist the Permittee in fulfilling such obligation and shall cooperate with the Permittee in obtaining all approvals that may be required to be obtained by the Permittee from the Federal Aviation Administration to operate and maintain the System at the Airports.

(b) The Permittee shall pay all taxes, license, certification, permit and examination fees and excises which may be assessed, levied, exacted or imposed by a Governmental Authority on its property, or operation hereunder or on the gross receipts or income therefrom, and shall make all applications, reports and returns required in connection therewith. If any bond or other undertaking shall be required by any Governmental Authority in connection with the operation of the System, the Permittee shall furnish the same and pay all other expenses in connection therewith. The Port Authority shall not itself impose on the Permittee any taxes or license, certification, permit, or examination fees or charges.

(c) The Permittee shall promptly observe, comply with and execute, at its sole cost and expense, the provisions of any

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Laws which may pertain or apply to the installation, operation and maintenance of the System or which would be applicable if the Port Authority were a private corporation (including, without limitation, any Laws relating to electromagnetic radiation) and, subject to the provisions of this Agreement, shall make any and all non-structural improvements, alterations or repairs that may be required at any time hereinafter by any such Laws. Subject to the provisions of Section 12, any structural repairs or replacements shall be made or done by the Port Authority at its expense, provided however, that if such structural repairs would not be necessary except for the installation of the System, such structural repairs shall be made at the expense of the Permittee, the cost thereof to be determined on statements rendered by the Port Authority to the Permittee and the sum so determined to be paid to the Port Authority by the Permittee.

(d) If any Laws which relate to the physical health or safety of persons, including, without limitation, any Laws relating to electromagnetic radiation (which the Permittee acknowledges in all instances relate to the physical health or safety of persons), shall be enacted, made, given or promulgated, causing or requiring alterations or changes (i) in the System, or limitations on the use thereof, or (ii) in any Port Authority Facility, when the necessity therefor shall be due to an act, omission or violation on the part of the Permittee or any Carrier User, then, in any such event, after consulting with and obtaining the consent of the Port Authority, the Permittee shall expeditiously perform the work or take any action necessary to effect such alterations, changes or limitations, at the cost and expense of the Permittee.

(e) The obligation of the Permittee to comply with governmental requirements is not to be construed as a submission by the Port Authority to the application to itself of such requirements or any of them.

Section 10. Prohibited Acts

The Permittee shall not: (i) do or permit to be done anything which, in the opinion of the Port Authority, acting in a non-arbitrary and non-capricious manner, may be or become dangerous or injurious to any portion of any Port Authority Facility, or to the traveling public or any other persons, or may

CONFIDENTIAL TREATMENT REQUESTED

interfere with the operations of any persons lawfully using any portion of any Port Authority Facility or any other property of the Port Authority; (ii) do or permit to be done any act or thing at any Port Authority Facility which will invalidate or conflict with any insurance policies covering such Port Authority Facility or any part thereof or which, in the non-arbitrary and non- capricious opinion of the Port Authority; may constitute an extra-hazardous condition, so as to increase the risks normally attendant upon the operations contemplated by Section 2 hereof and the Permittee shall promptly observe, comply with and execute at its sole cost and expense the provisions of, any and all present and future rules and regulations, requirements, orders and directions of the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the National Board of Fire Underwriters, the Fire Insurance Rating Organization of New Jersey and any other board or organization exercising or which may exercise similar functions, which may pertain or apply to the operations of the Permittee at any Port Authority Facility including without limitation, and subject to and in accordance with the provisions of this Agreement, the making of any and all improvements, alterations or repairs at such Port Authority Facility that may be required at any time hereafter by any such present or future rule, regulation, requirement, order or direction, and if by reason of any failure on the part of the Permittee to comply with the provisions of this Section, any insurance rate at any Port Authority Facility, shall at any time be higher than it otherwise would be, then the Permittee shall pay to the Port Authority on demand that part of all insurance premiums paid by the Port Authority which shall have been charged because of such violation or failure by the Permittee; (iii) use the System in any manner which will, in the non-arbitrary and non-capricious opinion of the Port Authority, endanger, hamper or be harmful to the operation of any Port Authority Facility, including any operation of the signals, communication facilities and other appurtenant equipment of the Port Authority. Upon notice to the Permittee by the Port Authority that any of its operations interferes with the operations of any Port Authority Facility, the Permittee shall forthwith cease such operations or otherwise cure such interference.

Section 11. Maintenance and Repair

(a) Without limiting or affecting any other term or

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provision of this Agreement, the Permittee shall be solely responsible for the design, adequacy and operation of all utility, mechanical, electrical, communications and other systems comprising the System and shall do all preventive maintenance and make all repairs, replacements, rebuilding (ordinary or extraordinary, structural or non-structural) and painting necessary to keep such systems and all other improvements, additions, fixtures, finishes, decorations and equipment made or installed by the Permittee (whether the same involves structural or non-structural work) in the condition they were in when made or installed except for reasonable wear which does not adversely affect the functioning of the System or the efficient or proper utilization of any part of any Port Authority Facility, provided however that any such maintenance, repairs, replacements, rebuilding, or painting necessitated by a casualty shall be governed solely by the provisions of Section 12 of this Agreement.

(b) As between the Permittee and the Port Authority, responsibility for the clean-up, removal and disposal, response or remediation of any Hazardous Substances discovered by the Permittee at a Port Authority Facility during the course of performing its maintenance and repair obligations pursuant to this Section subsequent to the completion of the Initial System Construction Work shall be determined in accordance with the provisions of paragraph (e) of Section 7 of this Agreement. The Permittee shall promptly comply with the provisions of subparagraph (e) (ii) of said Section 7 in the event that during the performance of its maintenance and repair obligations at a Port Authority Facility pursuant to this Section it discovers or has reason to suspect the presence of any Hazardous Substance.

(c) The Permittee shall be liable for the cost of repairing, replacing, rebuilding, and painting all or any part of any Port Authority Facility, including but not limited to Port Authority property located at such Port Authority Facility, which may be damaged or destroyed by the acts or omissions of the Permittee, any Carrier User or the officers, employees, agents, representatives, contractors, or invitees of the Permittee or any Carrier User. The Permittee shall expeditiously effectuate any such repairs to the property of the Port Authority the Permittee is required to undertake hereunder, at the direction of the Port Authority and in accordance with all the requirements and

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procedures of this Agreement.

(d) The Permittee shall have a right of access to and through each Port Authority Facility where any portion of the System is installed, subject to whatever limitations may be imposed upon the Port Authority in any lease, permit or other agreement entered into with any lessee, permittee or other occupant at such Port Authority Facility, for the purpose of inspecting, repairing and maintaining the Permittee’s cables, wires, connections and equipment, provided however that, except in cases of emergency, such inspecting, repairing and maintaining shall be performed by the Permittee and its agents or employees only under the supervision or with the consent of a duly authorized representative of the Port Authority and any other affected lessee, permittee or other occupant unless otherwise approved by the Port Authority and any such affected lessee, permittee or other occupant and only at such times and in such manner as will not unreasonably interfere with the operation of the Port Authority Facility. Where consistent with the regular operating schedules of Port Authority Facilities in which the System is installed, the Permittee may have access to such Port Authority Facilities on a twenty-four (24) -hour per day, three hundred sixty-five (365)-day per year basis. Such inspection, repair and maintenance work performed by the Permittee shall be at all times subject to the rules and regulations of the Port Authority including those governing access to and security measures at such Port Authority Facility. The Permittee shall give the Manager of the Port Authority Facility at least three (3) days’ advance notice of its intention to perform any inspection, maintenance, or repair work, except in cases of emergency. Such notice shall be given to the Manager of the Port Authority Facility in the manner reasonably specified from time-to-time by such Facility Manager. In the exercise of its rights of access to a Port Authority Facility at which tolls are charged, the Permittee shall not be required to pay tolls at such Port Authority Facility.

(e) To the extent consistent with its other priorities, the Port Authority will respond in a commercially reasonable manner to reasonable requests made by the Permittee for assistance in performing the Permittee’s maintenance and repair obligations. Such requests shall be made in writing to the Manager of the Facility.

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Section 12. Casualty

(a) In the event that, as a result of any casualty, the System or any other part of any one or more Port Authority Facilities is damaged so as to render the System inoperable at such Port Authority Facility or Facilities, then the Port Authority shall advise the Permittee within twenty (20) days after the occurrence of such casualty of the anticipated time necessary to complete the repairs and rebuilding of the Port Authority Facility in question, and:

(i) if the Port Authority, acting in good faith, finds that the necessary repairs or rebuilding can be completed within ninety (90) days after the occurrence of the damage, the Port Authority shall repair or rebuild with due diligence to a condition substantially equivalent to the condition existing immediately prior to the fire or other casualty, and subject to the provisions of paragraph (e) of this Section 12, the Minimum Fee payable under this Agreement shall be equitably abated only for the period from the occurrence of the damage to the earlier of: (i) ten (10) days after the date of completion of the repairs or rebuilding, or (ii) the resumption of System Operations by the Permittee in the Port Authority Facility in question, or the damaged portion thereof, as the case may be;

(ii) if the Port Authority, acting in good faith, finds that such repairs and rebuilding cannot be completed within ninety (90) days after the occurrence of the damage, then the Port Authority shall at its option: (1) proceed with due diligence to repair or to rebuild the Port Authority Facility in question to a condition substantially equivalent to the condition existing immediately prior to the fire or other casualty, in which case the Minimum Fee payable under this Agreement shall be equitably abated only for the period from the occurrence of the damage to the earlier of (x) ten (10) days after the completion of the repairs or rebuilding or (y) the resumption of System Operations by the Permittee in the Port Authority Facility in question, or the damaged portion thereof,

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as the case may be or (2) terminate this Agreement only with respect to the Port Authority Facility in question, with the same force and effect as if the effective date of termination were the original expiration date provided in this Agreement, except as provided in paragraph (c), below.

(b) In the event a Port Authority Facility is damaged by fire or other casualty under the circumstances described under subparagraph (a) (ii), above, and provided the Port Authority has not elected to terminate this Agreement with respect to such Port Authority Facility as provided in clause (2) of subparagraph (a) (ii), above, then the Permittee shall have the right to terminate with the same force and effect as if the effective date of termination were the original expiration date set forth in this Agreement with respect to the Port Authority Facility in question, provided that within ten (10) days after receipt of the Port Authority’s statement of the anticipated repair and rebuilding completion date, the Permittee shall give to the Port Authority a notice of termination to be effective ten (10) days after the date of the giving of such notice, provided further however, that the Permittee shall not be entitled to terminate this Agreement with respect to such Port Authority Facility, or Facilities as are affected by the casualty if the Permittee is under notice of default from the Port Authority as to which any applicable period to cure has passed, or under notice of termination from the Port Authority either on the date of the giving of its notice of termination pursuant to this Section to the Port Authority or on the effective date thereof.

(c) In the event of termination pursuant to this Section with respect to one or more, but less than all, Port Authority Facilities in which the Permittee operates the System, this Agreement shall be terminated only with respect to such Port Authority Facilities and the Minimum Fee payable under this Agreement shall be equitably abated. After any such termination, if the Port Authority has made a formal determination to repair or replace such Port Authority Facility within two (2) years following the occurrence of the casualty, the Permittee’s rights to operate the System in such Port Authority Facility shall be reinstated as if the termination of this Agreement with respect to such Port Authority Facility had not occurred, provided that the Permittee shall advise the Port Authority in writing of its

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desire to have its rights to operate the System in such Port Authority Facility reinstated within sixty (60) days after receipt of notice from the Port Authority that the Port Authority has made such formal determination to repair or replace such Port Authority Facility. If the Permittee does not so notify the Port Authority of its desire to have its rights reinstated, then, the Port Authority shall be free to implement any kind of telecommunications network access system it may desire at such Port Authority Facilities either by itself or through an agreement with one or more contractors or permittees. Except as provided above in this paragraph (c) with respect to one or more but less than all Port Authority Facilities, in the event of termination with respect to all Port Authority Facilities in which the Permittee operates the System, this Agreement shall cease and expire as if the effective date of termination stated in the notice were the date originally stated herein for the expiration of this Agreement, and the Port Authority shall be free to implement any kind of telecommunications network access system it may desire. Termination of this Agreement in whole or in part shall not relieve the Permittee of any obligations or liabilities which shall have accrued on or before the effective date of termination stated in the notice of termination, or which shall mature on such date.

(d) The parties hereby stipulate that as to any Port Authority Facility located in the State of New Jersey (or the portion of any bi-state Port Authority Facility located in the State of New Jersey) neither the provisions of Titles 46:8-6 and 46:8-7 of the Revised Statutes of New Jersey nor those of any other similar statute shall extend or apply to this Agreement, and as to any Port Authority Facility located in the State of New York (or the portion of any bi-state Port Authority Facility located in the State of New York) neither the provisions of Section 227 of the Real Property Law of New York, nor those of any other similar statute shall extend or apply to this Agreement.

(e) In the event the damage to the Port Authority Facility resulting from a casualty caused by the fault of the Permittee, any Carrier User or the officers, employees, agents, representatives, contractors, or invitees of the Permittee or any Carrier User or other persons doing business with the Permittee or any Carrier User, then, notwithstanding the provisions of

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paragraph (a), above, the Permittee shall not be entitled to an abatement of the Minimum Fee payable under this Agreement.

Section 13. Indemnity

(a) The Permittee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, agents, representatives and employees from all claims and demands of third persons, including but not limited to those due to death or personal injuries or for property damage arising: (i) out of any default of the Permittee in performing or observing any term or provision of this Agreement, (ii) out of the use of any Port Authority Facility by the Permittee or by others with its consent, (iii) out of any of the acts or omissions of the Permittee, any Carrier User or Paging Carrier User or the officers, employees, agents, representatives or contractors of the Permittee or any Carrier User or Pager Carrier User other than the officers, employees, agents, representatives, and contractors of the Port Authority, unless such employees, agents, representatives or contractors of the Port Authority are engaged in the performance of an act or obligation which the Permittee has agreed to pay for, or (iv) out of the installation, maintenance, operation, repair, existence or removal of any part of the System. Nothing herein set forth is intended to require the Permittee to indemnify the Port Authority, its Commissioners, officers, agents, contractors, representatives and employees from any claims or demands of third persons arising out of the gross negligence or willful misconduct of the Port Authority, its Commissioners, officers, agents, contractors, representatives and employees.

(b) If so directed, the Permittee shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provision of any statuses respecting suits against the Port Authority. The Permittee shall not be liable for any fees and expenses of separate counsel representing the

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Port Authority, other than the reasonable costs of investigation. The Permittee shall not be liable for any settlement of any action, proceeding or suit, which settlement is effected by the Port Authority without the prior written consent of the Permittee, which shall not be unreasonably withheld. If the Permittee shall not grant its consent as provided above, such action, proceeding or suit shall thereafter be defended by the Permittee at its sole cost and expense, subject to the limitations set forth above in this paragraph (b).

Section 14. Consequential Damages

Neither the Port Authority nor the Permittee shall in any event be liable to the other party hereto for consequential damages suffered by (i) the Permittee or any Carrier User or the officers, employees, agents, representatives, contractors, or invitees of the Permittee or any Carrier User or other persons doing business with the Permittee or any Carrier User, or (ii) the Port Authority, its Commissioners, officers, agents or employees, on account of the interruption of the Permittee’s services or the services of any Carrier User from any cause whatsoever.

Section 15. Port Authority’s Right of Relocation

(a) The Port Authority shall have the right to require the Permittee to relocate all or any portion of the System installed at any one or more of the Port Authority Facilities in the event (i) any portion of the System constructed by the Permittee shall obstruct the access of the Port Authority, its officers, employees, agents, representatives or contractors, to portions of the Port Authority Facility in question or shall substantially interfere with the conduct by the Port Authority of the regular operations of the said Port Authority Facility or (ii) the Port Authority, and/or any lessee, permittee or other occupant at any Port Authority Facility, shall determine that demolition, reconstruction, rebuilding, enlargement or addition to any Port Authority Facility shall be required or shall be desirable in its or their own interest or in the interest of the general public.

(b) In the exercise of its right under paragraph (a),

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above, the Port Authority shall:

(i) deliver to the Permittee a detailed plan for the relocation work the Port Authority proposes to require the Permittee to perform (including, but not limited to specifying an alternative location for the portion, or all, of the System to be relocated) not later than sixty (60) days prior to the date on which the Port Authority requires the Permittee to commence such relocation work (or, with respect to any such relocation work that is required to prevent imminent injury to any person, loss of life, or damage to property having a significant monetary value, such shorter period that is reasonable under the circumstances then existing) or, with respect to work to be performed of a minor, non-structural nature, not later than thirty (30) days prior to the required relocation work commencement date);

(ii) consult with the Permittee during the applicable period with respect to any changes or modifications proposed by the Permittee to improve the technological feasibility of the relocation and the suitability of the proposed alternative location, and during the aforesaid period, permit the Permittee to conduct any reasonably required tests in order to determine the most efficient technologically feasible means of performing such relocation, any such tests to be conducted by the Permittee so as to minimize interference with the regular operations of the Port Authority Facility in question; and

(iii) permit the Permittee to remove any affected portions of the System in the event the Port Authority intends to perform demolition work.

(c) The relocation work shall be commenced by the Permittee not later than the expiration of the aforesaid sixty (60)-day period, as the same may be extended as provided above in subparagraph (b) (ii), and shall be performed expeditiously by the Permittee and its agents and Port Authority-approved contractors (i) at the sole cost and expense of the Port Authority, (ii) in accordance with a Tenant Alteration Application and plans and

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specifications prepared or approved by the Port Authority covering all phases of the relocation work and (iii) using Prudent Engineering and Operating Practices so as not to cause any permanent physical damage to, or unreasonable disruption or interference with the regular operations of, the Port Authority Facility in question.

(d) In the event the Port Authority exercises its right of relocation under this Section at any Port Authority Facility, the Minimum Fee payable by the Permittee under this Agreement shall be equitably abated based on the pro rata portion of System Operations conducted at such Port Authority Facility only for the period of any cessation of System Operations attributable solely to the performance of the relocation work.

(e) The provisions of subparagraph (b) (iii) of Section 7 of this Agreement shall be applicable with respect to the Permittee’s performance of any relocation work and in performing any such relation work, the Permittee shall be required to comply with all requirements and obligations set forth in said subparagraph (b) (iii).

(f) The sixty (60)-day period and the thirty (30)- day period referred to above in subparagraph (b) (i) may be extended by an additional thirty (30) days upon the request of the Permittee and upon a reasonable showing of need therefor.

Section 16. In-Kind Services

(a) During the Term, the Permittee shall furnish to the Port Authority equipment and services (the “In-Kind Services”) valued at Five Hundred Thousand Dollars and No Cents ($500,000.00) (the “In-Kind Services Budgeted Amount”) to the extent the same are requested in writing by the Port Authority. The In-Kind Services shall consist either of equipment which is of a kind utilized in connection with the System or services which are furnished through use of the System and shall be subject to any limitations, conditions or restrictions imposed by any Laws. The cost of the In-Kind Services to be applied to the In-Kind Services Budgeted Amount shall be based on the actual out-of-pocket costs payable by the Permittee to unaffiliated third parties on an incremental cost basis but may include amounts representing the Permittee’s internal overhead costs not

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exceeding ten percent (10%) of the amount of the Permittee’s actual out-of-pocket costs.

(b) The Permittee shall submit to the Port Authority on a quarterly basis, or more often if requested by the Port Authority in writing, a written report stating the cost of In-Kind Services expended to date in accordance with paragraph (a), above, setting forth in reasonable detail amounts actually paid to independent contractors and amounts properly allocated to In-Kind Services in accordance with such categories as may be established by the Port Authority from time-to-time by notice to the Permittee and having attached thereto reproduction copies of invoices of third parties and evidence of payment of said invoices.

Section 17. Limitation on Service by Others

Except as and to the extent the Port Authority has otherwise agreed, prior to June 30, 1998, with any lessee, permittee or other occupant at any Port Authority Facility, the Port Authority shall not permit the installation of any equipment which permits the transmission or reception, in the portions of any Port Authority Facility where any portion of the System is or may be installed pursuant to this Agreement, of voice, data or video by members of the public (but excluding therefrom any transmission or reception of voice, data or video among employees, contractors and agents of a lessee or permittee of the Port Authority) having customer relationships with any provider of Commercial Mobile Service, Personal Wireless Service, Local Multipoint Distribution Service or any Satellite-based Communications Service. The limitation contained in the foregoing sentence shall only be applicable in instances in which the final delivery to the end user at a Port Authority Facility is made on a wireless basis. The only radio spectra to which this limitation shall be applicable are those: (i) identified in Exhibit C or (ii) now or hereafter allocated or assigned under Federal Law to a Commercial Mobile Service, Personal Wireless Radio Service, Local Multipoint Distribution Service, or Satellite-based Communications Service. In no event shall the Permittee be afforded any rights to any rooftop areas, facilities, structures or installations at the World Trade Center and elsewhere at the World Trade Center, except (i) such point-to-point microwave transmitters, receivers and other equipment

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installed by the Permittee that are necessary for, and used only in connection with the System and (ii) at the shopping concourse and PATH Station levels.

Section 18. Condemnation

(a) In any action or proceeding instituted by any governmental or other authorized agency or agencies for the taking for a public use of any interest, temporary or permanent, in all or any part of any Port Authority Facility in which a portion of the System is located, or in case of any deed, lease or other conveyance in lieu thereof (all of which are in this Section referred to as a “Taking or Conveyance”) the Permittee shall not be entitled to assert any claim to any compensation, award or part thereof made or to be made therein or therefor or any claim to any consideration paid therefor, or to institute any action or proceeding or to assert any claim against such agency or agencies or against the Port Authority for or on account of any such Taking or Conveyance, except for the possible claim to an award for trade fixtures constituting a portion of the System owned and installed by the Permittee and/or an award for moving expenses if (i) such claim is then allowed by law and (ii) such award is made separate and apart from the award made or to be made to the Port Authority in such proceeding and any such award to the Permittee will not directly or indirectly reduce the amount of any compensation payable to the Port Authority, it being understood and agreed between the Port Authority and the Permittee that the Port Authority shall be entitled to any and all other compensation or award made or to be made or paid, free of any claim or right of the Permittee. No taking by or delivery to any Governmental Authority under this paragraph (a) shall be or be construed to be an eviction of the Permittee or be the basis for any claim by the Permittee for damages, consequential or otherwise.

(b) In the event of a Taking or Conveyance by any governmental or other authorized agency or agencies which renders the System unusable at the Port Authority Facility where the Talking or Conveyance has occurred, then this Agreement as of the date possession is taken from the Port Authority by such agency or agencies, cease and terminate with respect to such Port Authority Facility in the same manner and with the same effect as if the Term had on that date expired and the Minimum Fees under

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this Agreement shall be equitably abated, unless the Permittee shall within thirty (30) days of the aforesaid effective date of such Taking or Conveyance notify the Port Authority that it intends to restore the System at the portion of such Port Authority Facility not subject to a taking or conveyance in accordance with the procedures set forth in Section 38 below and thereafter promptly commences and pursues to completion the installation of all equipment necessary. There shall be no adjustment of the fee payable under this Agreement in the event the Permittee elects to so restore the System.

(c) It is understood and agreed that the reference in this Section to a “governmental or other authorized agency or agencies” shall not be deemed to include or refer to the Port Authority.

Section 19. Assignment and Sublease

(a) During the Term, the Permittee covenants and agrees that it will not sell, assign, transfer, mortgage, pledge, hypothecate, encumber, or in any way convey or dispose of the System, or this Agreement or any part thereof, or any rights created thereby, or any part thereof, or any license or other interest of the Permittee therein, except as provided in subparagraph (a) (v) of Section 20 and in Section 25, without the prior written consent of the Port Authority.

(b) The Permittee may, in the course of its business and the conduct of its operations hereunder permit the use of portions of the System by Carrier Users. All Carrier Users shall use the System for the purpose set forth in Section 2 of this Agreement and its Carrier User Agreement. Whether or not expressly set forth therein, all Carrier User Agreements shall in all respects be subject to the terms and conditions of this Agreement.

(c) Without in any way affecting the obligations of the Permittee under this Agreement, all acts and omissions of the Carrier Users and Paging Carrier Users shall be deemed acts and omissions of the Permittee hereunder, but notwithstanding the foregoing, the Permittee shall not be or be deemed to be in default to the extent that any of the foregoing shall constitute a breach hereof if the causes thereof are beyond the control of

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the Permittee, or if the Permittee shall have commenced to remedy said default within twenty (20) days after receipt of notice thereof from the Port Authority and continues diligently to pursue such remedy without interruption.

(d) Except in accordance with the provisions of this Section, the Permittee shall not sublet or otherwise make available to any third party any of its rights under this Agreement.

Section 20. Termination

(a) If any one or more of the following events shall occur:

(i) The Permittee shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any State thereof, or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all its property; or

(ii) By order or decree of a court the Permittee shall be adjudged bankrupt or an order shall be made approving a petition filed by any of the creditors or, if the Permittee is a corporation, by any of the stockholders of the Permittee, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any State thereof; or

(iii) A petition under any part of the Federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the Permittee and shall not be dismissed or vacated within sixty (60) days after the filing thereof; or

(iv) Except to the extent permitted under Section 19 of this Agreement, the interest or estate of the Permittee under this Agreement shall be transferred to, pass to, or

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devolve upon, by operation of law or otherwise, any other person, firm or corporation; or

(v) The Permittee, if a corporation, shall, without the prior consent of the Port Authority become a possessor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution unless the corporation resulting from a merger or dissolution has a financial standing as of the date of the merger or consolidation at least as good as that of the Permittee, by which is meant that its ratio of current assets to current liabilities, its ratio of fixed assets to fixed liabilities and its tangible net worth shall each be at least as favorable as that of the Permittee, or

(vi) By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or government board, agency or officer, a receiver, trustee, or liquidator shall take possession or control of all or substantially all the property of the Permittee, or any execution or attachment shall be issued against the Permittee or any of its property, whereupon possession of any part of the System shall be taken by someone other than the Permittee, and any such possession or control shall continue in effect for a period of at least thirty (30) days; or

(vii) Any lien is filed against the System or any part thereof because of any act or omission of the Permittee and is not bonded or discharged within thirty (30) days; or

(viii) The Permittee shall fail, duly and punctually to pay the fees or to make any other payment required hereunder when due to the Port Authority and such failure continues for a period of ten (10) days after the Permittee’s actual receipt of a notice of default thereof from the Port Authority; or

(ix) The Permittee shall fail to keep, perform and observe each and every other promise, covenant and agreement set forth in this Agreement on its part to be kept, performed, or observed, which failure has a material adverse, effect on the System or the ability of the Port Authority to

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operate the Port Authority Facilities and is not cured by the Permittee within thirty (30) days after actual receipt of notice of default thereof from the Port Authority (except where fulfillment of its obligation requires activity over a period of time, and the Permittee shall have commenced to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and diligently continues such performance without interruption except for causes beyond its control);

then upon the occurrence of any such event or at any time thereafter during the continuance thereof, the Port Authority may by twenty (20) days’ notice terminate this Agreement, such, termination under this Section to be effective upon the date specified in such notice.

(b) No acceptance by the Port Authority of fees or other payments in whole or in part for any period or periods after a default in any of the terms, covenants and conditions to be performed, kept or observed by the Permittee shall be deemed a waiver of any right on the part of the Port Authority to terminate this Agreement.

(c) No waiver by the Port Authority of any default on the part of the Permittee in performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the Permittee shall be or be construed to be a waiver by the Port Authority of any other or subsequent default in performance of any of the said terms, covenants and conditions.

(d) The rights of termination described above shall be in addition to any other rights of termination provided in this Agreement and in addition to any rights and remedies that the Port Authority would have at law or in equity consequent upon any breach of this Agreement by the Permittee, and the exercise by the Port Authority of any right of termination shall be without prejudice to any other such rights and remedies.

Section 21. Right of Use Upon Termination

(a) Subject to Section 25, in the event the Port Authority terminates this Agreement pursuant to Section 20 hereof during either the Initial Term or the Renewal Term, the Port

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Authority shall, at no cost or expense to the Port Authority, either: (1) direct the Permittee to remove the System or the portions thereof designated by, the Port Authority, or (2) operate the System or any portion or portions thereof as are not so removed free and clear of any claim of ownership by the Permittee including all the Permittee’s rights to all Carrier Agreements, System software licenses, equipment warranties and service contracts.

(b) (i) The rights of the Port Authority under paragraph (a), above, to use the System shall not in any manner affect, alter or diminish any of the obligations of the Permittee under this Agreement, and shall in no event constitute an acceptance of surrender of this Agreement.

(ii) The rights of the Port Authority under paragraph (a), above, to use the System shall include the right of the Port Authority to use and\or operate the System or any portion thereof and the right to continue in effect the terms and provisions of the Carrier Agreements or to enter into a new agreement with any Person to use and\or operate the System or any portion thereof for a period of time the same as or different from the balance of the Term (including the Renewal Term) remaining under this Agreement, and on terms and conditions the same as or different from those set forth in this Agreement. The Port Authority shall also, upon termination pursuant to the said Section 20, or otherwise upon the exercise of its rights pursuant to this Section, have the right to repair or to make physical or other changes in the System, including changes which alter its wireless telecommunications and other electronic characteristics, without affecting, altering or diminishing the obligations of the Permittee under this Agreement.

Section 22. Waiver of Redemption

The Permittee hereby waives any and all rights of redemption, granted by or under any present or future law, arising in the event the Port Authority obtains or retains possession of the System in any lawful manner.

Section 23. Remedies to be Non-exclusive

All remedies provided in this Agreement shall be deemed

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cumulative and additional and not in lieu of or exclusive of each other or of any other remedy available to the Port Authority at law or in equity.

Section 24. Surrender

(a) Upon the expiration or termination of this Agreement, the Permittee covenants and agrees to yield and deliver the System peaceably to the Port Authority free and clear of any claim of ownership by the Permittee, including the rights to all Carrier Agreements, System software licenses, equipment warranties and service contracts, without any further act or deed by the Permittee. The Permittee shall promptly execute and deliver assignments, bills of sale and all other documents necessary or convenient in order to evidence the rights of the Port Authority therein, including title to all System software licenses, equipment warranties and service contracts. Such right to use the System shall not in any manner affect, alter or diminish any of the obligations of the Permittee under this Agreement. Upon the expiration or termination of this Agreement, the Permittee shall deliver the System to the Port Authority promptly and in good condition, such reasonable wear excepted as would not adversely affect or interfere with its proper operation under this Agreement.

(b) The Permittee shall have the right at any time during the Term to remove a portion or portions of the System consisting of its equipment or other personal property from the Port Authority Facility where the same has been installed provided that the Permittee shall install suitable replacements therefor as is necessary for System Operations. Furthermore, except as may otherwise be provided in Section 6(b), upon the expiration or sooner termination of this Agreement the Permittee shall promptly remove the System, if so directed by the Port Authority, and title thereto shall thereupon vest in the Permittee, including the rights to all System software licenses, equipment warranties and service contracts, without any further act or deed by the Permittee. The Port Authority shall promptly execute and deliver bills of sale and all other documents necessary or convenient in order to evidence any such transfer of title to the Permittee.

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(c) If the Permittee shall fail to remove the System within 60 days after receiving written direction to do so from the Port Authority pursuant to the provisions of this Section, the Port Authority may remove the System or a portion or portions thereof to a public warehouse for deposit or retain the same in its own possession, and, in either event, may dispose of the same as waste material or sell the same at public auction, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by the Permittee to the Port Authority, with any balance remaining to be paid to the Permittee; if the expenses of such removal, storage and sale shall exceed the proceeds of sale, the Permittee shall pay such excess to the Port Authority on demand. Without limiting any other term or provision of this Agreement, the Permittee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, agents, employees and contractors from all claims of third persons arising out of the Port Authority’s removal and disposition of property pursuant to this Section, including claims for conversion, claims for loss of or damage to property, claims for injury to persons (including death), and claims for any other damages, consequential or otherwise.

Section 25. Project Financing

For purposes of this Section, the following terms shall have the following meanings:

“Default Available Cash” shall mean, during any period commencing on the date on which the Project Lender gives a Project Lender Election Notice to the Port Authority and ending on the date on which all past due fees payable to the Port Authority shall have been paid in full, all Gross Receipts received or controlled by the Project Lender in lieu of their receipt by the Permittee with respect to the System or this Agreement, less the costs of operating the System and maintaining the System in good operating condition.

“Interim System Operator” shall mean any Person selected by the Project Lender and engaged under binding contract with the Project Lender to operate and maintain the System at the cost and expense of the Project Lender as provided in this Agreement,

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provided, however, any Interim System Operator shall be subject to the prior written approval of the Port Authority, such approval not to be unreasonably withheld. In determining whether to issue such approval, the Port Authority shall only consider whether such Person has sufficient experience in operating and maintaining equipment similar to that utilized in the System on a basis consistent with the standards set forth in this Agreement, whether the scope of work of the engagement, including sufficiency of staffing levels, is reasonably appropriate and whether such Person has a reputation for honesty and integrity.

“Loan Agreement” shall mean a single agreement between the Permittee and the Project Lender for the borrowing of funds by the Permittee from the Project Lender for the purposes of financing the installation and operation of the System, the terms of which shall be on a commercially reasonable basis.

“Loan Amount” shall mean an amount not in excess of Seventeen Million Five Hundred Thousand Dollars and No Cents ($17,500,000.00) unless otherwise consented to by the Port Authority.

“Project Lender” shall mean any Person consisting of one or more of the following:

(i) Concourse Communications Group, LLC, a limited liability company formed under the laws of the State of Delaware, which, on or prior to the date of the execution and delivery of this Agreement, loans to or invests in the Permittee an amount not greater than the Loan Amount at an interest rate not in excess of Twelve Percent (12%) annually; or

(ii) SpectraSite Communications, Inc.; or

(iii) Canadian Imperial Bank of Commerce; or

(iv) any other Person consented to in advance by the Port Authority, including any Replacement Project Lender.

The Project Lender shall include with respect to any Person described above in clauses (ii), (iii) or (iv), (x) any purchaser of all or substantially all its assets or (y) any successor by merger or consolidation to such Person provided that such successor succeeds to all or substantially all of the assets of such Person.

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“Qualified System Operator’’ shall mean any Person selected by the Project Lender to be an assignee of the Permittee under this Agreement, provided, however, any Qualified System Operator shall be subject to the prior written approval of the Port Authority, such approval not to be unreasonably withheld. In determining whether to issue such approval, the Port Authority shall only consider whether such Person has: (i) sufficient experience in operating and maintaining equipment similar to that utilized in the System on a basis consistent with the standards set forth in this Agreement, (ii) a reputation for honesty and integrity and (iii) the financial capability to operate and maintain the System on a basis consistent with the standards set forth in this Agreement, with such Person being deemed to have such requisite financial capability if such Person has or is projected to have sufficient capital (or access to capital), whether by virtue of cash on hand, sponsor support commitments, projected revenues, any combination thereof, or otherwise, to meet all of such Person’s operations and maintenance expenses and obligations to make fee and other payments to the Port Authority in respect of the System for the one (1) year period following the date on which such Person would become a Qualified System Operator.

(a) (i) (1) Notwithstanding the provisions of Section 19 hereof, and without otherwise limiting the generality thereof, the Permittee may assign to a single Project Lender all of its right, title and interest in, to and under this Agreement pursuant to an assignment (the “Security Assignment”) as security for the Permittee’s obligations to the Project Lender under the Loan Agreement. Concourse Communications Group, LLC may assign to SpectraSite Communications, Inc. all of its right, title and interest in, to and under this Agreement as security for its obligations to Spectrasite Communications, Inc. The Loan Agreement shall be subject to the prior written consent of the Port Authority and shall not be assigned without the prior written consent of the Port Authority. The amount borrowed under the Loan Agreement shall not exceed the Loan Amount.

(2) The parties acknowledge and agree that it is the intent of the provisions of this Section and the Security Assignment to allow the Project Lender, subject to the terms and provisions of this Agreement, to effectuate, pursuant to a future assignment (the “Future Assignment”), the assignment of the

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Permittee’s interest under this Agreement in accordance with the Security Assignment and pursuant to the terms thereof and of this Agreement.

(3) The parties acknowledge and agree that it is the intent of the provisions of the Security Assignment and this Section to assure that this Agreement and the rights of the Permittee and its successors and assigns hereunder shall not be deemed terminated in the event that the Permittee shall cease to be entitled to use the System hereunder. Thereafter, at the election of the Project Lender in accordance with this Agreement, a successor or assignee of the Permittee shall be appointed for whose benefit this Agreement shall continue in full force and effect. The Port Authority agrees for the benefit of the Project Lender and any such successor or assignee of the Permittee’s rights under this Agreement to enter into any document, instrument or other agreement as may be necessary or appropriate to evidence the continuation of this Agreement and any modification of the terms of this Agreement that are necessary to implement or reflect the provisions of this Section 25. Such provisions are a material inducement to the Project Lender to assure it that, at its election, the Permittee shall not terminate or cause the termination of this Agreement so as to make impossible the continuation of the rights of the Project Lender under the Security Assignment.

(ii) (1) If an assignee (the “Assignee”) under any Future Assignment shall become the Permittee under this Agreement, such Permittee shall be subject to all the provisions of the Security Assignment and shall be bound (except as otherwise specifically set forth in this Agreement) by all of the terms and provisions of this Agreement including the provisions (x) concerning the payment of fees, (y) respecting the rights and obligations of the Assignee set forth in paragraph (j) below to, among other things, cure the defaults of the Permittee, and (z) restricting the right of the Permittee to transfer, sell or assign this Agreement and its rights to operate the System including, without limitation, the provisions of Section 19 and this Section 25.

(2) Upon the consummation of any Future Assignment, the Assignee shall execute in favor of the Project

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Lender a subsequent security assignment substantially in the form of the Security Assignment entered into. Any security assignment in the form of the Security Assignment initially entered into which is entered into in substitution for the original Security Assignment shall for all purposes of this Agreement be deemed to be the Security Assignment. In no event shall a subsequent Security Assignment be entered into on more than two (2) occasions.

(iii) (A) The Project Lender may effectuate any Future Assignment upon the occurrence and during the continuance of an event upon the occurrence of which the Project Lender may effectuate the Security Assignment in accordance with its terms (a “Trigger Event”) by giving to the Permittee and the Port Authority an Assignment Notice (as defined in the Security Assignment) in accordance with the Security Assignment. Upon the occurrence of a Trigger Event and the giving of an Assignment Notice and without further action on the part of the Project Lender, the parties agree that as between the Port Authority and either (x) the Project Lender or (y) a Qualified System Operator, the Permittee shall be deemed irrevocably to have assigned its rights hereunder to the Project Lender or such Qualified System Operator, the Project Lender or such Qualified System Operator shall be deemed to have assumed the Permittee’s obligations hereunder as set forth in this Section and, except as modified or waived to the extent provided below, this Agreement shall remain in full force and effect as between the Project Lender or such Qualified System Operator and the Port Authority. Upon the Project Lender’s election pursuant to this subparagraph (iii) (as evidenced by the giving of the Assignment Notice), the Port Authority, in any action seeking enforcement of the termination provisions of this Agreement pursuant to Section 20, shall, instead, seek a judgment compelling the assignment of the Permittee’s rights hereunder to the Project Lender or such Qualified System operator, and any rejection or deemed rejection of this Agreement under the U.S. Bankruptcy Code shall not constitute a termination of this Agreement as between the Project Lender or such Qualified System Operator and the Port Authority, and the Permittee shall for all purposes be deemed to have assigned its rights hereunder to the Project Lender or such Qualified System Operator without any need of any further instrument of assignment or transfer from the Permittee. At the

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option of the Port Authority, or of the Project Lender or such Qualified System Operator, the Project Lender and the Port Authority shall confirm such Future Assignment by the execution of a written assignment and assumption agreement and the Port Authority and the Project Lender or such Qualified System Operator shall enter into any document or instrument that may be appropriate to amend, supplement, or otherwise effectuate the continuation of this Agreement and any appropriate modifications of the terms hereof to implement such assignment.

(B) Any action that the Project Lender may take under this Section 25 may be taken by the Project Lender or a nominee designated by the Project Lender, provided the Project Lender enters into an agreement with the Port Authority, in form satisfactory to the Port Authority, pursuant to which the Project Lender agrees that during the period of such nominee’s interest in this Agreement it will make available to such nominee sufficient funds as to enable such nominee to comply with all of the obligations to be undertaken by the Project Lender pursuant to the provisions of this Section 25. No designation of a nominee shall afford the Project Lender any greater rights under this Agreement with respect to Interim System Operators or Qualified System Operators than otherwise provided in this Agreement with respect to the Project Lender itself.

(iv) (1) In the event of the transfer of the interest of the Permittee under this Agreement under any Future Assignment to any Qualified System Operator pursuant to the exercise of remedies by the Project Lender in accordance with the Security Assignment and this Agreement, provided that any assignment of the character of the Future Assignment shall have previously occurred on not more than two prior occasions, such Qualified System Operator shall have the right to assign as collateral its interest as the Permittee under this Agreement to any “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act of 1933) which lends funds to such Qualified System Operator (any such lender being herein referred to as the “Replacement Project Lender”) as may reasonably be approved by the Port Authority. Such assignment shall be in form and substance substantially equivalent to the Security Assignment. Such Replacement Project Lender shall have substantially the same rights and benefits relating to the exercise of remedies,

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including cure periods and notice provisions with respect to defaults, which are afforded to the Project Lender under this Agreement and the Security Assignment.

(2) Any such new security assignment referred to in clause (1) above, shall constitute the “Security Assignment” for purposes of this Agreement. If two (2) Security Assignments in addition to the initial Security Assignment under this Agreement (to Concourse Communications Group, LLC, SpectraSite Communications, Inc. and Canadian Imperial Bank of Commerce) shall have occurred, no subsequent Future Assignment or exercise of similar rights under such Security Assignment by the Replacement Project Lender shall entitle any subsequent lender to another Security Assignment.

(b) (i) Notwithstanding anything contained in the Security Assignment, it is understood and agreed that as between the Project Lender and the Port Authority, all rights of the Project Lender under the Loan Agreement and the Security Assignment shall be subject and subordinate to the terms, covenants, conditions and provisions of this Agreement. Notwithstanding any provisions of the Loan Agreement and the Security Assignment to the contrary, the Permittee shall be deemed to be the only party under this Agreement other than the Port Authority unless and until termination of the interest of the Permittee pursuant to a Notice of Termination hereunder or the effectuation of a Future Assignment.

(ii) (1) The Permittee shall have full and complete control of the operation and use of the System, and, except as set forth in this Agreement, the Security Assignment or as otherwise agreed by the Permittee in writing with the consent of the Port Authority, the Permittee shall have full power and authority to give waivers of, and to consent to variations from, the rights of the Permittee under this Agreement and to negotiate and enter into supplements and amendments to this Agreement, and except as aforesaid, the Port Authority may deal directly with the Permittee in the negotiation and procurement of such waivers, variations, supplements and amendments and in all other matters involving the Permittee under this Agreement or the operation and use of the System, without any consultation with or approval by the Project Lender.

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(2) Nothing contained in this Agreement, or the Security Assignment shall require the Port Authority to exercise any remedy or restrict the Port Authority from waiving any default or alleged default of the Permittee under this Agreement or otherwise.

(c) The Loan Agreement shall require the Project Lender to send to the Port Authority a copy of each notice of default or termination under the Security Assignment within five (5) business days following the date any such notice of default or termination shall have been sent to the Permittee. The Loan Agreement shall also require the Permittee to send to the Project Lender a copy of each such notice of default or termination given to the Permittee by the Port Authority, within five (5) business days following the date any such notice of default or termination shall have been sent by the Port Authority to the Permittee.

(d) (i) Subject to subparagraph (ii) hereof, notwithstanding any other term or provision, hereof or of the Security Assignment, no Person, other than a Qualified System Operator, Project Lender or Replacement Project Lender (provided that the Project Lender or Replacement Project Lender shall be itself qualified as an Interim System Operator or shall have at all times retained an Interim System Operator from and after any Future Assignment) shall be entitled to acquire the interest of the Permittee in this Agreement as the Assignee. The foregoing provision is of the essence of this Agreement and the Security Assignment and it is only upon this basis that the Port Authority has agreed to enter into this Agreement and to consent to the Security Assignment.

(ii) Nothing herein shall be deemed to preclude either the Port Authority or the Project Lender (provided that the Project Lender shall have at all times qualified as an Interim System Operator or retained an Interim System Operator from and after any failure by the Permittee to perform the operations and maintenance obligations of the Permittee under this Agreement) from bidding for or from becoming, at any foreclosure sale or proceeding similar thereto, the owner of the Permittee’s rights under this Agreement free from any claims, equities or rights of redemption of the Permittee. The Port Authority and the Project Lender shall have the right to bid for

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the Permittee’s rights under this Agreement at any sale, public or private, whether held pursuant to a judgment of assignment or otherwise.

(e) (i) If the Port Authority shall elect to terminate this Agreement pursuant to Section 20 of this Agreement, then, at the time of service of a Notice of Termination upon the Permittee, the Port Authority shall give a copy of such Notice of Termination to the Project Lender. The Project Lender shall have the right to extend the effective date of termination specified in any such Notice of Termination, for a period of sixty (60) days or such lesser period as may be specified by the Project Lender (the “Initial Project Lender Extension Period”), provided the Project Lender shall give notice (the “Project Lender Extension Notice”) of such extension to the Port Authority at any time on and after the date of the Notice of Termination but not later than the effective date of termination stated in the Notice of Termination.

(ii) The Project Lender shall exercise all reasonably available legal remedies to permit the Project Lender, by itself, provided the Project Lender is itself qualified as an Interim System Operator, or through the retention of an Interim System Operator, during the Initial Project Lender Extension Period referred to above in subparagraph (g) (i) and any Second Project Lender Extension Period referred to below in subparagraph (g)(iii)(1) to keep the System operational and in a state of good repair.

(iii) (1) At the end of the sixty (60) day period following receipt by the Port Authority of a Project Lender Extension Notice, this Agreement and the rights of the Permittee hereunder shall be terminated unless within such time the Project Lender shall have given the Port Authority notice (the “Project Lender Election Notice”) of its intention to seek or effectuate a Future Assignment, in which case the Port Authority shall not have the right to terminate this Agreement so long as the Project Lender is in compliance with the terms set forth below. During the Initial Project Lender Extension Period, and any further period (the “Second Project Lender Extension Period”) up to the Future Assignment, the Project Lender, for the purposes of protecting and preserving its security under the

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Security Assignment and for meeting the obligations of the Permittee for the operation, care and maintenance of the System to the extent provided below, shall (x) continue to perform its obligations to the Port Authority in accordance with subparagraph (g) (ii) above, and (y) shall perform, provided the Project Lender is itself qualified as an Interim System Operator, or shall appoint an Interim System Operator to perform the operating responsibilities of the Permittee for the operation, care and maintenance of the System to the extent the Permittee shall fail to do so, but only to the extent of Default Available Cash and to the extent that the Project Lender or the Interim System Operator has access to the System.

(2) Nothing herein shall be construed to require the Project Lender to take any action that would constitute breach of peace or otherwise be unlawful, and the Project Lender’s obligations hereunder which require access to or possession of the System shall be suspended and relieved to the extent that the Project Lender shall not be lawfully granted the right of access or possession for such purposes.

(f) If the Permittee defaults under this Agreement and fails to cure the same within the time allotted therefor, if any, then the Permittee directs that the Port Authority accept and permit, and the Port Authority agrees to accept and permit, the curing of any default under this Agreement by the Project Lender as if and with the same force and effect as though cured by the Permittee.

(g) No sale, transfer or assignment by the Permittee of its interest in this Agreement to the Port Authority or the Project Lender (or its designee) shall create a merger between the interests of the Port Authority and the Permittee or that of the Permittee and the Project Lender unless the Port Authority, the Permittee and the Project Lender shall specifically consent to such merger in writing.

(h) In the event of a Future Assignment to a Qualified System Operator, such Qualified System Operator shall assume all of the Permittee’s obligations hereunder arising from and after the date of such Future Assignment (except as otherwise expressly provided in this Agreement). In addition, such

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Qualified System Operator shall agree to cure, within ten (10) days, any defaults that would constitute grounds for termination by the Port Authority pursuant to Section 20 (except when fulfillment of such obligation requires activity over a period of time and the Qualified System Operator shall have commenced to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and diligently continues such performance without interruption except for causes beyond its control) and, in addition, the Qualified System Operator shall use commercially reasonable efforts to cure any failure by the Permittee to keep, perform and observe each and every other promise, covenant and agreement on its part to be kept, performed and observed under this Agreement.

(i) In the event the Project Lender requests that the Port Authority approve any Person as a Qualified System Operator or an Interim System Operator, the Port Authority shall within ten (10) days following its receipt of such request (together with appropriate supporting information) notify the Project Lender as to whether the Person is acceptable as a Qualified System Operator or an Interim System Operator. In the event the Port Authority notifies the Project Lender that the Person does not qualify as a Qualified System Operator or an Interim System Operator, the Project Lender shall be given a reasonable additional time to either resolve any differences with the Port Authority or to locate a different Person to be a Qualified System Operator or an Interim System Operator.

(j) The Project Lender shall have the right to be a Qualified System Operator under a Future Assignment provided that it shall at all times during such period be or otherwise engage an Interim System Operator to operate the System and the parties further acknowledge and agree that the Project Lender shall have the right to continue to remain as the Permittee as provided in paragraph (j) above throughout the balance of the Term, it being understood that the Project Lender shall be obligated to perform all the obligations of the Permittee under this Agreement until such time as it shall have assigned this Agreement to a Qualified System Operator.

(k) From time-to-time during the Term, the Permittee shall have the right to refinance the then-outstanding principal

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balance of the loan as set forth in loan agreements entered into between the Permittee and Concourse Communications Group, LLC and between Concourse Communications Group, LLC and SpectraSite Communications, Inc., respectively, (the “Outstanding Balance”) only in accordance with the following requirements:

(i) The Permittee may at any time refinance the Outstanding Balance with a new Project Lender with the prior written approval of the Port Authority, such refinancing to include the assignment of a Security Assignment to such Project Lender;

(ii) From and after the second anniversary of the Commencement Date, the Permittee may refinance the Outstanding Balance with a new Project Lender, including the assignment of a Security Assignment to such Project Lender, that is a Qualified Institutional Buyer and under a Loan Agreement as both may reasonably be approved by the Port Authority; and

(iii) Both on the date of notification of the Port Authority that the Permittee intends to refinance the Outstanding Balance and on the effective date thereof, the Permittee shall not be under notice of default or notice of termination from the Port Authority.

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The Permittee, at least thirty (30) business days prior to the proposed effective date of a proposed refinancing of the Outstanding Balance, shall notify the Port Authority, in writing, of the identity of the proposed new Project Lender and shall submit to the Port Authority for its approval a copy of the form of the proposed Loan Agreement and accompanying note or bond. The Port Authority will advise the Permittee in writing within fifteen (15) business days after receipt of such notification and submission whether or not the Port Authority will consent to such proposed Project Lender and such proposed note or bond. On the date of its execution, or within five (5) days thereafter, the Permittee shall deliver to the Port Authority a true copy of the executed Loan Agreement and accompanying executed note or bond.

Section 26. Disputes

(a) In the event of any dispute between the Port Authority and the Permittee regarding any matter related to this Agreement, either the Permittee or the Port Authority may request that a meeting be held between the parties to discuss the matter. The parties shall each send at least two (2) representatives to such meeting, one individual who is fully familiar with the issue in dispute and the other who is a member of senior management authorized either to settle the matters in dispute or to make recommendations for the settlement thereof.

(b) If the dispute is as to whether or not any Construction Application submitted by the Permittee should be approved by the Port Authority, and the parties cannot achieve a settlement of the matter following the meeting described in subparagraph (a) above, the matter shall be submitted for resolution to the Chief Engineer of the Port Authority, acting personally and in accordance with Prudent Engineering and Operating Practice.

(c) If the issue in dispute is not an issue covered by subparagraph (b), above, and the parties cannot achieve a settlement of the matter following the meeting described in subparagraph (a), above, the parties shall each be free to pursue any available legal or equitable remedies.

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Section 27. Carrier Agreement

The Port Authority shall act in a commercially reasonable manner with respect to Carrier Users’ requests pursuant to the Carrier Agreement, as follows:

(a) Any request for its approval of the Carrier User’s corporate guarantee or surety bond pursuant to Section 3.2 of the Carrier Agreement;

(b) Any request for its approval of the Carrier User’s general liability insurance coverage amounts pursuant to Section 6.8 of the Carrier Agreement;

(c) Any requested approval of an assignment of a Carrier Agreement to a successor to the business operations of the Carrier User; and

(d) Any request made in accordance with Section 33 of this Agreement with respect to approval of advertising, sales promotion, press releases and other publicity materials submitted by the Carrier User under Section 14.9 (a) of the Carrier Agreement.

Section 28. Payments

(a) All payments required of the Permittee by this Agreement shall be mailed to the Port Authority, P.O. Box 17309, Newark, New Jersey 07194, or to such other office or address as may be substituted therefor by the Port Authority.

(b) No payment by the Permittee or receipt by the Port Authority of a lesser fee payment amount than that which is due and payable under the provisions of this Agreement at the time of such payment shall be deemed to be other than a payment on account of the earliest fee payment then due, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and the Port Authority may accept such check or payment without prejudicing in any way its right to recover the balance of such fee or to pursue any other remedy provided in this Agreement or by law.

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Section 29. Recording

The Permittee may, at its sole cost and expense, record a memorandum of this Agreement, prepared by it at its sole cost and expense, reasonably satisfactory to the Port Authority, and the Port Authority agrees to execute such memorandum within fifteen (15) business days after request therefor. If the Permittee so records such memorandum, it shall, at its sole cost and expense, record in timely fashion a memorandum satisfactory to the Port Authority of each and every modification, extension, supplement, assignment, surrender, or other amendatory agreement relating thereto, which memorandum shall be prepared by and at the sole cost and expense of the Permittee.

Section 30. Quiet Enjoyment

The Port Authority covenants and agrees that as long as it is owner or lessee of the particular Port Authority Facility where a portion or portions of the System is installed and operated, the Permittee, upon paying all fees hereunder and performing, in all material respects, all the covenants, conditions and provisions of this Agreement on its part to be performed, shall and may peaceably and quietly conduct System Operations free of any act or acts of the Port Authority except as expressly permitted in this Agreement. The provisions of this Section 30 shall not be deemed to modify the rights expressly granted to the Port Authority under this Agreement including, without limitation, the rights under Section 20 to terminate this Agreement and/or exercise any other remedies which it may have in the event of a default by the Permittee in its obligations hereunder following the giving of any required notice by the Port Authority and the expiration of any applicable cure period.

Section 31. Headings

The section headings and the paragraph headings, if any, are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision hereof.

Section 32. Performance of Permittee’s Obligations

(a) Whenever in this Agreement the Permittee is placed

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under an obligation or covenants to do or to refrain from or is prohibited from doing, or is entitled or privileged to do any act or thing, the Permittee’s obligations shall be performed or its rights or privileges shall be exercised only by its officers and employees. The provisions of the previous sentence shall not in any way be taken to alter, amend or diminish any obligation of the Permittee assumed in relation to its invitees, customers, agents, representatives, contractors or other persons, firms or corporations doing business with it.

(b) The Permittee’s representative, hereinbefore specified in this Agreement (or such substitute as the Permittee may hereafter designate in writing), shall have full authority to act for the Permittee in connection with this Agreement and any things done or to be done hereunder, and to execute on the Permittee’s behalf any amendments or supplements to this Agreement or any extension thereof.

(c) This Agreement does not constitute the Permittee the agent or representative of the Port Authority for any purpose whatsoever, nor does it constitute the Port Authority the agent or representative of the Permittee for any purpose whatsoever.

(d) No greater rights or privileges with respect to the use of the System or any portion or portions thereof or with respect to any Port Authority Facility are granted or intended to be granted to the Permittee by this Agreement, or by any provision thereof, than the rights and privileges expressly granted hereby.

Section 33. Publicity and Advertising

The Permittee shall not issue or permit to be issued any press or publicity release, advertisement, or literature of any kind which refers to the Port Authority or the System or any portion thereof installed at any Port Authority Facility pursuant to this Agreement, without first obtaining the written approval of the Port Authority. Such approval shall be granted unless the Port Authority reasonably believes, in good faith, that the publication of such information would be harmful to its interests or to the public interest or would not be in compliance with contemporary advertising and marketing standards for the telecommunications industry.

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Section 34. Renewal Term

Upon the condition that the Permittee shall not be in default under any term or provision of this Agreement or under any notice of default from the Port Authority, the Permittee, by notice given to the Port Authority at least one (1) year but not more than eighteen (18) months prior to the expiration date of the Initial Term, may extend the Term of this Agreement for a period commencing on the day following the expiration date of the Initial Term and continuing through the date preceding the tenth (10th) anniversary of the expiration date of the Initial Term (such extended period, the “Renewal Term”).

Section 35. Manner of Operation

In connection with the exercise of the privilege granted hereunder, the Permittee shall:

(i) Use commercially reasonable efforts in every proper manner to develop and increase the business conducted by it hereunder;

(ii) Not divert, and use commercially reasonable efforts not to cause or allow to be diverted, any business from any Port Authority Facility where System Operations are conducted, it being acknowledged that the Permittee shall not be deemed to be in violation of this subparagraph (ii) with respect to wireless communications services provided by Carrier Users through telecommunications systems other than the System, provided that neither the Permittee nor any affiliate of the Permittee has any ownership interest in such other systems;

(iii) To the extent available technology permits at a commercially reasonable cost, periodically monitor existing wireless base stations operated by Carrier Users at locations other than Covered Facilities which may provide such Carrier Users with coverage in or otherwise overlap areas of Covered Facilities to ensure that a Carrier User does not intentionally avoid the System through additions to such User’s existing system;

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(iv) Maintain, in accordance with accepted accounting practice, during the Term and for one (1) year after the expiration or earlier termination of this Agreement, and for a further period extending until the Permittee shall receive written permission from the Port Authority to do otherwise, records and books of account regarding all transactions of the Permittee at, through or in any way connected with any Port Authority Facility, which records and books of account shall be kept at all times within the Port of New York District;

(v) Permit, upon reasonable prior notice, in ordinary business hours during the Term of this Agreement, and for one (1) year thereafter, and during the further period described in subparagraph (iii), above, the examination and audit by the officers, employees and representatives of the Port Authority of such record and books of account and also any records and books of account of any Person which is owned or controlled by the Permittee, or which owns or controls the Permittee, if said Person performs services, similar to those performed by the Permittee, anywhere in the Port of New York District;

(vi) Install and use all equipment reasonably available and necessary to accurately determine Gross Receipts;

(vii) Permit the inspection, upon reasonable prior notice, by the officers, employees and representatives of the Port Authority of all equipment used by the Permittee to collect data to determine Gross Receipts;

(viii) Require each Carrier User, including each Paging Carrier User, to permit the officers, employees and representatives of the Port Authority, upon reasonable prior notice, to inspect and copy all books and records of such Carrier Users relating to the determination of payments by such Carrier User to the Permittee and all equipment owned or controlled by such Carrier Users and used by the Permittee or such Carrier User to collect data to determine Gross Receipts, it being understood that the obligations hereunder imposed on the Permittee shall be applicable only as and to the extent that the Permittee itself has such rights of inspection and copying in a particular Carrier User agreement; and

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(ix) Subject to the prior approval of the Port Authority, use its best efforts to establish and implement a methodology for the measurement of wireless telecommunications traffic volume on the System, whether on a MOU or “per bit” basis or otherwise, throughout the Term of this Agreement.

Section 36. Termination Without Cause - Renewal Term

(a) At any time during the Renewal Term, and without limiting any other rights of the Port Authority under this Agreement, including, without limitation, the rights set forth in Section 20, the Port Authority shall have the right to terminate this Agreement without cause on ninety (90) days’ prior written notice to the Permittee. Upon the effective date of such termination this Agreement shall be terminated with the same force and effect as if such date were the date originally set for its expiration, except as provided in paragraph (b), below.

(b) Within ten (10) days following the effective date of termination without cause as provided in paragraph (a), above, the Port Authority shall pay a “Termination Amount” to the Permittee, to be determined as follows:

(i) The sum of the Adjusted Gross Receipts plus the Tower Gross Receipts and the World Trade Center Towers and Airports Adjusted Gross Receipts, less the sum of the Minimum Fee plus the Variable Fee payable to the Port Authority, in each case, for the last full Annual Period prior to the effective date of termination without cause shall be calculated, such calculation to take into account only those Port Authority Facilities which comprise facilities owned by or leased to the Port Authority as of the effective date of termination.

(ii) The sum calculated in subparagraph (i), above, shall be divided into four (4) equal payments which shall be deemed to be made on a quarterly basis on the last day of each January, April, July and October, with respect to the immediately preceding calendar quarter, in each Annual Period or portion thereof which would have occurred prior to the expiration date of this Agreement if this Agreement had not been terminated without cause. In the event the expiration date of this Agreement in effect prior to its termination without cause was not scheduled

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to occur on the last day of a calendar quarter, the last such imputed payment shall be appropriately prorated based on a ninety-one (91) day calendar quarter.

(iii) The present value of the stream of payments described in subparagraph (ii), above, on the date of termination without cause by the Port Authority shall be determined using a discount rate of ten percent (10%) per year (the “Base Net Present Value Amount”).

(iv) The portion of the Initial System Capital Cost plus the capital cost of any additions to the System approved by the Port Authority as constituting an additional capital investment in the System which in each case constituted actual payments to unaffiliated third parties for the acquisition and installation of the System (less any part of this Initial System Capital Cost incurred with respect to the construction and installation of any portions of the System installed at Port Authority Facilities which no longer comprise facilities owned by or leased to the Port Authority as of the effective date of termination) shall be determined and the amount so determined shall be multiplied by a fraction the denominator of which is the number of days in the Term (including the Renewal Term) originally contemplated under this Agreement but for its termination without cause by the Port Authority and the numerator of which is the number of days from the date of the termination of this Agreement without cause by the Port Authority to the expiration date originally contemplated under this Agreement (the “Base Unamortized Capital Amount”).

(v) The “Termination Amount” shall be the greater of (1) the Base Net Present Value Amount (as defined in subparagraph (iii), above) or (ii) the sum of Seventy-five percent (75%) of the Base Net Present Value Amount plus the Base Unamortized Capital Amount (as defined in subparagraph (iv), above).

(c) In the event the Port Authority terminates this Agreement during the Renewal Term pursuant to the provisions of this Section, the Port Authority shall, upon payment of the Termination Amount, have the right to (1) direct the Permittee to remove the System or the portions thereof designated by the Port Authority, at the Port Authority’s expense, and (2) to use the

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System or any portion or portions thereof as are not so removed free and clear of any claim of ownership by the Permittee including all the Permittee’s rights to all System software licenses, equipment warranties and Service contracts. Title to the portion or portions of the System as are not so removed shall thereupon vest in the Port Authority without any further act or deed by the Permittee if title thereto is not already in the Port Authority.

Section 37. Late Charges

If the Permittee should fail to pay any amount required under this Agreement when due to the Port Authority including without limit any payment of any Minimum Fee or Variable Fee or any payment of utility or other charges or if any such amount is found to be due as the result of ah audit, then, in such event, the Port Authority may impose (by statement, bill or otherwise) a late charge with respect to each such unpaid amount for each late charge period (described below) during the entirety of which such amount remains unpaid, each such late charge not to exceed an amount equal to eight-tenths of one percent of such unpaid amount for each late charge period. There shall be twenty-four late charge periods on a calendar year basis; each late charge period shall be for a period of at least fifteen (I5) calendar days except one late charge period each calendar year may be for a period of less than fifteen (but not less than thirteen) calendar days. Without limiting the generality of the foregoing, late charge periods in the case of amounts found to have been owing to the Port Authority as the result of Port Authority audit findings shall consist of each late charge period following the date any unpaid amount should have been paid under this Agreement. Each late charge shall be payable immediately upon demand made at any time therefor by the Port Authority. No acceptance by the Port Authority of payment of any unpaid amount or of any unpaid late charge amount shall be deemed a waiver of the right of the Port Authority to payment of any late charge or late charges payable under the provisions of this Section with respect to such unpaid amount. Each late charge shall be recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the fee payments set forth in Section 4. Nothing in this Section is intended to, or shall be deem to, affect, alter, modify or diminish in any way (i) any rights of the Port Authority under this Agreement, including without

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limitation, the Port Authority’s rights set forth in Section 17 or (ii) any obligations of the Permittee under this Agreement. In the event that any late charge imposed pursuant to this Section shall exceed a legal maximum applicable to such late charge, then, in such event, each such late charge payable under this Agreement shall be payable instead at such legal maximum.

Section 38. Other Construction by the Lessee

Following the completion of the Initial System Construction Work by the Permittee, and except as may otherwise provided under this Agreement, the Permittee shall not significantly alter the System, do any construction or modify or make any additions or improvements at any Port Authority Facility without the prior written approval of the Port Authority, and in the event any alteration, construction, modification, addition, or improvement is performed without such approval, then upon reasonable notice to do so, the Permittee will remove the same, or at the option of the Port Authority, will cause the same to be changed to the satisfaction of the Port Authority. In case of any failure by the Permittee to comply with such notice, the Port Authority may effect the removal or change and the Permittee shall pay the cost thereof to the Port Authority.

Section 39. Force Majeure

Neither the Port Authority nor the Permittee shall be liable for any failure, delay or interruption in performing its obligations hereunder due to causes or conditions beyond its control. Further, neither the Port Authority nor the Permittee shall be liable unless the said failure, delay or interruption shall result from the failure, on the part of such party to use reasonable care to prevent such failure, delay or interruption or reasonable efforts to cure such failure, delay or interruption.

Section 40. Liability Insurance

(a) The Permittee, in its own name as assured and at its sole cost and expense, shall secure and keep in full force and effect throughout the Term, a policy of commercial general liability insurance for such coverage as may reasonably be required from time-to-time by the Port Authority covering the Permittee’s operations hereunder, including but not limited to

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Premises-Operations, Products-Completed Operations and broad form property damage coverage, and further including a contractual liability indemnity endorsement covering the Permittee’s obligations under this Agreement, which shall initially be in a combined single limit of $2,000,000 for liability for bodily injury, for wrongful death and for property damage arising from any one occurrence.

(b) The Permittee, in its own name as assured and at its sole cost and expense, shall secure and keep in full force and effect throughout the Term of this Agreement, a policy of comprehensive automobile liability insurance for such coverage as may reasonably be stipulated by the Port Authority, covering all of the Permittee’s owned, non-owned and hired vehicles, which shall be in a combined single limit of $2,000,000 per occurrence for bodily injury and property damage liability.

(c) The Port Authority shall be named as an additional insured in each policy of liability insurance required by this Section. The Port Authority, in its sole discretion, may impose increased insurance requirements as to coverage limits or types of coverage, or both, with respect to any System Operation which requires the Permittee to gain access to or utilize in any manner any portion of the aircraft ramps at any Port Authority airport.

(d) As to any insurance required by this Section, a certified copy of each of the policies or a certificate or certificate evidencing the existence thereof, or binders, shall be delivered to the Port Authority Manager, Risk Management within twenty (20) days prior to the commencement date of this Agreement. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be canceled, terminated, changed or modified, without giving thirty (30) days’ written advance notice thereof to the Port Authority Manager, Risk Management. A renewal policy or certificate or certificates evidencing the existence thereof shall be delivered to the Port Authority at least fifteen (15) days prior to the expiration date of each expiring policy. If at any time any of policies shall be or become unsatisfactory to the Port Authority as to form or substance, acting in a non-arbitrary and non-capricious manner, or if the Port Authority shall

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determine that any of the carriers issuing such policies shall be or become unsatisfactory to the Port Authority, acting in a non- arbitrary and non-capricious manner, the Permittee shall promptly obtain a new and satisfactory policy in replacement.

(e) Each policy of insurance required by this Section shall contain a provision that the insurer shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority or its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority.

Section 41. Non-Discrimination

(a) Without limiting the generality of any of the provisions of the Agreement, the Permittee, for itself, its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree that (i) no person, on the grounds of race, creed, color, sex or national origin, shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the System by the Permittee, (ii) in the construction of the System and the furnishing of services thereon by the Permittee, no person, on the ground of race, creed, color, sex or national origin, shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (iii) the Permittee shall use the System in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-discrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from time-to-time may be applicable to the Permittee’s operations at any Port Authority Airport, whether by reason of agreement between the Port Authority and the United States Government or otherwise.

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(b) The Permittee shall include the provisions of paragraph (a) of this Section in every agreement it may make pursuant to which any Person, other than the Permittee, operates any facility at any Port Authority airport providing services to the public and shall also include therein a provision granting the Port Authority a right to take such action as the United States may direct to enforce such covenant.

(c) The Permittee’s non-compliance with the provisions of this Section shall constitute a material breach of this Agreement. In the event of the breach by the Permittee of any of the above non-discrimination provisions, the Port Authority may take appropriate action to enforce compliance; or in the event such noncompliance shall continue for a period of twenty (20) days after receipt of written notice from the Port Authority, the Port Authority shall have the right to terminate this Agreement with the same force and effect as a termination under the Section 20, or may pursue such other remedies as may be provided by law; and as to any or all the foregoing, the Port Authority may take such action as the United States may direct.

(d) The Permittee shall indemnify and hold harmless the Port Authority from any claims and demands of third persons, including the United States of America, resulting from the Permittee’s noncompliance with any of the provisions of this Section, and the Permittee shall reimburse the Port Authority for any loss or expense incurred by reason of such noncompliance.

(e) Nothing contained in this Section shall grant or shall be deemed to grant to the Permittee the right to transfer or assign this Agreement, to make any agreement or concession of the type mentioned in paragraph (b) hereof, or any right to perform any construction at any Port Authority Facility.

Section 42. Affirmative Action

In addition to and without limiting any other term or provision of this Agreement, the Permittee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Permittee assures that no

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person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Subpart. The Permittee assures that it will require that its covered suborganizations provide assurances to the Permittee that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

Section 43. Permittee’s Additional Ongoing Affirmative Action - Equal Opportunity Commitment

(a) In addition to and without limiting any other term or provision of this Agreement, the Permittee shall not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and shall undertake or continue existing programs of affirmative action to ensure that minority group persons and women are afforded equal employment opportunity without discrimination. Such programs shall include, but not be limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, termination, rates of pay or other forms of compensation, and selections for training or retraining, including apprenticeship and on-the-job training.

(b) In addition to and without limiting the foregoing, and without limiting the provisions of Sections 41 and 42, the Permittee, in connection with its continuing operation, maintenance and repair of the System, or any portion thereof, as provided in this Agreement, shall throughout the Term, commit itself to and use good faith efforts to implement an extensive program of affirmative action, including specific affirmative action steps to be taken by the Permittee, to ensure maximum opportunities for employment and contracting by minorities and women, and by Minority Business Enterprises and Women-owned Business Enterprises. In meeting the said commitment, the Permittee agrees to submit to the Port Authority for its review and approval the Permittee’s said extensive affirmative action program, including the specific affirmative action steps to be taken by the Permittee to meet the aforesaid commitment, within sixty (60) days after the execution of this Agreement. The Permittee shall incorporate in its said program such revisions and changes which the Port Authority initially or from time-to-

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time may reasonably require. Throughout the Term, the Permittee shall document its efforts in implementing the said program, shall keep the Port Authority fully advised of the Permittee’s progress in implementing the said program and shall supply to the Port Authority such information, data and documentation with respect thereto as the Port Authority may from time-to-time and at any time request, including but not limited to annual reports.

(c) (i) “Minority” as used in this Section includes:

(1) Black (all persons having origins in any of the Black African racial groups not of Hispanic origin);

(2) Hispanic (all persons of Mexican, Puerto Rican, Dominican, Cuban, Central or South American culture or origin, regardless of race);

(3) Asian and Pacific Islander (all persons having origins in any of the original peoples of the Far East, Southeast Asia, the Indian Subcontinent, or the Pacific Islands); and

(4) American Indian or Alaskan Native (all persons having origins in any of the original peoples of North America and maintaining identifiable tribal affiliations through membership and participation or community identification).

(ii) “Minority Business Enterprise” (MBE) as used herein shall mean any business enterprise which is at least fifty-one percent owned by, or in the case of a publicly owned business, at least fifty-one percent of the stock of which is owned by citizens or permanent resident aliens who are minorities and such ownership is real, substantial and continuing.

(iii) “Women-owned Business Enterprise” (WBE) as used herein shall mean any business enterprise which is at least fifty-one percent owned by, or in the case of a publicly owned business, at least fifty-one percent of the stock of which is owned by women and such ownership is real, substantial and continuing.

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(iv) Good faith efforts to include meaningful participation by MBEs and WBEs shall include at least the following:

(1) Dividing the work to be subcontracted into smaller portions where feasible.

(2) Actively and affirmatively soliciting bids for subcontracts from MBEs and WBEs, including circulation of solicitations to minority and female contractor associations. The Permittee shall maintain records detailing the efforts made to provide for meaningful MBE and WBE participation as called for in paragraph (b), above, including the names and addresses of all MBEs and WBEs contacted and, if any such MBE or WBE is not selected as a joint venturer or subcontractor, the reason for such decision.

(3) Making plans and specifications for prospective work available to MBEs and WBEs in sufficient time for review.

(4) Utilizing the list of eligible MBEs and WBEs maintained by the Port Authority or seeking minorities and women from other sources for the purpose of soliciting bids for subcontractors.

(5) Encouraging the formation of joint ventures, partnerships or other similar arrangements among subcontractors, where appropriate, to insure that the Permittee will meet its obligations hereunder.

(6) Insuring that provision is made to provide progress payments to MBEs and WBEs on a timely basis.

(7) Submitting quarterly reports to the Port Authority (Office of Business and Job Opportunity) detailing its compliance with the provisions hereof.

(d) The Permittee’s non-compliance with the provisions of this Section shall constitute a material breach of this Agreement. In the event of the breach by the Permittee of any of

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the above provisions the Port Authority may take any appropriate action to enforce compliance; or in the event such non-compliance shall continue for a period of twenty (20) days after receipt of written notice from the Port Authority, the Port Authority shall have the right to terminate this Agreement with the same force and effect as a termination under the provisions of Section 20, or may pursue such other remedies as may be provided by law.

(e) In the implementation of this Section, the Port Authority may consider compliance by the Permittee with the provisions of any federal, state or local law concerning affirmative action-equal employment opportunity which are at least equal to the requirements of this Section, as effectuating the provisions of this Section. If the Port Authority determines that by virtue of such compliance with the provisions of any such federal, state or local law, the provisions hereof duplicate or conflict with such law, the Port Authority may waive the applicability of the provisions of this Section to the extent that such duplication or conflict exists.

(f) Nothing herein provided shall be construed as a limitation upon the application of any laws which establish different standards of compliance or upon the application of requirements for the hiring of local or other area residents.

Section 44. Electricity

(a) Subject to all the terms and conditions of this Agreement, including without limitation the provisions of Section 6 with respect to portions of Port Authority Facilities leased to or otherwise made available to lessees or permittees, the Port Authority will furnish electricity to the Permittee for System Operation, the quantity of such electricity supplied to the Permittee to be in accordance with the design criteria and capacity of each of the Port Authority Facilities and to be paid for by the Permittee as follows:

(i) With respect to Port Authority Facilities or portions thereof that are located in the State of New York, the Port Authority shall periodically throughout the Term, at such times as the Port Authority may elect, arrange for a survey of the Permittee’s equipment by the Port Authority’s Engineering Department or by an independent utility consultant to be selected

CONFIDENTIAL TREATMENT REQUESTED

by the Port Authority for the purpose of establishing the Permittee’s annual consumption of and demand for electricity (such consumption of and demand for electricity being hereinafter referred to as “Consumption and Demand”). Such Consumption and Demand shall be based on the Permittee’s electrical equipment and the frequency and duration of the use thereof by the Permittee. The Permittee’s annual Consumption and Demand shall be divided by the number of “Billing Periods” per year established by the public utility company supplying electricity in the vicinity of the Port Authority Facility so as to determine the Permittee’s Consumption and Demand per Billing Period. The Port Authority shall compute the cost of such Consumption and Demand as determined by the survey based on the greater of: (1) the rates (including the fuel or other adjustment factor if any) which the Permittee at the time of such purchase and under the service classification then applicable to it would have to pay for the same quantity of electricity to be used for the same purposes under the same conditions if it received the electricity directly from the public utility supplying the same to commercial buildings in the vicinity, or (2) the Port Authority’s cost of obtaining and supplying the same quantity of electricity. The Permittee shall pay the cost of such Consumption and Demand for each such billing period to the Port Authority at the time the next fee payment following the close of such Billing Period is due and the same shall be deemed fees collectible in the same manner and with like remedies as if it were a part of the Minimum Fee hereunder. The determination of Consumption and Demand by survey shall be effective until the next succeeding survey and shall be binding and conclusive on both the Permittee and the Port Authority as to all matters, including but not limited to the frequency and duration of use of the Permittee’s electrical equipment at the Port Authority Facility by the Permittee. The cost of each such survey shall be borne by the Port Authority, provided that if the Permittee makes any alterations or improvements at the Port Authority Facility in accordance with the provisions of this Agreement or otherwise which may result in greater Consumption or Demand, the Port Authority may direct a new survey to establish the Permittee’s Consumption and Demand for electricity at the Port Authority Facility in question and the cost thereof shall be borne by the Permittee. Any method of measurement used herein shall not preclude the Port Authority from reverting to the use of any prior method. In lieu of a determination of Consumption and Demand by survey, the same may

CONFIDENTIAL TREATMENT REQUESTED

be measured by meter which the Port Authority may install at its option, exercised at any time during the Term, and if for any reason any meter fails to record the consumption of electricity, the consumption of electricity during any such period that the meter is out of service will be considered to be the same as the consumption for a like period either immediately before or immediately after the interruption as selected by the Port Authority”.

(ii) With respect to Port Authority Facilities or portions thereof that are located in the State of New Jersey, the Port Authority shall periodically throughout the Term, at such times as the Port Authority may elect, arrange for a survey of the Permittee’s equipment by the Port Authority’s Engineering Department or by an independent utility consultant to be selected by the Port Authority for the purpose of establishing the Permittee’s annual Consumption and Demand. The Port Authority shall divide the total cost of electricity consumption and demand furnished to the Port Authority Facility for each Billing Period, as billed by the public utility supplying electricity to the Port Authority Facility, by the total number of kilowatt hours shown on the statement for the Port Authority Facility for that Billing Period in order to arrive at the cost per kilowatt hour charged by the public utility supplying electricity to the Port Authority Facility for consumption and demand at the Port Authority Facility. The Permittee shall pay to the Port Authority at the time the next fee payment following the close of such Billing Period is due, as and for the Permittee’s Consumption and Demand, an amount determined by multiplying the cost per kilowatt hour charged by the public utility supplying electricity to the Port Authority Facility for consumption and demand at the Port Authority Facility by the number of kilowatt hours of electrical consumption by the Permittee for that Billing Period as determined by the electrical survey of the Permittee’s equipment conducted by the Port Authority. Such amount as is determined to be due to the Port Authority for each such Billing Period shall be deemed fees collectible in the same manner and with like remedies as if it were a part of the Minimum Fee hereunder. In the event the laws of the State of New Jersey hereafter provide that the Port Authority may resell or submeter electricity to the Permittee, the Port Authority hereby reserves the right at its option exercised at any time during the Term, and at its cost and expense, to install meters to measure the Permittee’s Consumption

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and Demand and, in such event, the Permittee shall pay to the Port Authority for each Billing Period the cost of such Consumption and Demand as measured by meter based on the greater of (1) the rates (including the fuel or other adjustment factor if any) which would be charged to the Permittee by the public utility company supplying electricity in the vicinity at the time of such purchase and under the service classification then applicable to the Permittee for the same quantity of electricity to be used for the same purposes under the same conditions if the Permittee purchased such electricity directly from such public utility company, or (2) the Port Authority’s cost of obtaining and supplying the same quantity of electricity, and if for any reason any meter fails to record the consumption of electricity, the consumption thereof during any such period that the meter is out of service will be considered to be the same as the consumption for a like period either immediately before or immediately after the interruption as selected by the Port Authority.

(b) Notwithstanding that the Port Authority has agreed to supply electricity to the Permittee, the Port Authority shall be under no obligation to provide or continue such service if the Port Authority is prevented by law, agreement or otherwise from metering or measuring electrical consumption as set forth in paragraph (a) of this Section, or elects not to so meter or measure consumption of the same, and in any such event, the Permittee shall make all arrangements and conversions necessary to obtain electricity directly from the public utility. Also in such event, the Permittee shall perform the construction necessary for conversion and if any lines or equipment of the Port Authority are with the consent of the Port Authority used therefor, the Permittee shall pay to the Port Authority its pro rata share of the reasonable costs and expenses for the said lines and equipment.

(c) The supply of electricity shall be made by the Port Authority to the Permittee at such points as are designated on the final plans covering the Permittee’s Initial System Construction Work approved by the Port Authority for connection of the electrical distribution systems to be installed by the Permittee with the Port Authority’s lines and conduits, and the Port Authority shall have no responsibility for the distribution of electrical current beyond the points of connection to the System.

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(d) If any federal, state, municipal or other governmental body, authority or agency or any public utility assesses, levies, imposes, make or increases any charge, fee or rent on the Port Authority for any service, system or utility now or in the future supplied to the Permittee or to any of its Carrier Users, then, at the option of the Port Authority exercised at any time and from time-to-time by notice to the Permittee, the Permittee shall pay, in accordance With said notice, such charge, fee or rent or increase thereof (or the portion thereof equitably allocated by the Port Authority to the Permittee’s operations hereunder) either directly to the governmental body, authority or agency or to the public utility or directly to the Port Authority.

(e) The Port Authority shall have the right to discontinue temporarily the supply of any of the above services when necessary or desirable in the reasonable opinion of the Port Authority in order to make any repairs, alterations, changes or improvements in the premises or elsewhere at the Port Authority Facility including but not limited to all systems for the supply of services. Except in cases of emergency, the Port Authority shall give the Permittee reasonable prior notice before discontinuing the supply of services pursuant to the provisions of this paragraph.

(f) No failure, delay, interruption or reduction in any service or services shall be or shall be construed to be an eviction of the Permittee, shall be grounds for any diminution or abatement of the fees payable hereunder, or shall constitute grounds for any claim by the Permittee for damages, consequential or otherwise, unless due to the gross negligence or willful misconduct of the Port Authority, its employees or agents.

(g) The Port Authority shall be under no obligation to supply any service or services if and to the extent and during any period that the supplying of any such service or services or the use of any component necessary therefor shall be prohibited or rationed by any federal, state or municipal law, rule, regulation, requirement, order or direction and if the Port Authority deems it in the public interest to comply therewith, even though such law, rule, regulation, requirement, order or direction may not be mandatory on the Port Authority as a public agency.

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Section 45. Suitability of Port Authority Facilities

The Permittee acknowledges that it has not relied upon any representation or statement of the Port Authority or its Directors, officers, employees or agents as to the suitability of any Port Authority Facilities to be utilized by the Permittee for System Operations. Without limiting any obligation of the Permittee to commence operations hereunder at the time and in the manner stated elsewhere in this Agreement, the Permittee agrees that no portion of any Port Authority Facilities to be utilized by the Permittee for System Operations will be used initially or at any time during the Term which is in a condition unsafe or improper for the conduct of System Operations so that there is possibility of injury or damage to life or property. Except as expressly provided in Section 44, the Port Authority shall have no responsibility with respect to the furnishing or supplying of any utilities whatsoever.

Section 46. Objectionable Interference

(a) In the event that the operation of any of the Permittee’s or a Carrier User’s or a Paging Carrier User’s transmitting and receiving equipment, or associated antennas, lines, cables, and wires causes Objectionable Interference, as defined in paragraph (d) below, to any communications activity conducted as of the date of this Agreement at any Port Authority Facility by the Port Authority or a third party pursuant to agreement between such third party and the Port Authority, the Permittee shall take all steps necessary to remove the cause of the Objectionable Interference.

(b) If such Objectionable Interference relates to a communications activity at such Port Authority Facility conducted by the Port Authority or a third party pursuant to agreement between such third party and the Port Authority which commences after the commencement of the Permittee’s operations at the Port Authority Facility pursuant to the terms of this Agreement, the Permittee shall cooperate with the Port Authority and any such third party in a commercially reasonable effort to remove the cause of the Objectionable Interference. If such communication activity conducted by the Port Authority or such third party causes Objectionable Interference to Carrier Users or to Paging Carrier Users, the Port Authority shall take commercially

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reasonable steps, and shall use commercially reasonable efforts to require the third party to take commercially reasonable steps, to remove the cause of the Objectionable Interference.

(c) If the Permittee believes that the cause of such Objectionable Interference does not relate to the operation of its transmitting and receiving equipment, or associated antennas, lines, cables, and wires, the matter shall be submitted to an engineering committee consisting of one engineer selected by the Permittee, one engineer selected by the Port Authority, and a third engineer selected by the two engineers previously selected. If such engineers can not agree on a third engineer, then the third engineer shall be selected by an officer of the American Arbitration Association. It shall be the duty of the members of the engineering committee to determine whether in their opinion the Objectionable Interference results from the operation of the Permittee’s transmitting and receiving equipment, or associated antennas, lines, cables, and wires. If a majority of the committee shall so determine, and such Objectionable Interference relates to an existing communications activity at such Port Authority Facility, the Permittee shall remove the cause of the Objectionable Interference.

(d) Objectionable Interference to a communications activity shall be deemed to exist for the purposes of this Section if:

(i) The construction or operation, maintenance, or repair of a Person’s transmitting and receiving equipment or associated antennas, lines, cables, and wires causes a condition to exist which would constitute interference within the meaning of the rules and regulations of the Federal Communications Commission at the time then in effect; or

(ii) The construction, operation, maintenance, or repair of a Person’s transmitting and receiving equipment or associated antennas, lines, cables, and wires causes a material impairment of the quality of either sound or picture signals of a communications activity being conducted at a Port Authority Facility during the period of operation of such communications activity, as compared with that which would be obtained if such transmitting and receiving equipment or associated antennas, lines, cables, and wires were not in operation, or under construction, maintenance, or repair; or

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(iii) The construction, operation, maintenance, or repair of a Person’s transmitting and receiving equipment or associated antennas, lines, cables, and wires prevents a third party conducting a communication activity at such Port Authority Facility from using or having access to its equipment, or associated antennas, lines, cables, and wires at reasonable and usual times to an extent which interferes to a material degree with the construction, operation, maintenance, or repair thereof, it being understood that a reasonable temporary interference which does not materially interfere with the construction, operation, maintenance, or repair of such third party’s equipment, or associated antennas, lines, cables, and wires and which is occasioned by construction, operation, maintenance, or repair of or to such equipment, or associated antennas, lines, cables, and wires shall not be considered Objectionable Interference.

(e) All agreements to which the Port Authority shall hereafter become a party and pursuant to which the Port Authority shall grant or otherwise provide rights, licenses or permission to engage in communications activities at any Port Authority Facilities shall contain the agreement of the other party to such agreement, expressed to be for the benefit of and enforceable by the Port Authority and the Permittee, to accept and be bound by the provisions of this Section 46, unless, in the reasonable opinion of the Port Authority, such communications activities would not cause Objectionable Interference to System Operations.

Section 47. Non-Liability of Individuals

Neither the Commissioners of the Port Authority nor the Members of the Permittee, nor any of them, nor any officer, agent or employee of the Port Authority or of the Permittee shall be charged personally by either party hereto with any liability or shall be held personally liable to the other party under any term or provision of this Agreement or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

Section 48. Existing Wireless Agreements

The Port Authority hereby assigns to the Permittee all of the Port Authority’s right, title and interest in its existing

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lease and permit agreements with wireless carriers at Covered Facilities, including but not limited to those lease and permit agreements listed on Schedule A attached to Exhibit E, described below. The Permittee shall pay any costs incurred by it or by the Port Authority in connection with any termination or revocation of such agreements. Total payments by the Permittee to the Carrier Users pursuant to this Section shall not exceed One Million Six Hundred Thousand Dollars and No Cents ($1,600,000.00) in the aggregate. Any such payments made by the Permittee to the Carrier Users shall comprise a portion of the Initial System Capital Cost. The assignment by the Port Authority to the Permittee provided for above shall be further evidenced by execution and acknowledgment of an “Assignment and Assumption Agreement” in the form attached hereto, hereby made a part hereof and marked “Exhibit E” and by the transmittal by the Port Authority and the Permittee of a letter notifying such wireless carrier under any such existing agreement of the assignment of same.

Section 49. Non-Disturbance

So long as this Agreement has not been terminated on account of a default by the Permittee that has continued beyond any applicable cure period, no mortgagee or assignee of, or successor to, the Port Authority, or any Person holding any liens on or security interests in any equipment or fixtures owned by the Port Authority that form a part of the System (a “Successor”), upon taking title to any such fixtures or equipment shall terminate or disturb the Permittee’s use and operation of such equipment and fixtures in connection with the operation of the System pursuant to this Agreement, except in accordance with the terms of this Agreement. A Successor shall be bound to the Permittee under the terms of this Section 49.

Section 50. Labor Harmony Obligation

The Permittee shall use reasonable efforts, taking all measure and means, to insure labor harmony in its operations at the Facility all to the end of avoiding and preventing strikes, walkouts, work stoppages, slowdowns, boycotts and other labor trouble and discord. The Permittee recognizes the essential necessity of the continued and full operation of each Port Authority Facility.

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Section 51. Brokerage

The Permittee represents and warrants that it has not had any contacts, dealings, acts or conversations with any broker except TREGA Securities, LLC or BancBoston Robertson Stephens Inc. (assuming, but without acknowledging, that either of said entities is a “broker”) in connection with the negotiation of this Agreement or in connection with the rights and permissions granted to the Permittee hereunder. The Permittee shall indemnify and save harmless the Port Authority from any and all claims for brokerage or commission made by any Person, including but not limited to TREGA Securities, LLC and BancBoston Robertson Stephens Inc., for services in connection with the negotiation and execution of this Agreement or in connection with the rights and permissions granted to the Permittee hereunder arising out of the contacts, dealings, acts or conversations of the Permittee, except for claims arising solely out of any contacts, dealings, acts or conversations of the Port Authority.

Section 52. Notices

(a) All notices, permissions, requests, consents and approvals given or required to be given to or by either party shall be in writing, and all such notices and requests shall be personally delivered to the party or to the duly designated officer or representative of such party at the location provided pursuant to this Section or forwarded to such party, officer or representative at the location provided pursuant to this Section, by a nationally-recognized overnight courier service or sent by registered or certified mail. The Port Authority and the Permittee shall designate an office within the Port of New York District and an officer or representative whose regular place of business is at such office. Until further notice, the Port Authority hereby designates its Executive Director and the Permittee designates the person whose name appears on the first page of this Agreement as their respective officers or representatives upon whom notices and requests may be served, and the Port Authority designates its office at One World Trade Center, New York, New York 10048, and the Permittee designates its office, the address of which is set forth on the first page of this Agreement, as their respective offices where notices and requests may be served.

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(b) If any notice is mailed or delivered, the giving of such notice shall be complete upon receipt or, upon the event of a refusal by the addressee, upon the first tender of the notice to the addressee or at the designated address.

Section 53. Severability

In the event that any of the terms, covenants or conditions hereof or the application of any such term, covenant or condition shall be held invalid as to any party or circumstance by any court or regulatory body having jurisdiction, the remainder of such terms, covenants or conditions shall not be affected thereby and shall remain if full force and effect, and the parties shall negotiate in good faith to substitute a term or condition in this Agreement to replace the one held invalid.

Section 54. Counterparts

This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 55. Rules of Interpretation

Except as otherwise expressly provided herein: the singular includes the plural and the plural includes the singular; “or” is not exclusive; “include” and “including” are not limiting; a reference to any agreement or other contract includes permitted supplement and amendments; a reference to a law includes only such law as in effect on the date of execution and delivery hereof and any rules or regulations issued thereunder and in effect on the date of the execution and delivery hereof; a reference to a Person includes its permitted successors and assigns; a reference to a Section or any Exhibit is to the Section or Exhibit which constitutes a part of this Agreement unless otherwise specified; in case of any conflict between the provisions of this Agreement and any Exhibit, the provisions of this Agreement shall take precedence; any right may be exercised at any time and from time to time; all obligations under this Agreement of any party are continuing obligations throughout the Term and the fact that counsel to any party shall have drafted this Agreement shall not affect the interpretation

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of any provision of this Agreement in a manner adverse to any party or otherwise prejudice or impair the rights of any such party.

Section 56. Third Party Beneficiaries

It is not intended that this Agreement make any Person a third party beneficiary hereof, notwithstanding the fact that Persons other than the Permittee and the Port Authority may be benefitted hereby.

Section 57. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 58. Entire Agreement

This Agreement consists of the following: pages 1 through 98, inclusive, and Exhibits A, B, C, D and E and Schedule E. It constitutes the entire agreement of the parties on the subject matter hereof and may not be changed, modified discharged or extended except by written instrument duly executed by Port Authority and the Permittee. The Permittee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:	THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY

/s/ [Illegible]	By:	/s/ [Illegible]
Secretary	Title:	Chief Technology Officer

ATTEST:		NEW YORK TELECOM PARTNERS, LLC

/s/ Philip E. Deck		By:	/s/ Richard J. DiGeronimo
Name:	Philip E. Deck	Name:	Richard J. DiGeronimo
Title:	Technical Director	Title:	President

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EXHIBIT A

PORT AUTHORITY FACILITIES

I.                            Basic Port Authority Facilities

A. Holland Tunnel

B. Lincoln Tunnel

C. John F. Kennedy International Airport

D. Newark International Airport

E. LaGuardia Airport

II.                        Additional Port Authority Facilities

A. PATH Stations and tubes

B. Port Authority Bus Terminal

C. World Trade Center Concourse

(Other Port Authority Facilities, such as the George Washington Bridge Bus Station, may be added to the System upon the request of the Permittee and with the written consent of the Port Authority in its sole and absolute discretion.)

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TNAS Descriptive Summaries

Exhibit B

SUMMARY BASIS OF DESIGN

1. INTRODUCTION

1.1 Purpose

This exhibit provides a general overview of tie wireless communications system known, as the Telecommunications Network Access System (TNAS), designed specifically for the Port Authority (PA) facilities listed in Exhibit A, to extend the services listed in. Exhibit C to the patrons, tenants, and visitors of those facilities, The Stage 1 TNAS was previously described in tie Technical Plan of the “Proposal for the Development of Port Authority Properties with Wireless Telecommunications Facilities” submitted to the PA by NYTP in October 1997. That Stage 1 design has evolved toward a Stage 2 design described herein.

1.2 General TNAS Description

The TNAS is designed to provide a single, comprehensive, wireless-communications access system for the PA and commercial service providers to better serve tenants, patrons, commuters, and visitors as they inhabit, roam or are transported through the PA facilities. The TNAS is a multi-service system capable of supporting the services listed in Exhibit C and initially accommodating cellular, PCS, extended specialized mobile radio (ESMR), and public safety land mobile radio (LMR) services using state-of-the-art and proven technology.

In addition to the requirement to provide for public safety, the essential system requirement is to achieve commercial subscriber and user satisfaction while maximizing revenue potential for the service providers and the PA. The TNAS meets this requirement by providing a broadband, technology-neutral, RF distribution backbone that offers equal access to local service providers, clear communications and seamless hand-offs for users, and design features that allow future expansion to accommodate growth. The TNAS is designed to interface directly with defined wireless service providers’ equipment and distribute/collect wireless signals throughout defined enclosed areas of the PA’s facilities.

The TNAS extends radio frequency signals throughout the required coverage areas within the PA facilities in a substantially uniform manner. To accomplish this in the most cost effective way, the TNAS design incorporates a variety of engineering techniques and state-of-the-art products including dual-band and omni-directional antennas, radiating coaxial cable, non-radiating coaxial cable, fiber optic cable, fiber optic receivers, transmitters and combiners, RF amplifiers, and RF combiners.

A simplified block diagram of the TNAS configuration is provided as Figure 1.

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Figure 1; TNAS Simplified Block Diagram.

The base station interface equipment combines and processes the service providers’ signals and distributes them either directly to a local RF radiating network or to the fiber optic feeder network. The base stations and interface units are installed in specially designed equipment spaces located in various PA facilities.

The fiber optic feeder network provides signals to remote radiating networks fox distribution within the PA’s facilities. To accommodate the diverse structural nature of the Authority’s facilities, the TNAS employs a variety of products and techniques in an overall system design combination that makes best use of each of their attributes for the specific facility application. For remote connectivity, the TNAS utilizes the existing optical fiber infrastructure where possible, supplemented with new optical fiber only when necessary. For local connectivity, coaxial cable, twisted pair copper cable, antennas, and radiating cable are employed for distribution into coverage areas. These building blocks are integrated into different configurations as required to optimize signal distribution within each of the PA’s facilities.

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1.3 Coverage in Port Authority Facilities

From the list of PA facilities issued with the REP, the complement of facilities that have been selected by the Wireless Service Providers (“WSP”) for TNAS implementation are listed below (see also Exhibit A).

•                  LaGuardia Airport public terminal areas.

•                  JFK Airport: public terminal areas.

•                  Newark Airport: public terminal areas.

•                  Holland Tunnel: road tunnels.

•                  Lincoln Tunnel: road tunnels.

•                  Port Authority Bus Terminal: public areas.

•                  George Washington Bus Station: public areas

•                  PATH Train: underground public station areas and train tunnels.

•                             Phase I               Hoboken to WTC

•                             Phase II              Extension towards Newark (including Journal Square Transportation Center)

•                             Phase III             Extension to 33rd Street

•                  World Trade Center Concourse: public commercial areas.

1.4 Wireless Services Supported by the TNAS

The wireless services and service providers capable of bang supported by the TNAS are specified in the Technical Specification (see also Exhibit C). From those listed, initial implementation includes support of the following:

• ESMR and LMR:	Conventional, Private Trunked, Public Safety	806MHz–940MHz
• Cellular:	A & B Bands	824MHz–894MHz
• PCS:	A, B, D&E Blocks	1850MHz– 1970MHz

1.5 TNAS integration

The TNAS is designed and integrated into the Authority’s facilities with knowledge of the existing radio systems, both essential and commercial services, that must continue to operate during and after the rollout phase. In addition, it is realized that an essential system design requirement is to transition all radio systems to a shared distribution while minimizing the risk of interference. Potential sources of interference include other mobiles in the same cell, other base stations operating in or too near the same frequency band, or any non-cellular system that inadvertently leaks energy into the frequency band. To mitigate potential interference, the TNAS is designed with the greatest possible tolerance to interference by employing filtering and physical downlink and uplink separation, where possible, to achieve sufficient isolation between frequency bands. At the same time, the TNAS generates the lowest possible interference to other radio systems.

The TNAS is designed to meet the system requirements in each facility as defined in the TNAS System Specification, NYTP SOW 9800201-99R1; dated 8/99.

The following Sections briefly describe the TNAS design for each defined PA facility.

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2. TNAS Descriptions for PA Facilities

2.1 General

For ease of reference, the Port Authority facilities involved in the TNAS have bead designated by Zone numbers as follows;

Zone 1	Lincoln Tunnel
Zone 2	Holland Tunnel
Zone 3	LaGuardia Airport
Zone 4	Newark Airport
Zone 5	JFK International Airport
Zone 6	Port Authority Bus Terminal
Zone 7	George Washington Bus Station
Zone 8	World Trade Center Concourse
Zone 9	Journal Square Transportation Center
Zone 10	PATH Subway Phase I	Hoboken to WTC
Zone 11	PATH Subway Phase II	Extension to Grove Station (NJ)
Zone 12	PATH Subway Phase III	Extension to 33rd Street Station (NY)

Further description of the TNAS Basis for Design is provided in the following paragraphs in the order of the Zone number designation.

2.1 Zone 1 and Zone 2 — Lincoln and Holland Tunnels

2.1.1 Overview

The Lincoln and Holland Tunnels currently have a distributed communications system, for portable and mobile radio, AM re-broadcast, and A-Band and B-Band cellular service. In addition to these existing services, the Andrew designed TNAS will support PCS, public safely LMR, and ESMR.

To provide telecommunications services in all five tunnel bores, service provider base stations (or equivalent), RF combining equipment, and feeder cable ports will be located in five vent buildings. This collection of equipment will transmit and receive RF signals to and from the tunnels over to two radiating cables, one existing and one new, located in each tunnel bore. The TNAS design utilizes the existing radiating cable to distribute cellular, LMR, and ESMR downlinks within the tunnels. The second and new radiating cable will distribute all uplinks (including PCS) and PCS downlinks throughout the tunnels.

Due to the length of the tunnels, amplifier units are required at strategic locations to increase signal levels. These amplifiers receive RF signals via fiber optic cables (not shown in the Figure) that are linked to the combining equipment located in the vent buildings. In the case of the Lincoln Tunnel, the amplifier and the fiber optic cable are located in the tunnel plenum. For the Holland tunnel, the amplifers are located in the vent buildings nearest the tunnel’s portals. The TNAS layout for the Lincoln and Holland tunnels is shown below.

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Figure 3; TNAS Layout for Lincoln and Holland Tunnels

2.1.2 TNAS Lincoln and Holland Tunnel Design Features

TNAS design features for the Lincoln and Holland Tunnels are as follows:

1.               Supports cellular Bands A and B;

2.               Supports PCS Blocks A,B, D and E;

3.               Supports Conventional and Private Trunked mobile radio bands;

4.               Provides 90% coverage for commercial services;

5.               Provides 95% coverage for public safety LMR service;

6.               BTSs located in the vent building(s);

7.               Utilizes single-mode fiber between the vent buildings and the amplifiers;

8.               Utilizes two-cable RF distribution backbone;

9.               Enhances existing communication services with new combining network

10.         Can be expanded to support other commimicatioris services.

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2.2 Zone 3,4, & 5 - Port Authority Airports

2.2.1 Introduction

The LGC Wireless designed Zone 3, 4, and 5 TNAS solution is specifically designed to allow New York Telecom Partners (NYTP) to provide a flexible and highly scalable multi-carrier solution at the JFK International, Newark and LaGuardia Airports. The design utilizes a commercial off-the-shelf (COTS) non-developmental item (NDI) system building block named the LGCell. The LGCell was designed to provide a lower cost per antenna than traditional coax-based systems or single media (fiber-only) systems. This lower cost allows for greater freedom in designing a system with more antennas, lower power and more uniform coverage. Lower cost also means that more antennas can be used to create stronger differentiation between the indoor and outdoor signals, thereby reducing undesirable handovers and optimizing the call volume captured by the TNAS.

2.2.2 The LGCell

The LGCell is a distributed antenna system which uses the same materials and topology of a Local Area Network (TIA 568A standard) to distribute and receive RF signals within a building. The system consists of three components:

The Main Hub	•	Connects to the RF source
	•	19” rackmount form factor/110 or 220 volt AC
	•	0dB or +40dB amplification (1900 MHz product)
	•	0dB amplification (800 MHz product)

The Expansion Hub	•	Up to four Expansion Hubs connect to a Main Huh
	•	Connection to the Main Hub is via multi-mode fiber up to one kilometer in length
	•	19” rackmount form factor /110 or 220 volt AC

The Remote Antenna Unit	•	Up to four RAU’s connect to each Expansion Hub / 16 total RAU’s per system
	•	Connected to Expansion Hubs via CAT 5 OTP up to 100 meters in cable length
	•	Powered via CAT 5 from Expansion Hubs
	•	Antennas connect via SMA connector
	•	System offers cable length independent unity gain as long as cable runs are under the maximum length per TIA 568A specification.

An LGCell system can be as simple as one Main Hub, one Expansion Hub and one RAU. The maximum LGCell configuration has one Main Hub, four Expansion Hubs and 16 RAU’s. Multiple LGCells can be combined to create very .large antenna systems that operate as one cell Any LGCell can be used as an over the air repeater (with gain), or can connect to a repeater, micro / mini basestation or to a BTS.

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2.2.3 System Attributes

The LGC Wireless designed Zone 3, 4, and 5 TNAS, utilizing multiple LGCells, has the following system attributes:

•                             Lower Cabling Cost — The LGCell’s ability to use existing multi-mode fiber for installation or expansion (when it is available) can greatly reduce the overall cost of implementation.

•                             Faster Deployment—In the typical LGCell implementation, the only cable infrastructure work is the installation of CAT 5 runs for each, antenna. Since this work can be performed by any LAN (TIA 568A) certified cabling contractor, turn around time and complexity is significantly reduced when compared with installing a coax or single mode fiber cable plant. In addition, no AC power is required at the RAU (antenna), greatly simplifying RF design, antenna placement and installation. Cable length independent design means that antenna placement locations can be chosen without having to calculate cable loss and balance the system.

•                             Centralized Equipment — An LGCell has a nominal “wingspan” of 2 kilometers. This large reach of the LGCell system allows all the main hubs to be co-located with other communications equipment in a central location. Since the LGCell is using the same TIA 568A standards as LANs, the Expansion Hubs can typically be co-located with data hubs and routers in existing dispersed equipment closets. The ability to centralize many of the components and co-locate with data equipment means easier planning, simplified maintenance and greater equipment security. Only the LGCell Bubs, located in the equipment rooms, need AC power. The RAU’s are powered by the CAT 5 and are easily and inexpensively installed and moved (if necessary).

•                             Double Star Topology — The first star in an LGCell design is the MMF cabling from the Main Hubs to the Expansion Hubs. The second star is the CAT 5 from the Expansion Hubs to the RAU’s. A single MMF pair will support 4 antennas, reducing the fiber runs required between buildings. When LGCell Hubs are co-located with LAN equipment, the fiber runs originate and terminate in the same locations as the LAN and that fiber can be utilized without jumpering (or running new fiber). Lastly, the use of Expansion Hubs as an RAU power source means that the antenna locations do not need to be wired for AC power.

•                             Add Capacity Easily — Once an LGCell is in place, it is relatively simple to add more capacity as demand increases. First, capacity can be increased by adding additional carriers. If demand requires even more capacity, it is easy to sectorize an existing LGCell by regrouping the fiber runs at the Main Hubs and establishing several cells where previously only one existed — without any modification to the Main Hubs, Expansion Hubs or RAU’s.

•                             One Antenna System — Since the LGCell is an independently balanced antenna system, it can accommodate a wide range of applications without modification or redeployment. For example, a system that is installed for coverage (re-radiation of the public signal) can easily be attached to a micro-basestation for a Capacity, Wireless Office or Wireless Centres application without re- engineering.

•                             System Alarming—The LGCel based system includes the LGC ARM The LGC ARM is a comprehensive administration, maintenance and alarming system that consists of two components, the Remote Unit, a 19” rackmount hub that connects with up to 8 LGC Wireless

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products and the Element Manager Software. The software runs on any WIN 95-type personal computer and lias the capacity to monitor up to 255 sites (8 individual LGC systems constitute a site) via a dial-up connection.

2.2.3 System Overview

The multiple carrier TNAS for JFK International, Newark and LaGuardia Airports provides a combined 5,812,039 square feet of coverage. The Antenna and Expansion Hub configurations are:

JFK International Airport

		Expansion
Area	Approximate Square Footage	Fiber Hubs Required	Antennas Locations
International Arrivals	564,400	8	23
Terminal
Delta Terminal	554,288	8	23
Terminal 1A	142,600	2	6
Terminal One	437,500	6	18
Terminal Three	304,640	4	12
American Terminal	326,750	5	13
British Airways/ United	452,550	6	18
Terminal
TWA Domestic	236,587	4	10
TWA International	220,848	3	9
TOTALS	3,240,163	46	132

Newark Airport

Area	Approximate Square Footage	Expansion Fiber Hubs Required	Antenna Locations
Terminal A	369,746	5	15
Terminal B	425,255	6	17
Terminal C	446,625	6	18
TOTALS	1,241,626	17	50

LaGuardia Airport

		Expansion
Area	Approximate Square Footage	Fiber Hubs Required	Antenna Locations
Central Terminal	652,250	9	26
Marine Air Terminal	81,750	1	3
USAir Terminal	371,250	5	15
Delta Terminal	225,000	3	9
TOTALS	1,330,250	18	53

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Equipment Configuration - The relationship, including cabliug, between wireless service provider (“WSP”) equipment (multiple channel BTS or equivalent) and the Main Hubs that support ihe Expansion Hubs and Remote Antenna Unit Locations indicated above, is depicted in the typical airport configuration shown below. Note that the WSP equipment and Main Hubs are co-located at central locations at each, aiiport and the Expansion Hubs and RAUs are dispersed throughout each aiiport to achieve the RF coverage as described on the following page.

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Coverage — In order to minimize the required number of antennas, while maximizing the system’s performance and preventing excessive bleeding outside of the facilities, the airport TNAS systems are expected to utilize 0 dBm downlink output power per carrier at each RAU and 3 dBi omnidirectional antennas. Although, the theoretical worst case Downlink design goals are -88 dBm at 1900 MHz and -86 dBm at 80.0 MHz, the antenna layout correlates to a -80 dBm design goal in order to overcome the macrocellular transmitters. These parameters correlate to an allowable path loss of 83 dB. Based oil a path loss of PL=25 Log [4 π f d / c ] (where PL=path loss, f= Frequency in MHz, d= Distance in meters and c=Speed of light or 3X10(8) meters/second) and evaluating the area to be covered, it is estimated that the system will provide a signal level of -80 dBm or greater for 90% coverage reliability over time and location assuming a Rayleigh Distribution. Although coverage performance is expected to be consistent with the values given, the calculations used cannot account for all building path losses and are therefore only approximations. Final coverage quality assessment can only be verified during an RF Site Survey. To achieve optimal coverage, some adjustment of antenna types, locations, numbers and/or orientations may be necessary.

Antennas — At each antenna location (as indicated previously) the antenna requirements will be consolidated as necessary to optimize performance and minimize impact on assort esthetics. At each location, the operating frequencies of the present complement of five service providers can be accommodated by five separate antennas, separate high band and low band antennas, or a single broadband antenna. The least obtrusive approach, preferable when the antennas will be viable, is either the single broadband antenna or, for locations where the low band does not require an antenna, a single high band antenna. The most efficient approach, preferred when the antennas can be hidden, from view (or in areas where the appearance is not a factor) is the five separate antenna choice.

Highlights — The overall highlights of the LGC Wireless design for the Zone 3, 4, and 5 (Airports) TNAS include:

•                             Utilizing the wide wingspan of the LGCell systems will enable a direct Multi-Mode Fiber connection back to POI locations within each of the three airports.

•                             The interface between the Carrier’s base station equipment and each LGCell will include a single connection port for the Downlink and a single connection port for the Uplink.

•                             The system will utilize 12 strand bundled multi-mode fiber running between the sets of Main and Expansion Hubs. Use of the bundled multi-mode fiber will enable very economical material and installation costs, as well as providing an additional fiber pair which can be utilized for future growth of the system.

•                            Multiple CAT 5 cabling runs to each RAU location will also facilitate reduced installation costs; as well as provide a common demarcation point for installation and maintenance activities.

•                             The ability to readily divide the system into multiple cellular coverage areas allows for seamless handover zones, both hard and soft for interior and exterior coverage regions.

2.3 Zone 6 — PA Bus Terminal

2.3.1 Overview

The Andrew designed TNAS for the Bus Terminal consists of four mam subsystems as shown in the Figure below. The service provider’s base stations will be linked to fiber optic (FO) interface units in

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the WTC equipment room. For downlink (base stations to Bus Terminal) signals, the FO interface unit will combine the carrier’s RF signals and covert them to light energy. The light energy will then be transmitted to the Bus Terminal FO repeater equipment via single-mode fiber optic cable.

The Bus Terminal FO repeater equipment will be installed in a vacant room on the 2nd level of the Bus Terminal building. This equipment will convert the light energy back to RF, combine the RF signals in a multi-service combining network, and distribute the RF signals throughout the facility over 1¼” fire retardant coaxial cable. The distributed coaxial cable is referred to as the RF distribution backbone. In multiple locations along the RF distribution backbone; dual-band antennas will be installed to provide communications coverage within the facility. The reverse path is followed for uplink (Bus Terminal to WTC) signals.

Figure 2; General TNAS Block Diagram for Bus Terminal

2.3.2 TNAS Bus Terminal Design Features

TNAS design features for the Bus Terminal are as follows:

1.             Supports cellular Bands A and B;

2.             Supports PCS Blocks A, B, D & E;

3.             Supports Conventional and Private Trunked mobile radio bands;

4.             Provides 90% coverage for commercial services in public access areas;

5.             Provides 95% coverage for public safety LMR service throughout entire Bus Terminal building;

6.             BTSs located in the WTC building(s);

7.             Utilizes single-mode fiber between the WTC and the Bus Terminal;

8.             Utilizes two-cable RF distribution backbone to isolate uplink and downlink;

9.             Can be expanded to support other communications services.

2.4 Zone 7 — George Washington Bus Station

2.4.1 Overview

The three level George Washington Bus Station covers approximately two blocks between 178th and 179th Streets and Fort Washington and Wadsworth Avenues. The rectangular area has dimensions of approximately 190 feet (North-South) by 400 feet (East-West). From the Andrew TNAS design perspective, the George Washington Bus Station will be covered in the same conceptual fashion as

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described for Journal Square and the Port Authority Bus Terminal with the exception that uplink and downlink signals will directly terminate at and originate from on-site base station equipment. Within the bus station, RF coverage will be accomplished passively via a dual distributed antenna backbone (one for the uplink and one for the downlink) consisting of coaxial cable and dual band omni-directional antennas placed appropriately to provide the desired coverage. The equipment, cables, and antennas utilized will be identical to that used in other TNAS buildings, including the airports, and as described previously.

2.4.2 George Washington Bus Station TNAS Design Features

TNAS design features for the George Washington Bus Station are as follows:

1.             Supports cellular Bands A and B;

2.             Supports PCS Blocks A, B, D and E;

3.             Supports Conventional and Private Trunked mobile radio bands;

4.             Provides 90% coverage for commercial services in public access areas;

5.             BTS equipment centrally located on-site;

6.             Utilizes two-cable RF distribution backbone to isolate uplink and downlink;

7.             Can be expanded to support other communications services.

2.5 Zone 8 — World Trade Center Concourse

2.5.1 Overview

The World Trade Center Concourse includes an area of approximately five acres underground beneath the World Trade Center Plaza with dimensions of approximately 765 feet (North-South) by 875 feet (East—West). The concourse includes one main level with lower levels for subway access. From the Andrew TNAS design perspective, the WTC Concourse will be covered in the same conceptual fashion as described for the Port Authority Bus Terminal. Uplink and downlink signals, over optical fiber, will terminate at and originate from the location of base station equipment that serves the PATH Phase I. At the concourse, the downlink signals will be converted from light to RF and the uplink signals will be converted from RF to light and coverage of the public areas will be accomplished passively via a dual distributed antenna backbone (one for the uplink and one for the downlink) consisting of coaxial cable and dual band omni-directional antennas placed to provide the desired coverage. The equipment, cables, and antennas utilized will be identical to that used in other TNAS buildings, including the airports, and as described previously.

2.5.2 WTC Concourse TNAS Design Features

TNAS design features for the WTC Concourse are as follows:

1.                          Supports cellular Bands A and B;

2.                          Supports PCS Blocks A, B, D and E;

3.                          Supports Conventional and Private Trunked mobile radio bands;

4.                          Provides 90% coverage for commercial services in pubic access areas;

5.                          BTS equipment shared with PATH Phase I equipment located in the WTC;

6.                          Utilizes single-mode fiber between centrally located BTS equipment and remote in-building amplifiers;

7.                          Utilizes two-cable RF distribution backbone to isolate uplink and downlink;

8.                          Can be expanded to support other communications services.

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2.6 Zone 9 — Journal Square Transportation Center

2.6.1 Overview

Journal Square Transportation Center is comprised of a PATH Station and Building planned to be provided with TNAS coverage coincident with Phase II of the PATH implementation. Treatment of Journal Square, from a TNAS design perspective, will be identical in concept to that of the Port Authority Bus Terminal as described previously. Rather than require a separate complement of Base Station equipment, the Journal Square TNAS will receive and send coverage signals over optical fiber to the BTS location that serves PATH Phase II extension toward Newark from Pavonia through Grove to the PATH tunnel portal. Within Journal Square, coverage will be accomplished via a dual distributed antenna backbone (one for the uplink and one for the downlink) consisting of coaxial cable and dual band omni-directional antennas placed appropriately for the desired coverage areas. The equipment, cables, and antennas utilized will be identical to that used in other TNAS buildings, including the airports, and as described previously.

2.6.2 Journal Square Transportation Center TNAS Design Features

TNAS design features for Journal Square Transportation Center are as follows:

1.                          Supports cellular Bands A and B;

2.                          Supports PCS Blocks A, B, D and E;

3.                          Supports Conventional and Private Trunked mobile radio bands; Provides 90% coverage for commercial services in public access areas;

4.                          BTS equipment shared with PATH Phase II;

5.                          Utilizes single-mode fiber between BTS equipment and remote in-building amplifiers;

6.                          Utilizes two-cable RF distribution backbone to isolate uplink and downlink;

7.                          Can be expanded to support other communications services.

2.7 Zone 10, 11, & 12—Port Authority Trans-Hudson (PATH) Subway

2.7.1 Overview

The underground portion of the PATH Subway System is approximately seven miles in length and includes twin bore train tunnels with one track per bore and tea active stations. Andrew’s design for the PATH TNAS will support cellular A and B Bands, PCS A, B, D and E Blocks, ESMR, and LMR services.

Currently, no commercial wireless service is available in the PATH underground and, because of carrier concerns regarding implementing the PATH TNAS in its entirety before any telecommunications traffic experience is available, the implementation of the PATH TNAS is planned in three Phases. The most heavily used section, from a likely wireless service subscriber perspective, is the PATH line from Hoboken to the World Trade Center. That line has been identified as Phase I. When usage experience justifies further implementation, the next implementation phase will be the extension of the PATH TNAS from Exchange Place through Grove toward Newark. This Phase II would also include implementation of the TNAS within the Journal Square Transportation Center. Phase III, when usage experience justifies further implementation, will be the PATH TNAS extension from Pavonia and on to 33rd Street.

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PATH TNAS Phase I service provider base station equipment is planned to be located in the area of the World Trade Center (WTC) PATH station. The RF signals to and from the base station equipment will be multiplexed, either directly or remotely, into a pair of Andrew Radiax® radiating cables for each tunnel bore. One cable carries downlink signals, and the other carries the uplink signals. The use of two cables in each bore is required to ensure compatibility between services. Signals from the base station downlinks are directly combined for local RF distribution and individually converted to light and fed over optical fiber to remote downlink injection amplifiers where the light is converted back to RF and the signals are combined for remote RF distribution. Note that the combining is passive in order to reduce the possibility of introducing non-linear distortion and interference. Signals from uplink cables are amplified and power divided for local feed to the base station receiving equipment and amplified and converted to light for remote base station feed. In the remote case, the light signals are locally converted back to RF, amplified, and power divided in the same manner as the direct local case. The overall (all three phases) PATH TNAS simplified block diagram is shown below in Figure 4 with the combiner and divider detail excluded. Note that two cable segments are connected (both uplink and downlink) at each remote amplifier location, one up-tunnel and one down-tunnel.

Figure 4; General TNAS Block Diagram for PATH

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2.7.2 TNAS PATH Design Features

TNAS design features for PATH are as follows:

1.                          Supports cellular Bands A and B;

2.                          Supports PCS Blocks A, B, D and E;

3.                          Supports Conventional and Private Trunked mobile radio bands;

4.                          Provides 90% coverage for commercial services in public access areas;

5.                          BTS equipment located in the WTC station area;

6.                          Utilizes single-mode fiber between the BTS equipment and remote in-station and in-tunnel amplifiers;

7.                          Utilizes two-cable RF distribution backbone to isolate uplink and downlink;

8.                          Can be expanded to support other communications services.

3. TNAS Design Summary

Each Port Authority facility in which the TNAS will be installed can be thought of as an RF Coverage Zone. From a system design perspective, the TNAS includes basically two types of Coverage Zones — In-Tunnel and In-Building. In general, the in-tunnel areas are best served by the radiating coaxial cable form of distributed antenna and the in-building areas are best served by the combination of either non-radiating coaxial, fiberoptic, and/or twisted pair copper cable and point source antenna form of distributed antenna. It should be noted here that there are two more or less technically equal competing in-building techniques and, in the final analysis, implementation in certain Zones may differ from that previously described. In the TNAS, unless otherwise restricted, inter service isolation to minimize possible interference is enhanced by physically separating either services or uplink signals from downlink signals on either form of distributed antenna. Depending on the physical extent of the coverage zone, amplifiers may or may not be required to periodically restore signals to specified levels. The source of signals is the sole remaining variable and the choices are local or remote. If local, the signals can be directly injected into the local elements of the distributed antenna system, regardless of its form. If remote, the signals must be transported over distances where radiation is not desirable and the TNAS preferred medium for that purpose is optical fiber. If each of the Zone TNAS designs described previously is analyzed, it will be confirmed that all of them fit within the above design choices.

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EXHIBIT C

FCC WIRELESS SERVICE FREQUENCY ALLOCATIONS

	Service	Based on	Multiple	Uplink		Extension		Downlink		Extension
Service	Band	Service	Access	From	To	From	To	From	To	From	To	Service
Type	Description	Standard	Method	MHz	MHz	MHz	MHz	MHz	MHz	MHz	MHz	Provider
Mobile	Conventional	Inc. ESMR	TDMA	806.00	809.75			851.00	854.75			Hexiel
Radio	Private Trunked	and SMRS		809.75	821.00			854.75	866.00			Hexiel
	Public Safety			821.00	824.00			865.00	859.00			Port Authority
	Aeronautical			849.00	851.00			894.00	896.00			AT&T/GTE
	Private Land			896.00	901.00			935.00	940.00			Bell South
Paging	Private							929.00	930.00			Illegible
	Private							929.00	930.00			Metrocall
	Common Carrier							931.00	932.00			Skytel
Cellular	A Band	AMPS	FDMA	824.00	835.00	845.00	846.50	869.00	880.00	890.00	891.50	AT&T
		IS-54/-136	TDMA	824.00	835.00	845.00	846.50	869.00	880.00	890.00	891.50	AT&T
Includes		IS-95	CDMA	824.00	835.00	845.00	846.50	869.00	880.00	890.00	891.50	AT&T
Cellular
Digital	B Band	AMPS	FDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00	BAM
Packet		IS-54/-136	TDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00	BAM
Data		IS-95	CDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00	BAM
ISM	Unlicensed	WTS/WLAN	Various	902.00					928.00			Metricom
PCS	A Block PCS 1900	GSM	TDMA	1850.00	1865.00			1930.00	1945.00			Omnipoint
	A Block PCS	IS-861	TDMA	1850.00	1865.00			1930.00	1945.00
	A Block PCS TDMA	IS-136	CDMA	1850.00	1865.00			1930.00	1945.00
	A Block PCS CDMA	IS-95		1850.00	1865.00			1930.00	1945.00
	B Block PCS 1900	GSM	TDMA	1870.00	1885.00			1950.00	1965.00			Sprint
	B Block PCS TDMA	IS-136	TDMA	1870.00	1885.00			1950.00	1965.00
	B Block PCS CDMA	IS-95	CDMA	1870.00	1885.00			1950.00	1965.00
	C Block PCS 1900	GSM	TDMA	1895.00	1910.00			1975.00	1990.00			Illegible
	C Block PCS TDMA	IS-136	TDMA	1895.00	1910.00			1975.00	1990.00
	C Block PCS CDMA	IS-95	CDMA	1895.00	1910.00			1975.00	1990.00
	Illegible	PWT Data	TDMA	1910.00					1920.00			PCS World
	Illegible	PWT Voice	TDMA	1920.00					1930.00			PCS World
	D Block PCS 1900	GSM	TDMA	1865.00	1870.00			1945.00	1950.00			Omnipoint
	D Block PCS TDMA	IS-136	TDMA	1865.00	1870.00			1945.00	1950.00
	D Block PCS CDMA	IS-95	CDMA	1865.00	1870.00			1945.00	1950.00
	E Block PCS 1900	GSM	TDMA	1885.00	1890.00			1965.00	1970.00			AT&T
	E Block PCS TDMA	IS-136	TDMA	1885.00	1890.00			1965.00	1970.00
	E Block PCS CDMA	IS-95	CDMA	1885.00	1890.00			1965.00	1970.00
	F Block PCS 1900	GSM	TDMA	1890.00	1895.00			1970.00	1975.00
	F Block PCS TDMA	IS-136	TDMA	1890.00	1895.00			1970.00	1975.00
	F Block PCS CDMA	IS-95	CDMA	1890.00	1895.00			1970.00	1975.00
Onts	Wireless LAN	IEEE 802.11	OSSS	2400.00					2483.00			PCS World
MSS	Mobile Satellite Service	L-Band		1000.00					2000.00			To Be
MSS	MSS, NASA, & Research	S-Band		2000.00					4000.00			Determined
FSS	Fixed Sal & Microwave	C-Band		4000.00					8000.00			LED
	National Information Infrastructure	Future IEEE	CDMA(P)	5150.00					5350.00			PCS World
	National Information Infrastructure	Future IEEE	CDMA(P)	5750.00					5875.00			PCS World
FSS	Military, Earth Exp. & Mot.	X-Band		8000.00					12500.00			Satellite
FSS	FSS & Broadcast SS	Ku-Band		12500.00					18000.00			Coverage
BSS	BSS, FSS & Microwave	K-Band		18000.00					26500.00			Extension
FSS	FSS, Microwave & LMOS	Ka-Band		26500.00					40000.00			Winster

				From					To	Band
				GHz					GHz	Total
LMDS	Block A	One 1.150 GHz		27.500					28.350	850	MHz	Winster
(Detail)	Local Multipoint	Bandwidth License		29.100					29.250	150	MHz
	Distribution System	in each of 493 BTAs		31.075					31.225	150	MHz

LMDS	Block B	One 150 MHz Bandwidth		31.000					31.075	75	MHz	NextBand
(Detail)	LMDS	License in each BTA		31.225					31.300	75	MHz

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EXHIBIT D  (48 Pages plus Exhibits A — E and Schedules 2.7(a) - 2.7(h))

CARRIER ACCESS AGREEMENT

THIS CARRIER ACCESS AGREEMENT (the “Agreement”) is made and entered into this                 day of                 , 1999, by and between NEW YORK TELECOM PARTNERS, LLC (“NYTP”), a Delaware limited liability company with a principal office at                    World Trade Center* New York, New York 10048, and                 . (the “Carrier”), a                    corporation with a principal office at                      .

WITNESSETH:

WHEREAS, the Port Authority of New York and New Jersey (the “Port Authority”) has selected NYTP to build and operate a Telecommunications Network Access System (“TNAS”), as described on Exhibit “A” attached hereto, whereby providers of Personal Wireless Services (as hereinafter defined) may elect to have seamless wireless access to certain tunnels, concourses and buildings, airports and other facilities operated by the Port Authority;

WHEREAS, the Port Authority and NYTP have agreed upon the terms and conditions pursuant to which NYTP will build and operate the TNAS and, in connection therewith, the Port Authority and NYTP have entered into a TNAS Agreement dated                      1999 (the “TNAS Agreement”); and

WHEREAS, NYTP has agreed to mate the TNAS available to the Carrier in the Lincoln Tunnel and the Holland Tunnel (collectively, the “Tunnels”), as well as in any other Fort Authority Facility (hereinafter defined) in which the Carrier desires TNAS coverage, in accordance with the terms and conditions set forth herein, and the Carrier has agreed to participate in and use the TNAS in the Tunnels and, if the Carrier desires, other Port Authority Facilities, and to make payments to NYTP, all in accordance with the terms and conditions set forth herein.

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NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the parties agree as follows:

AGREEMENT

1. DEFINITIONS, For purposes of this Agreement, the following capitalized words and phrases, in the absence of clear implication otherwise, shall be given the following respective meanings:

“Access Fee” shall have the meaning given that term in Section 3.1.

“Assignee” shall mean a Person to whom rights hereunder have been assigned, including any trustee designated in connection with the Project Financing.

“Baseline MOUs” shall mean the MOUs for each Covered Facility set forth on the Schedule for .such Covered Facility, as increased by any additional Baseline MOUs purchased by the Carrier pursuant to Section 3.1(c).

“Carrier Agreements” shall mean this Agreement and all other similar agreements with Participating Carriers pursuant to which Participating Carriers and NYTP agree on the terms and conditions under which such Participating Carriers will have access to the TNAS.

“Carrier L/C” shall have the meaning given that term in Section 3.6.

“Carrier Equipment” shall mean the Carrier’s equipment for the provision of telecommunications services.

“Change in Law” shall mean (i) any change in, or adoption of, any constitution, charter, act, statute, law, ordinance, code, rule, regulation or order, or other legislative or administrative action of the United States of America, the State of New York,

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or the State of Hew Jersey, or any agency, department, authority, political subdivision or other instrumentality of any of them (collectively, a “Law”), (ii) a final decree, judgment, or order of a court-of any such agency which is legally binding, and enforceable, or (iii) the suspension, termination, interruption, denial, failure to renew, or imposition of conditions not previously imposed with respect to the issuance of any permit, license, consent or authorization, or any change m judicial or administrative interpretation of any Law with which, in each case, in the mutual opinion of the parties, NYTP must at such time comply in connection with the design, construction or operation of the TNAS, having a material adverse effect on the performance of any of the obligations of NYTP hereunder or of any other obligation of a party pursuant to this Agreement, occurring subsequent to the date hereof, and which has not been principally caused by, nor significantly contributed to by, and is beyond the reasonable control of, the party relying thereon as justification for not performing an obligation or complying with any condition required of such party under this Agreement.

“Contractor” shall mean, collectively, the general contractors that NYTP selects to construct all or any portion of the TNAS.

“Construction Contract” shall mean, with respect to any Contractor, every agreement between NYTP and such Contractor with respect to the TNAS.

“Construction Costs” shall mean, with respect to any Covered Facility, all costs attributable solely to such Covered Facility that may be incurred by NYTP (including any such costs incurred by any of its contractors or agents) during the Construction Period with respect to the completion of the TNAS at such Covered Facility.

“Construction Date” shall mean, with respect to any Covered Facility, the date that construction of the TNAS commences in such Covered Facility.

“Construction Period” shall mean, with respect to any Covered Facility, the time period beginning on the Construction Date and ending on the date set forth.

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in the Schedule 2.7 for such Covered Facility, or as may be further extended pursuant to Section 2.7(a).

“Consulting Engineer” shall have the meaning given to such term in Section 2.7

“Contractor” shall mean each general contractor that NYTP selects to construct the TNAS, or any portion thereof.

“Covered Facility” shall mean each Port Authority Facility with respect to which the Carrier has elected to participate in the TNAS and receive TNAS coverage pursuant to the procedures in Section 2.7.

“Date of TNAS Operation* shall mean, with respect to each Covered Facility, the later to occur of (i) the end of the Construction Period, or (ii) the date on which the Carrier has complied with the terms of Sections 2.7(a), 3.1(a) and (b) and 3.2 with respect to such Covered Facility.

“Entrance Fee” shall have the meaning given that term in Section 3.1.

“Equivalent Measurement of Use” or “EMU” shall have the meaning given to that term under the definition of MOU.

“Estimated Construction Costs” shall have the meaning given to that term in Section 3.6.

“Excess MOUs” shall mean, with respect to each Covered Facility, all MOUs sent or received by Carrier’s customers over the TNAS in an operating year in excess of Baseline MOUs.

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“Existing Contracts” shall mean the existing contracts regarding wireless services within Port Authority Facilities described on Exhibit “B” attached hereto.

“GAAP” shall mean generally accepted accounting principles applied on a consistent basis.

“Initial Term” shall have the meaning given that term in Section 4.1.

“MOU” and, collectively, “MOUs.” shall mean a “Minute of Use,” which shall refer to each minute, or portion thereof, of airtime that a customer of a Participating Carrier sends or receives transmissions over the TNAS. In addition, the Carrier acknowledges that methods of measuring use or volume in the wireless communications industry are constantly evolving, and that NYTP may in the future use a different methodology for measuring use of the system by the Carrier and the other Participating Carriers (e.g., measurement based on bits through digital packet switch data). In the event that NYTP converts the methodology of measuring use of the TNAS from minutes of use to an equivalent measurement of digital information wireless traffic use (an “Equivalent Measurement of Use” or “EMU”), the defined term MOU used throughout this Agreement shall mean and refer to such EMU. The parties acknowledge that a change in the methodology used to measure use of the TNAS will require the consent of the Port Authority in accordance with the terms of the TNAS Agreement.

“Operating Year” means a calendar year during the term of this Agreement or, as applicable, and pro rated, the portion of the year beginning on the Date of TNAS Operation and ending on December 31 of the same calendar year or, in the case of the last Operating Year hereunder, the portion of the year beginning on January 1 thereof and ending on the Termination Date of this Agreement.

“Overlay” means, with respect to certain Covered Facilities, access to structures or property on or at such Covered Facility by the Carrier for the installation of Carrier Equipment.

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“Participating Carriers” shall mean, with respect to each Covered Facility, the providers of Personal Wireless Services who have entered into or at any time hereafter enter into an agreement with NYTP allowing’ such provider access to the TNAS in such Covered Facility.

“Person” shall mean any individual, firm, partnership, corporation, association, institution, cooperative enterprise, trust, municipal authority, federal institution or agency, state institution or agency, municipality, other governmental agency or any other legal entity or any group of such persons whatsoever which is recognized by law as the subject of rights and duties.

“Personal Wireless Services” shall mean commercial mobile services, unlicensed wireless services, and common carrier wireless exchange access services.

“Points of Interface with TNAS” shall mean the locations at which the Carrier’s equipment interfaces with the TNAS.

“Port Authority” shall mean the Port Authority of New York and New Jersey, a body corporate and politic created by Compact between the states of New York and New Jersey with the consent of the Congress of the United States of America.

“Port Authority Facilities” or “Facilities” shall mean those areas owned or controlled by the Port Authority as described on Exhibit “C” attached hereto.

“Project” shall mean the development, financing, construction, operating and maintaining of the TNAS, all as described in the TNAS Agreement and herein.

“Project Financing” shall mean the obligations of NYTP pursuant to the indebtedness incurred and all other funds raised by NYTP to finance the development, construction, equipping and operation of the TNAS and any payments made in connection with the Existing Contracts.

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“Schedules” shall mean the Schedules attached (or, with respect to subsequent Covered Facilities, to be attached) to this Agreement and made a part of this Agreement and containing the terms and conditions on which the Carrier shall have the right to use the TNAS in each Covered Facility. Each such Schedule is referred to and described in Section 2.7, and is designated Schedule 2.7. There shall be a separate Schedule 2.7 for each Covered Facility.

“System Capacity” shall mean the specifications and minimum system capacity described in Exhibit “D” attached hereto.

“Technical Standards” shall mean the technical standards for the TNAS for each Port Authority Facility as set forth on Exhibit “E” attached hereto.

“Termination Fee” shall have the meaning given that term in Section 14.3.

“TNAS” shall mean each telecommunications network access system to be owned by NYTP and constructed by each Contractor on the Port Authority Facilities in accordance with the TNAS Agreement, whereby providers of Personal Wireless Services will gain seamless wireless access to certain Port Authority facilities, which network access system is fully described and detailed on Exhibit “A” attached hereto.

“TNAS Agreement” shall mean the agreement between the Port Authority and NYTP dated                   , 1999, pursuant to which NYTP and the Port Authority have agreed upon the terms and conditions under which NYTP will build and operate the TNAS.

“Uncontrollable Circumstances” shall mean acts, events, or conditions hereafter occurring or existing, whether affecting the TNAS or NYTP, having a material adverse effect on any obligation under this Agreement, if such act, event or condition has not been principally caused by, nor significantly contributed to by, and is beyond the reasonable

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control of, the party relying thereon as justification for not performing an obligation or complying with any condition required of such party under this Agreement, of the following kinds:

(i) An act of God, war, embargo, insurrection, strike, riot, sabotage, fire, demonstrations, civil disturbance, national emergency, flood, explosion, earthquake, lightning or similar circumstances;

(ii) the entry of a valid and enforceable injunctive or restraining order or judgment of any federal or state, administrative agency or governmental officer or body, having jurisdiction thereof if such order or judgment is not the result of the negligent or willful act, or failure to act of the non-performing party. The contesting in good faith of any order or judgment shall not constitute or be construed as a willful or negligent act; or

(iii) Change in Law.

“Underlay TNAS” means, with respect to certain Covered Facilities, access by the Carrier to the NYTP internal building network coverage equipment at such Covered Facilities.

“Usage Fee” shall have the meaning given that term in Section 3.1.

2. ESTABLISHMENT OF TNAS

2.1 Obligation of NYTP To Establish TNAS. NYTP and the Port Authority have entered into the TNAS Agreement and NYTP shall use reasonable efforts to implement the TNAS Agreement, cause the TNAS to be constructed, and operate the TNAS, all in accordance with the terms and conditions of the TNAS Agreement and the Carrier Agreements. On or before the Date of TNAS Operation in each Covered Facility, NYTP shall cause the TNAS to be fully operational in such Covered Facility in accordance with the

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terms of the System Capacity and Technical Standards for that Covered Facility. NYTP, through its own personnel, the Contractor, and other Persons shall provide all labor and materials necessary to build, own, operate, repair and maintain the TNAS. The Carrier shall be solely responsible for the installation, maintenance, repair, replacement and operation of the Carrier Equipment in the TNAS

2.2 Administration of TNAS. NYTP will administer and operate all aspects of the TNAS. Following the Date of TNAS Operation in each Covered Facility, NYTP shall keep the TNAS operating and available continuously in each Covered Facility seven days per week, 24 hours per day, every day of the year. NYTP shall maintain the TNAS in good operating condition, and shall manage the TNAS with sound engineering practices. Subject to the Carrier’s base station and customer unit specifications, NYTP shall, in accordance with the Technical Standards, cause to be accepted and/or delivered, in each Covered Facility, wireless communications signals within the TNAS originating from or to be delivered to customers of the Carrier. The Carrier shall develop a system, reasonably acceptable to NYTP and to the Port Authority, capable of measuring wireless communications signal volume in each Covered Facility in consultation with, and based on reasonable standards adopted by, NYTP (and approved by the Port Authority), and shall report such volume to NYTP on a monthly basis. The Port Authority, from time to time, may inspect the Carrier’s Equipment for measuring wireless communications signal volume. In the event that the Carrier refuses or is unable to develop a system capable of measuring its wireless communications signal volume in each Covered Facility, the parties acknowledge that NYTP may, at its discretion, develop, implement and install a system (on the Carrier’s equipment, if necessary) capable of measuring wireless communications signal volume originating or terminating on, or otherwise using, the TNAS; provided that any such system shall be developed in consultation with the Participating Carriers, and the costs to develop and implement such system shall be [                                ].

2.3 Carrier Commitment. Commencing on the Date of TNAS Operation and during the term of this Agreement, all Personal Wireless Services provided by the Carrier to its customers within each Covered Facility’s TNAS coverage area shall be

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provided through NYTP and the TNAS, and the Carrier shall not use any other means or method of transmitting wireless communications signals in any Covered Facility. This Section 2.3 shall not prohibit the Carrier from using, and shall not restrict or limit the Carrier’s use of, those portions of the Carrier’s existing telecommunications system located outside the Covered Facilities that may provide coverage in or otherwise overlap areas of a Covered Facility serviced by the TNAS. The Carrier acknowledges that NYTP may measure baseline existing telecommunications signals levels to establish existing levels of overlap, and that NYTP may monitor future signals levels to ensure that the Carrier does not intentionally avoid the TNAS through additions to its existing system.

2.4 System Capacity. It is acknowledged and understood by the parties that the TNAS will be designed and constructed to handle, process and complete wireless transmission signals in accordance with the Technical Standards and the System Capacity.

2.5 Shutdown. On fourteen (14) days prior written notice to the Carrier, NYTP may partially or completely reduce the capacity of the TNAS for a scheduled overhaul, provided that no later than seven (7) days prior to any such reduction of capacity, NYTP shall present to the Carrier a contingency plan (a “Shutdown Contingency Plan”), acceptable to the Carrier in the Carrier’s reasonable discretion, to notify the Carrier’s customers of the anticipated shutdown and alternate means of providing service to such customers, which contingency plan shall include, but not be limited to, notices posted in the Covered Facility to be affected, and provided further that if the proposed Shutdown Contingency Plan is not acceptable to the Carrier, NYTP shall work with the Carrier to develop a revised Shutdown Contingency Plan acceptable to the Carrier in the Carrier’s reasonable discretion prior to any such reduction of capacity. NYTP shall select overhaul or shutdown periods when low call volume may be expected. Except in cases of emergency or Uncontrollable Circumstances, the TNAS shall not be shutdown for a period in excess of six (6) hours unless NYTP and the Carrier have agreed on a Shutdown Contingency Plan that provides for a greater shutdown period.

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2.6 Equivalent Measurement of Use (EMU). NYTP may, in its reasonable discretion, change the methodology used to measure wireless communications signal volume on the TNAS from MOU to an EMU, and the Carrier shall cooperate with NYTP and take all steps necessary to assist NYTP in completing any such change in methodology and to change the Carrier’s system of measuring its use of the TNAS to comport with such change; provided that any such conversion by NYTP shall not be implemented by NYTP until NYTP has received the consent of a majority of the Participating Carriers to such conversion, which consent shall not be unreasonably withheld or delayed.

2.7 Carrier’s Participation in a Covered Facility.

(a) The Carrier and NYTP each acknowledge and agree that the Port Authority Facilities known as the Holland Tunnel and the Lincoln Tunnel are Covered Facilities. The Access Fee, Usage Fee, Baseline MOU, Construction Date, Construction Period and other information for, and applicable solely to, such Covered Facilities are set forth on Schedules 2.7(a) and 2.7(b), respectively. The Carrier shall not participate in the TNAS or otherwise receive TNAS coverage in any other Port Authority Facility and no other Port Authority Facility shall be subject to this Agreement, unless and until (i) the Carrier notifies NYTP in writing that it desires to participate in the TNAS in such Port Authority Facility, which notice shall include the specifications of the Carrier’s desired participation in such Facility; (ii) the Carrier agrees to pay all of NYTP’s costs to design and construct that portion of the TNAS that is necessary in order to permit the Carrier’s desired use of such Facility (the “Construction Costs”); (iii) if all or any portion of the Construction Costs have been paid for by another Participating Carrier or NYTP, the Carrier pays to such Participating Carrier or NYTP, as the ease may be, the Carrier’s pro rata share of such Construction Costs (based on the number of Participating Carriers using such constructed portion as of the date of such payment); (iv) prior to commencement of construction, the Carrier pays to NYTP the Estimated Construction Costs for such Facility; (v) the Carrier executes the Schedule 2.7 for such new Covered Facility in

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the form required by NYTP, which Schedule 2.7 shall be deemed incorporated in, and a part of, this Agreement; and (vi) the Carrier pays the Access Fee due for such Facility. Upon the Carrier’s written request, NYTP may, in its sole discretion and in lieu of requiring the Carrier to pay to NYTP the Estimated Construction Costs for any such Facility under clause (a)(iv) above, finance the Construction Costs for such Facility, in which case the Carrier shall, prior to the commencement of the construction of the TNAS in such Facility, (A) pay a portion (determined by NYTP) of the Estimated Construction Costs for such Facility, (B) promise to pay the remaining Construction Costs over time, on terms and with interest at a rate determined by NYTP in its reasonable discretion, and (C) execute any and all promissory notes and other documents to evidence the foregoing that NYTP deems necessary in its reasonable discretion. The Carrier acknowledges that NYTP intends to construct the TNAS in JFK, LaGuardia and Newark Airports, and that the Carrier, if it elects to obtain use of the TNAS in such Facilities, will be responsible for payment of the Construction Costs for such Facilities in accordance with clause (a)(iii) above.

(b) Within thirty (30) days after receipt by NYTP of the notice specified in clause 2.7(a)(i) above, NYTP shall deliver to the Carrier the Schedule 2.7 for such Facility. Such Schedule 2.7 shall set forth, among other things, the Construction Date and the Construction Period, and shall be accompanied by the information relating to Estimated Construction Costs and amounts payable by the Carrier as described in Section 3.6. Upon completion of construction of the TNAS in such Facility, the Carrier shall be permitted to inspect and test the TNAS in the Facility for a period of ten (10) days after the Carrier has completed the installation of its equipment in the Facility; provided that the Carrier covenants and agrees to adhere to NYTP’s requirements with respect to the scheduling for and installing of the Carrier’s equipment at the Facility. Such testing shall be performed at the Carrier’s expense to confirm compliance with the Technical Standards for such Facility. The Carrier agrees that no construction and installation work may be performed by the Carrier or NYTP without the prior written approval of the Port

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Authority. If the TNAS in such Facility is not reasonably satisfactory to the Carrier, the Carrier shall notify NYTP in writing prior to the end of the Construction Period, which notice shall set forth any deficiencies in the TNAS with reasonable specificity, and the Construction Period shall be extended by NYTP so as to permit NYTP to correct such deficiencies. NYTP shall promptly notify the Carrier in writing as to the revised Construction Period, and the Carrier shall be permitted to inspect and test the TNAS in the Facility during the last ten (10) days of the revised Construction Period. If prior to the completion of the revised Construction Period, the Carrier notifies NYTP in writing that the deficiencies in the TNAS in such Facility have not been remedied so as to make the TNAS reasonably satisfactory for its intended use, NYTP shall be permitted to further remedy such deficiencies in accordance with the foregoing procedures unless (i) the Carrier states in such notice that the Carrier believes that such deficiencies cannot be remedied by NYTP, or (ii) NYTP notifies the Carrier in writing that NYTP believes that such deficiencies have been remedied so as to make the TNAS in the Facility reasonably satisfactory for its intended use. If events (i) or (ii) occur, the parties agree that the matter will be submitted to the Chief Engineer of the Port Authority to assist the parties in resolving the matters in dispute, if the Chief Engineer is willing to act in such capacity. If the parties are unable to resolve the matter in accordance with the foregoing, the matter shall be submitted to a reputable engineering firm with specific expertise in telecommunications matters mutually selected by the parties or, if the parties are unable to agree, selected by the Chief Engineer of the Port Authority, or, if the Chief Engineer is unwilling to make such selection, by the American Arbitration Association, for review and resolution by such engineering firm (the “Consulting Engineer”). The parties agree to each pay one-half of any costs or expenses of the Port Authority’s Chief Engineer, the American Arbitration Association and the Consulting Engineer. If the Consulting Engineer determines that such deficiencies cannot be remedied by NYTP, all amounts paid by the Carrier to NYTP as Estimated Construction Costs (and any other sums paid to NYTP by the Carrier with respect to such Facility, if any) shall be refunded by NYTP to the Carrier. If the Consulting Engineer determines that such deficiencies can be remedied, NYTP shall proceed to remedy such deficiencies immediately in

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accordance with the procedures set forth in this Section 2.7(b). If the Consulting Engineer determines that such deficiencies have been remedied so as to make the TNAS in the Facility reasonably satisfactory for its intended use, the Carrier shall immediately comply with its obligations under Section 2.7(a).

(c) NYTP and the Carrier expressly acknowledge and agree that the Carrier is not required to participate in the TNAS at all Port Authority Facilities.

(d) The Carrier acknowledges that NYTP may impose, and the Carrier will be responsible for paying, a surcharge to cover (without limitation) increased administration costs and fees, implementation costs and fees, and interest if the Carrier (i) signs this Agreement after the Construction Date for the TNAS in the Holland and Lincoln Tunnels, or (ii) elects to participate in a Covered Facility after the Construction Date of the TNAS in such Covered Facility.

3.        CHARGES AND PAYMENTS

3.1 Fees Generally. The Carrier will be responsible for payment of three (3) separate types of fees, as set forth below, in exchange for participation in theTNAS or any Covered Facility or Facilities: an Entrance Fee, Access Fees, and a Usage Fee.

(a) The Entrance Fee shall be Five Hundred Thousand Dollars ($500,000) and shall be payable on or before the date of execution of this Agreement by the Carrier. Payment of the Entrance Fee shall cover part of the initial development start-up costs and the Port Authority Fees payable during the Construction Period. The Carrier shall be required to pay only one Entrance Fee during the term of this Agreement.

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(b) An Access Fee for each Covered Facility will be payable quarterly in advance beginning on the Date of TNAS Operation for such Covered Facility (pro rated, if necessary) and continuing on each January. 1, April l, July 1, and October 1 thereafter for the entire term of this Agreement. The Access Fee for each Covered Facility will be set forth on the Schedule 2.7 for such Covered Facility. Each Access Fee set forth in the Schedules shall increase by three percent (3%) on January 1 of each year.

(c) The Usage Fee will be a per MOU charge payable by the Carrier only after the Carrier’s use of the TNAS in any Covered Facility during an Operating Year has exceeded the Baseline MOUs for such Covered Facility. The Usage Fee for all Excess MOUs during any month shall be payable within forty-five (45) days from the last day of such month. The amount of the initial Usage Fee for each Covered Facility is set forth on the Schedule 2.7 for such Covered Facility. The Carrier’s Usage Fee per excess MOU for each Covered Facility shall be adjusted on January 1 of each year so that it equals twenty-five percent (25%) of the average converted flat rate charged by all Participating Carriers to end-users during the immediately preceding year (as determined in good faith by NYTP), per Excess MOU; provided, however, that the Usage Fee per Excess MOU shall not be less than $0.015 nor greater than $0.05. Notwithstanding the foregoing, the Carrier and NYTP may agree at any time on a fixed rate per MOU for the Usage Fee, which fixed rate shall remain effective with respect to the Carrier for such period as the parties shall agree.

(d) The Carrier shall be offered an opportunity to purchase additional Baseline MOUs annually in advance at a price to be determined by NYTP and the Port Authority which, on a per Excess MOU basis, will be less than the Usage Fee per Excess MOU. These additional Baseline MOUs may be used by the Carrier to increase, for the year in which they are used, the Baseline MOUs established for any Covered Facility in the Schedule therefor, thereby reducing the number of Excess MOUs for such Covered Facility in such year. The Carrier must

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purchase separate additional MOUs for each Covered Facility, and additional Baseline MOUs may not be reused (i.e., after use, the Baseline MOUs for the Covered Facility in question automatically reduce to the amount set forth in the Schedule 2.7 for such Covered Facility unless new additional Baseline MOUs are purchased and used for such Covered Facility by the Carrier).

(e) The Carrier shall not be responsible for paying a Usage Fee in any Calendar Year until the amount of the Usage Fee for such Calendar Year, calculated as set forth in Section 3.1(c) above, exceeds the dollar amount of the three percent (3%) increase in the Access Fee for such Calendar Year provided for in Section 3(b) above, and the Carrier shall only be responsible for that portion of the Usage Fee in excess of such dollar amount.

[3.2 Letter of Credit [or other Collateral Security — to be discussed]. To secure its obligations to pay the Usage Fee and Access Fee as provided herein, the Carrier shall provide to NYTP a letter of credit or similar credit enhancement acceptable to NYTP (which similar credit enhancement may include a corporate guaranty or surety bond as long as such guaranty or surety bond is in form and substance reasonably acceptable to NYTP and the Port Authority), which letter of credit or similar credit enhancement shall be in an amount not less than five (5) times the amount of the parties’ good faith estimate of the sum of the annual Usage Fees and Access Fees payable under this Agreement (the “Carrier L/C”). Each time the Carrier elects to make a Port Authority Facility a Covered Facility, the face amount of the Carrier L/C shall be increased by the Carrier, in accordance with the formula set forth in the previous sentence, to cover the estimated Usage Fees and Access Fees for such new Covered Facility. The Carrier L/C shall be assignable by NYTP to NYTP’s institutional lender or lenders.]

3.3 [Keep as Section 3.3] Uniformity. The Entrance Fee, Access Fees and Usage Fees as determined by NYTP pursuant to this Agreement and the fees payable under agreements with other Participating Carriers shall be based on the same criteria for each Participating Carrier. All Carrier Access Agreements shall contain

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substantially similar terms and conditions, and if any Participating Carrier obtains access to the TNAS on terms more favorable than those contained in this Agreement, the Carrier shall be entitled to the benefit of such favorable terms granted to such other Participating Carrier (provided that the Carrier acknowledges that (a) certain payments and obligations of the Participating Carriers are based on usage of the TNAS and choices made by the Participating Carriers, which may result in different obligations and rights of the Participating Carriers, and (b) NYTP may impose a surcharge on Participating Carriers as described in Section 2.7(d).

3.4 Interest. In the event that any payment required under the terms of this Agreement is not paid by the date specified hereunder and such failure continues for  five (5) days after written notice from NYTP, interest shall be charged by NYTP on such unpaid amount at an interest rate equal to one and one-half percent (1.5%) per month until such payment is received by NYTP.

3.5 Usage Fee Calculation Records.

(a) NYTP shall maintain all books, records and accounts necessary to record all matters affecting the amounts payable by the Carrier. All such books, records and accounts will be maintained in accordance with GAAP, shall accurately, fairly and in reasonable detail reflect all of NYTP’s dealings and transactions under this Agreement, and shall be sufficient to enable such dealings and transactions to be audited in accordance with GAAP. All such books, records and accounts (other than books, records and accounts relating solely to another Participating Carrier) will be available for inspection and photocopying by the Carrier, at the Carrier’s cost, on reasonable notice, and shall be maintained by NYTP for at least seven (7) years.

(b) The Carrier shall maintain all books, records and accounts necessary to record all matters affecting or relating to the Carrier’s use of the TNAS. All such books, records and accounts will be maintained in accordance

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with GAAP, shall accurately, fairly and in reasonable detail reflect all of the Carrier’s dealings and transactions under this Agreement, and shall be sufficient to enable such dealings and “transactions to be audited in accordance with GAAP. All such books, records, and accounts will be available for inspection and photocopying by NYTP and the Port Authority, at NYTP’s cost or at the Port Authority’s cost, as the case may be, on reasonable notice, and shall be maintained by the Carrier for at least seven (7) years.

(c) Each party shall treat all information relating to the other party and obtained under the provisions of this Section 3 as confidential information and each party shall not use or disseminate any such information except for the purposes of this Agreement; provided, however, that the Carrier acknowledges and agrees that all such information may be provided to the Port Authority in accordance with the TNAS Agreement.

3.6 Estimated and Actual Construction Costs. Within thirty (30) days after the Carrier delivers to NYTP a notice under Section 2.7 that Carrier desires to participate in any Covered Facility, NYTP shall deliver to the Carrier in writing (i) a good faith estimate of the Construction Costs to be incurred by NYTP for such Covered Facility and described in Section 2.7 (the “Estimated Construction Costs”) and (ii) a full accounting of (A) all Construction Costs in connection with such Covered Facility incurred prior to the date of such notice, (B) all amounts paid to or owed to NYTP by any other Participating Carrier in connection with such Covered Facility; and (C) the amount the Carrier owed to any other Participating Carriers or NYTP, if any, representing the Carrier’s pro rata share of any previously incurred Construction Costs, as described in Section 2.7. In accordance with Section 2.7, the Carrier must, among other things, pay such amounts prior to participating in the TNAS in such Facility and, in the case of Estimated Construction Costs, prior to the commencement of construction (unless NYTP and the Carrier agree that NYTP will finance such Construction Costs In accordance with Section 2.7). The Estimated Construction Costs shall not be binding on NYTP and NYTP’s delivery of the Estimated Construction Costs shall not affect or alter the Carrier’s obligation to pay all of NYTP’s actual Construction

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Costs in accordance with Section 2.7. NYTP shall allow the Carrier the opportunity to participate in and make recommendations with respect to the TNAS and the Estimated Construction Costs’ for a Covered Facility. Further, the Carrier shall-be-allowed the right to review and comment upon estimates, bids, work orders, and other documentation relating to the Estimated Construction Costs and the actual Construction Costs to be incurred in connection with a Covered Facility and the design, construction and implementation of the TNAS in such Covered Facility, and the Carrier shall have the right to approve the Estimated Construction Costs for such Covered Facility, which approval shall not be unreasonably withheld or delayed. Notwithstanding such approval, the Carrier acknowledges that the actual Construction Costs with respect to a Covered Facility may exceed the Estimated Construction Costs (including, without limitation, for reasons based on Uncontrollable Circumstances), and that the Carrier shall nevertheless remain liable for payment of all sums due under Section 2.7.

4. TERM

4.1 Initial Term. The initial term of this Agreement (the “Initial Term”) shall be from the date hereof until August 25, 2014, unless sooner terminated as provided herein.

4.2 Renewal. This Agreement shall automatically extend for an for an additional five (5) year period the “First Renewal Term”), commencing at the end of the Initial Term, upon the same terms and conditions as set forth herein, and this Agreement also shall automatically renew for an additional five (5) year period (the “Second Renewal Term”), commencing at the end of the First Renewal Term, unless either party, by notice delivered in writing to the other party at least one hundred eighty (180) days prior to the end of the Initial Term or the First Renewal Term, as applicable, notifies the other party of its intention to terminate this Agreement at the end of the Initial Term or the First Renewal Term, as applicable. In the event of such renewal, the Termination Fee determined by reference to Section 13.3 shall continue in effect for the renewal term in question, and shall , be calculated based on the number of years remaining in such renewal term.

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5. CONDITIONS TO PARTIES’ OBLIGATIONS

5.1 Conditions. The obligations of the parties hereunder .are subject to satisfaction or waiver of the following conditions:

(a) NYTP’s receipt of all necessary or appropriate building and construction permits and all licenses, permits approvals and consents from all applicable governmental authorities necessary or appropriate for NYTP to operate the TNAS in the Initial Covered Facilities and for the Carrier to install its Carrier Equipment in, have access to, and use the initial Covered Facilities; and

(b) Acceptance by NYTP of the TNAS in the initial Covered Facilities in accordance with the terms and conditions of the Construction Contract between NYTP and the Contractor for such Covered Facility.

5.2 Failure of Conditions. In the event that the conditions set forth in Section 5.1 above are not met and NYTP terminates this Agreement, or the Carrier terminates this Agreement based on such failure (but subject to the cure rights in favor of NYTP set forth in Section 13.3) prior to the Carrier obtaining use of the TNAS, all amounts paid by the Carrier to NYTP under this Agreement shall be refunded by NYTP to the Carrier.

6. COVENANTS OF THE CARRIER

6.1 Commitment. Provided that the TNAS is ready and available to service the Carrier’s customers on the Date of TNAS Operation, the Carrier’s obligations to make the payments called for under this Agreement to NYTP, in the amounts stated and when due, are absolute and unconditional and shall not be subject to any delay or diminution by right of any set-off, counterclaim, abatement or any other right which the Carrier may have against NYTP, the Port Authority or any other Person whatsoever. The Carrier recognizes that the current structure of the TNAS includes a risk of Uncontrollable

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Circumstances, including but not limited to, a Change in Law, resulting in the shutdown or cessation of operations of the TNAS after completion. The Carrier’s obligations under this Agreement shall continue unabated notwithstanding such event; provided, however, that the parties acknowledge and agree that to the extent a complete shutdown or cessation of operations of the TNAS in any Covered Facility would constitute an NYTP Event of Default, the Carrier shall have the rights and remedies provided in Section 13 of this Agreement. The Carrier acknowledges and agrees that the Carrier will not use any technology or system, whether now existing or hereafter developed, other than the TNAS, that will enable the Carrier to provide Personal Wireless Services to its customers at or on any Covered Facilities, subject, however, to the penultimate sentence of Section 2.3 of this Agreement, which acknowledges that the Carrier Is not prohibited, restricted or limited in using the Carrier’s existing telecommunications system located outside the Covered Facilities even if such use may overlap with coverage areas within the TNAS.

6.2 Existing Contracts. The Carrier shall cooperate with NYTP in assigning to NYTP or terminating any Existing Contracts between the Carrier and the Port Authority relating to the Carrier’s use of transmission equipment and/or services within any Covered Facilities, and, in connection therewith, the Carrier shall at the request of NYTP deliver, transfer and convey to NYTP all rights and interests of the Carrier under any Existing Contract. Upon termination of any Existing Contracts between the Carrier and the Port Authority, all remaining obligations of the Carrier under such Existing Contracts shall also terminate (including non-monetary duties and obligations).

6.3 Disclosure of Information. The Carrier agrees that, in connection with the Project Financing, (a) the Carrier will furnish such information regarding the Carrier as NYTP may reasonably request, and (b) the Carrier will furnish such certificates with respect to organization, authorization and capacity of its officers as NYTP or the Person providing the Project Financing may reasonably request; provided that NYTP acknowledges that the Carrier shall not be obligated to furnish financial information that is not otherwise disclosed or disseminated to the public by the Carrier.

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6.4 Status. The Carrier shall at all times maintain its status and rights as a bona fide provider of Personal Wireless Services and shall maintain its ability and authority to engage in business in the States of New York and New Jersey.

6.5 Compliance with Laws. The Carrier covenants and agrees to comply with all applicable present and future governmental laws, rules, regulations and orders respecting the Covered Facilities and the TNAS and its use thereof, including but not limited to those of the Port Authority, the Federal Communications Commission, the United States Environmental Protection Agency, state environmental agencies, and the Occupational Safety and Health Administration.

6.6 Environmental Indemnity. The Carrier will indemnify, protect, defend and hold harmless NYTP and the Port Authority from and against all claims, suits, actions, causes of action, assessments, losses, penalties, costs, damages and expenses, including, without limitation, attorneys’ fees, sustained or incurred by NYTP or the Port Authority pursuant to any federal, state or local laws, implementing regulations, common law or otherwise dealing with matters relating to the environment, hazardous substances, toxic substances and/or contamination of any type whatsoever brought by the Carrier to, in, upon or beneath any Covered Facilities or released or disturbed by the Carrier in connection with its activities at any Covered Facility if the Carrier was provided written notice of the existence of hazardous or toxic substances within such Covered Facility.

6.7 Liens. The Carrier shall keep all Covered Facilities and the TNAS therein free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of the Carrier and shall indemnify, defend and hold NYTP and the Port Authority harmless from all claims, costs and liabilities, including reasonable attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. The Carrier shall cause any such lien imposed on any Covered Facilities or the TNAS therein to be released of record by payment or posting of a proper bond within thirty (30) days after written request by NYTP. Nothing in this Section 6.7 shall be deemed

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an acknowledgement by the Port Authority that any Covered Facilities are subject to the placement of any such liens.

6.8 Insurance.

(a) The Carrier shall carry or cause to be carried general liability insurance and comprehensive automobile liability insurance in an amount not less than $2,500,000 from an insurance company with an “A” rating or greater from A.M. Best and a deductible not greater than $100,000, which insurance shall name NYTP and the Port Authority as additional insureds and shall affirmatively hold harmless NYTP and the Port Authority for any activity by the Carrier in any Covered Facility or anyone acting on behalf of the Carrier in connection with the TNAS in any Covered Facility, and shall submit evidence thereof to NYTP and the Port Authority. In lieu of the foregoing, the Carrier shall provide evidence reasonably satisfactory to NYTP of general liability insurance coverage and comprehensive automobile liability insurance in amounts and with carriers reasonably acceptable to NYTP and the Port Authority, which insurance shall name NYTP and the Port Authority as additional insureds and shall affirmatively hold NYTP and the Port Authority harmless for any activity by the Carrier in any Covered Facility or anyone acting on behalf of the Carrier in connection with the TNAS in any Covered Facility.

(b) The said policy or policies of insurance shall also provide or contain an endorsement providing that the protections afforded the Carrier thereunder with respect to any claim or action against the Carrier by a third person shall pertain and apply with like effect to (i) any claim or action against the Carrier by the Port Authority and (ii) any claim or action against the Port Authority by the Carrier, in each case as though the Port Authority were a named insured, but such endorsement shall not limit, vary, change or effect the protection afforded the Port Authority thereunder as an additional insured.

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(c) Each policy of insurance required by this Section shall contain a provision that the insurer shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority or its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority.

6.9 Indemnification.

(a) The Carrier shall protect, indemnify and hold NYTP, the Assignee and the Port Authority harmless from and against all liabilities, actions, damages, claims, demands, judgments, losses, costs, expenses suits or actions and attorneys’ fees, and will defend NYTP, the Port Authority and the Assignee in any suit, including appeals, arising out of information regarding and supplied by the Carrier which is furnished in connection with the Project Financing. This indemnification provision is for the protection of NYTP, the Port Authority and the Assignee, and shall not establish any liability to any other third parties.

(b) If so directed by the Port Authority, the Carrier shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority.

6.10 Dealings With Third Parties. The Carrier shall not have any dealings with any other Person with respect to the TNAS other than NYTP, and all contacts, communications, requests, demands, and other matters regarding the TNAS and the Carrier

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shall be solely with NYTP shall all go through NYTP, Notwithstanding the foregoing, if the Carrier has made a written request or demand of NYTP and NYTP fails to respond to such written request within thirty (30) days of additional written notice from the Carrier asserting that NYTP has failed to respond to such request, the Carrier shall have the right to communicate with a third party to the extent required to obtain the information, rights or relief requested or demanded in such notice.

7. COVENANTS OF NYTP

7.1 Interference. NYTP will not permit or suffer the installation and existence of any improvement, equipment, and antenna or broadcast facility (including, without limitation, transmission or reception devices) upon any Covered Facility and/or the TNAS therein, if such Improvement interferes with the use of the TNAS by the Carrier in a Covered Facility. The Carrier agrees to promptly resolve any interference problem which its individual equipment or personalty shall cause to any other users of the Covered Facilities and/or the TNAS therein. NYTP shall promptly use commercially reasonable efforts to resolve any interference problems suffered by the Carrier in any Covered Facility as a result of (a) any Participating Carrier’s change in its individual equipment or personalty; (b) any Participating Carrier’s failure to adhere to the Technical Standards, or (c) subsequent additions to the TNAS in the Covered Facilities. The Carrier shall not be responsible for resolving interference problems caused by its individual equipment or personalty as long as such interference problems (i) relate to a Participating Carrier that obtains access to the TNAS in such Covered Facility after the Carrier obtained access, and (ii) the Carrier is operating its equipment in accordance with the Technical Standards.

7.2 Deliveries. Within (30) days following the last date of execution of this Agreement, NYTP shall, to the extent available, deliver, to the Carrier an accurate copy of all current engineering reports, audits, surveys, plats, plans, blueprints and other drawings relating to the Covered Facilities and/or the TNAS therein.

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7.3 Compliance. NYTP covenants that all operations conducted by NYTP in connection with the TNAS in all Covered Facilities will materially comply in all material respects with all applicable state, federal, county and local laws, codes, rules, regulations, orders and directions. NYTP covenants and agrees that it will conduct its operations in the future materially in accordance with all applicable laws, codes, rules, regulations, orders and directions.

7.4 Uniformity of Payments. NYTP shall not accept payments in kind or any other non-cash payments from any Participating Carriers with respect to the fees payable by such Participating Carriers. NYTP shall deal with the Carrier and the Participating Carriers in good faith and on an arm’s-length basis, and shall not provide discounts, allowances, credits or other non-cash benefits to the Participating Carriers on a discriminatory basis.

7.5 Enjoyment. The Carrier, upon payment of all fees payable hereunder and the performance of all of the covenants and provisions of this Agreement, shall and may peaceably have, hold and enjoy its rights to use of the TNAS in the Covered Facilities under this Agreement free of any act or claim of NYTP or anyone claiming by or through NYTP.

7.6 Equipment. NYTP covenants and agrees that title to all of the Carrier’s equipment installed at Points of Interface with TNAS in the Covered Facilities shall be and remain in the Carrier. Within thirty (30) days of expiration or earlier termination of this Agreement, the Carrier shall, under the supervision of NYTP, remove all of the Carrier’s equipment from such Points of Interface with TNAS in the Covered Facilities at its own cost and expense and shall restore any area affected by such removal to its pre-existing condition. Notwithstanding the foregoing, the Carrier shall not remove any equipment, the removal of which would, in NYTP’s reasonable opinion, damage or adversely interfere with or affect any Participating Carrier’s participation in the TNAS.

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CONFIDENTIAL TREATMENT REQUESTED

7.7 Environmental Indemnity. NYTP will indemnify, protect, defend and hold harmless the Carrier from and against all claims, suits, actions, causes of action, assessments, losses, penalties, costs, damages and expenses, including, without limitation, attorneys’ fees, sustained or incurred by the Carrier pursuant to any federal, state or local laws, implementing regulations, common law or otherwise dealing with matters relating to the environment, hazardous substances, toxic substances and/or contamination of any type whatsoever released, disturbed or brought by NYTP to, in, upon or beneath the Covered Facilities.

7.8 Insurance. NYTP shall carry or cause to be carried general liability insurance in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000) from an insurance company with an “A” rating or greater from A.M. Best and a deductible not greater than One Hundred Thousand Dollars ($100,000).

7.9 Maintenance of TNAS. NYTP covenants and agrees that it will maintain the TNAS in each Covered Facility in accordance with the Technical Standards and with Section 2.2 of this Agreement. Prior to the Date of TNAS Operation in each Covered Facility, NYTP shall provide the Carrier with a schedule of routine maintenance and repair with respect to the TNAS in such Covered Facility. NYTP shall schedule future maintenance of the TNAS between the hours of 1:00 a.m. and 5:00 a.m. In the event that NYTP fails to adhere to the maintenance and repair schedule provided to the Carrier, the Carrier shall be entitled to perform, subject to the prior approval of the Port Authority, routine maintenance and repair with respect to the TNAS, at the Carrier’s sole cost and expense.

8. ACCESS AND UTILITIES

8.1 Access at All Times. The Carrier and its employees, agents, and contractors shall have access to the Carrier’s equipment located at or on the TNAS in the Covered Facilities twenty-four (24) hours per day, seven (7) days per week, subject, however, to the rules and regulations of the Port Authority.

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8.2 Utilities. [remainder of this line is illegible]

promptly pay all charges for gas, electricity [remainder of this line is illegible]

used by the Carrier in connection with the [remainder of this line is illegible]

NYTP, the Carrier will have a meter (or [remainder of this line is illegible]

the Covered Facilities for the Carrier’s [remainder of this line is illegible]

of installation, maintenance, and repair [remainder of this line is illegible]

8.3 Installation [remainder of this line is illegible]

the installation and maintenance of equipment [remainder of this line is illegible]

Covered Facilities. NYTP shall provide [remainder of this line is illegible]

sufficient to allow for the installation, [remainder of this line is illegible]

may be necessary in connection with the [remainder of this line is illegible]

8.4 Relocation.

Carrier shall relocate the Carrier’s equipment [remainder of this line is illegible]

use the area on which the Carrier’s equipment [remainder of this line is illegible]

the Carrier shall be provided with a [remainder of this line is illegible]

NYTP shall not request relocation of the [remainder of this line is illegible]

Participating Carrier, except upon the [remainder of this line is illegible]

relocation shall be by mutual agreement [remainder of this line is illegible]

exercise its rights to relocate the Carrier’s [remainder of this line is illegible]

term of this Agreement unless such [remainder of this line is illegible]

Uncontrollable Circumstances.

9. REPRESENTATION [remainder of this line is illegible]

9.1 Mutual [remainder of this line is illegible]

represent and warrant as to itself and to [remainder of this line is illegible]

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(a) Each has all requisite power and authority to enter into this Agreement, to engage in the transactions contemplated hereby, and to perform its obligations hereunder in accordance with the terms hereof.

(b) The execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action, and its undersigned representatives or officers have been authorized by all necessary action to execute and deliver this Agreement on its behalf.

(c) This Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

(d) There are no legal or arbitral proceedings or any proceedings by or before any governmental body, now pending or threatened against it which, if adversely determined, could have a material effect on its financial condition or operations, or could reasonably be expected to have a materially adverse effect on its ability to perform its obligations under this Agreement.

(e) The execution, delivery and performance by it of this Agreement do not and will not (i) require any consent or approval of any person or entity which has not been duly obtained, (ii) violate any provision of any statute, regulation or rule presently in effect having applicability to it, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by it.

(f) The financial statements provided by each party to the other party are true, correct and accurate in all material respects, fairly present each party’s properties, assets, liabilities, financial position and results of operation as of

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CONFIDENTIAL TREATMENT REQUESTED

the respective dates and for the respective periods then ended, and have been prepared pursuant, to and in accordance with generally accepted accounting principles, subject, in the case of interim financial statements, to normal recurring year-end adjustments applied on a consistent basis.

9.2 Representations and Warranties of the Carrier. The Carrier represents and warrants to NYTP that except as disclosed on Exhibit “B”, the Carrier is not a party to any agreements, written or oral, with the Port Authority relating to or concerning the providing of Personal Wireless Services by the Carrier.

10. CHANGES TO TNAS

10.1 Proposals. Either party .may propose changes in the design or construction of the TNAS in any Covered Facilities by written notice to the other party. Implementation of any change proposed by NYTP shall not require the prior approval of the Carrier unless such change would have a material adverse effect on the Carrier, the compatibility of its equipment with the TNAS, or its use of the TNAS in the Covered Facilities, in which event such change shall not be implemented without the prior consent of the Carrier (and the Carrier shall not unreasonably withhold or delay its consent). Upon receipt of a proposed change order from a Carrier, NYTP shall assess the cost and feasibility of implementing the proposed change. If the cost and feasibility are acceptable to NYTP and the Carrier, then upon execution of an agreement providing for such change and for the payment by the Carrier of capital and operating costs associated with the proposed change order, NYTP shall, upon receipt of a notice to proceed from the Carrier, perform or supervise the agreed upon change in accordance with the plans, specifications and schedule approved by the Carrier and NYTP. NYTP shall not unreasonably withhold or delay its consent to any change proposed by the Carrier. The parties acknowledge that all such proposed changes to the TNAS will require the prior consent of the Port Authority in accordance with the TNAS Agreement, and NYTP shall use its commercially reasonable efforts to assist the Carrier in obtaining the consent of the Port Authority with respect to any such requested change.

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11. CONDEMNATION OF PREMISES

If any governmental, public body or other condemning authority takes, or if NYTP transfers in lieu of such taking, all of the Covered Facilities and/or the TNAS therein making it physically or financially infeasible for the Covered Facilities and/or the TNAS therein to be used in the manner intended by this Agreement, the Carrier shall have the right to terminate this Agreement effective as of the date of the taking by the condemning party and the fees required hereunder shall be prorated appropriately. If only a portion of the Covered Facilities and/or the TNAS therein is taken, then this Agreement shall continue and the fees required under this Agreement shall be equitably adjusted.

12. LIABILITY AND INDEMNITY

12.1 NYTP Indemnity. NYTP shall indemnify and save the Carrier harmless from all claims (including costs or expenses of defending against such claims) arising from any breach of this Agreement by NYTP or any negligent act, negligent omission or intentional tort of NYTP or NYTP’s agents, employees, contractors, invitees or licensees occurring during the term of this Agreement.

12.2 Carrier Indemnity. The Carrier shall indemnify and save NYTP and the Port Authority harmless from all claims (including costs and expenses of defending against such claims) arising from any breach of this Agreement by the Carrier, or any negligent act, negligent omission or intentional tort of the Carrier or the Carrier’s agents, employees, contractors, invitees or licensees occurring during the term of this Agreement.

12.3 TNAS Liability. NYTP’s sole and exclusive obligation with respect to the TNAS in the Covered Facilities shall be to repair or replace any defective portion or component of such TNAS. NYTP shall, use commercially reasonable efforts to repair or replace any defective portion or component “of the TNAS within twenty-four (24) hours of notice from the Carrier. NYTP’s obligation with respect to the TNAS shall not extend to defects or damages caused by Uncontrollable Circumstances, and NYTP’s

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CONFIDENTIAL TREATMENT REQUESTED

obligation to repair or replace any defective components or portions is in lieu of any and all warranties, written or oral, statutory, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose. In no event shall NYTP be liable to the Carrier under this Agreement (including under Section 12 and this Section 12.3) for incidental, special or consequential damages from any cause whatsoever unless such damages are directly and solely caused by the willful and intentional misconduct of NYTP.

12.4 Survival. The provisions of this Section 12 shall survive the expiration or termination of this. Agreement.

13. DEFAULT

13.1 Effect of Breach by the Carrier.

(a) The Carrier specifically recognizes that NYTP is entitled to bring suit for injunctive relief or specific performance or to exercise other legal or equitable remedies to enforce the obligations and covenants of the Carrier. It Is recognized that it is important to the successful operation of the TNAS in the Covered Facilities that the Carrier fully comply with the terms and conditions of this Agreement.

(b) In addition to, and without limitation of the rights of NYTP under clause (a) above, upon the occurrence and during the continuance of a Carrier Event of Default (as defined below), NYTP may, by notice to the Carrier, terminate this Agreement and declare all amounts payable by the Carrier under this Agreement to be forthwith due and payable without presentment, demand, protest or other formalities of any kind (except as expressly provided in Section 13.1(c) below), all of which are hereby expressly waived by the Carrier. [Upon such termination by NYTP, NYTP may draw upon the full amount of the Carrier L/C, it being understood by the parties that termination of this Agreement by NYTP following an Event of Default will not relieve the Carrier of its obligations hereunder, and NYTP

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shall be entitled to draw upon and retain the full amount of the Carrier L/C as partial compensation for the damages suffered by NYTP as a result of the Carrier’s breach of this Agreement. The Carrier expressly acknowledges and agrees that the Carrier shall have no right, claim or interest in or to the funds, if any, received by NYTP under the Carrier L/C and that, notwithstanding NYTP’s receipt of funds under the Carrier L/C, the Carrier shall remain liable for its remaining obligations under this Agreement and for the damages suffered by NYTP as a result of the Carrier’s breach of this Agreement.]

(c) Each of the following events shall constitute an event of default (“Carrier Event of Default”) on the part of the Carrier:

(i) The persistent or repeated failure or refusal by the Carrier to fulfill, substantially in accordance with this Agreement, all or any of its obligations, except payments of money, under this Agreement, provided:

(A) NYTP shall have given written notice to the Carrier specifying such failure or refusal to fulfill such obligations; and

(B) the Carrier shall not have remedied such failure within thirty (30) days from the date of such notice, or if such failure is not capable of being remedied within such thirty (30) day period, the Carrier shall not have commenced such remedy within such period and diligently pursued such remedy until such obligation or obligations have been fulfilled but, in any case, such failure shall become a Carrier Event of Default within ninety (90) days after such notice; or

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(ii) Failure on the part of the Carrier to pay any amount required to be paid to NYTP under this Agreement within ten (10) days after receipt of notice from NYTP that such amount is due and payable; or

(iii) (A) the Carrier’s being or becoming bankrupt or ceasing to pay its debts as they mature or making an arrangement with or for the benefit of its creditors or consenting to or acquiescing in the appointment of a receiver, trustee or liquidator for a substantial part of its property; or

(B) a bankruptcy, winding-up, reorganization, insolvency, arrangement or similar proceeding instituted by or against the Carrier under the laws of any jurisdiction, which proceeding has not been dismissed within ninety (90) days, or

(C) any action or answer by the Carrier approving of, consenting to, or acquiescing in, any such proceeding.

13.2 Effect of Breach by NYTP.

(a) NYTP specifically recognizes that the Carrier is entitled to bring suit for injunctive relief or specific performance or to exercise other legal or equitable remedies to enforce the obligations and covenants of NYTP. It is recognized that it is important to the successful operation of the TNAS in the Covered Facilities that NYTP fully comply with the terms and conditions of this Agreement.

(b) In addition to, and without limitation of the rights of the Carrier under clause (a) above, upon the occurrence and during the continuance of an NYTP Event of Default (as defined below), the Carrier shall be entitled to take any actions as may be reasonably necessary or appropriate to cause NYTP to become in compliance with the terms of this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED

(c) Each of the following, events shall constitute an event of default (“NYTP Event of Default”) on the part of NYTP:

(i) The persistent or repeated failure or refusal by NYTP to fulfill, substantially in accordance with this Agreement, all or any of its obligations under this Agreement, provided:

(A) The Carrier shall have given written notice to the NYTP specifying such failure or refusal to fulfill such obligations; and

(B) NYTP shall not have remedied such failure within thirty (30) days from the date of such notice, or if such failure is not capable of being remedied within such thirty (30) day period, NYTP shall not have commenced such remedy within such period and diligently pursued such remedy until such obligation or obligations have been fulfilled; or

(ii) (A) NYTP’s being or becoming bankrupt or ceasing to pay its debts as they mature or making an arrangement with or for the benefit of its creditors or consenting to or acquiescing in the appointment of a receiver, trustee or liquidator for a substantial part of its property; or

(B) a bankruptcy, winding-up, reorganization, insolvency, arrangement or similar proceeding instituted by or against NYTP under the laws of any jurisdiction, which proceeding has not been dismissed within ninety (90) days, or

(C) any action or answer by NYTP approving of, consenting to, or acquiescing in, any such proceeding.

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CONFIDENTIAL TREATMENT REQUESTED

13.3 Termination Rights.

(a) The Carrier may, upon not less than ninety (90) days written notice to NYTP and the Port Authority, terminate this Agreement following an NYTP Event of Default (provided that all applicable notice requirements have been met, and all applicable cure periods have expired without cure, as set forth in Section 13.2(c) above), effective as of the date specified in such notice. Upon termination by the Carrier, all obligations and liabilities of the parties under this Agreement shall cease and terminate, and neither party shall have any further duty, obligation or liability under this Agreement, provided, however, that NYTP shall have a continuing obligation to insure that the Carrier can recover its equipment from each of the Covered Facilities within ninety (90) days of termination by the Carrier.

(b) At any time during the term of this Agreement, the Carrier shall have the right to terminate this Agreement, without regard to whether an NYTP Event of Default has occurred, on not less than one hundred eighty (180) days prior written notice to NYTP and the Port Authority. Upon such termination without cause, the Carrier shall pay to NYTP a termination fee (the “Termination Fee”), calculated as follows:

(i) All fees payable by the Carrier under this Agreement during the prior twelve (12) month period shall be added together (or, if this Agreement has not been in effect for more than twelve (12) months, such amount shall be fixed at               ).

(ii) The amount determined in accordance with (b)(i) above shall be multiplied by the number of years remaining in the Initial Term of this Agreement (and pro-rated for any partial years).

(iii) The sum determined in accordance with (b)(ii) above shall be considered to be a series of equal payments to be made on a

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CONFIDENTIAL TREATMENT REQUESTED

quarterly basis on the last day of each January, April, July and September (and, in the event the expiration date of this Agreement in effect prior to its termination without cause is not scheduled to occur on the last day of one of the foregoing calendar quarters, the last such payment shall be appropriately pro-rated based on a ninety-one (91) day calendar quarter), and the present value of the series of payments shall be determined using a discount rate of five percent (5%) per year. The amount of the Termination Fee shall be a lump sum payment equal to the present value of such stream of payments.

(c) Within thirty (30) days of any termination of this Agreement for any reason whatsoever, the Carrier shall remove any of its equipment in any Covered Facilities pursuant to Section 7.6 hereof. Further, as of 5:00 p.m. on the date this Agreement is terminated, the Carrier shall not be permitted to participate in or offer Personal Wireless Services through the TNAS. Upon any violation of this provision by the Carrier, NYTP shall be entitled to liquidated damages in the amount of $0.20 per each MOU accruing after such time on the TNAS by a customer of the Carrier.

14. MISCELLANEOUS

14.1 Settlement of Disputes. The parties will attempt in good faith to resolve any and all controversies of every kind and nature between the parties to this Agreement arising out of or in connection with the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination of this Agreement (each, a “Dispute”) promptly by negotiations between senior executives of the parties who have authority to settle the Dispute (and who do not have direct responsibility for administration of this Agreement). The disputing party shall give the other party written Notice of the Dispute. Within twenty (20) days after receipt of said Notice, the receiving party shall submit to the other a written response. The Notice and response shall include (a) a statement of each party’s position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the

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CONFIDENTIAL TREATMENT REQUESTED

executive who will represent that party. The executives shall meet at a mutually acceptable time and place within thirty (30) days of the date of the disputing party’s Notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute. If the matter has not been resolved within sixty (60) days of the disputing party’s Notice, or if the party receiving said Notice will not meet within thirty (30) days, either party may initiate mediation of the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes. If the Dispute has not been resolved pursuant to the mediation procedure within sixty (60) days of the initiation of such procedure, or if either party will not participate in a mediation, the Dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The parties further agree that any arbitration conducted pursuant to this Section 14.1 shall be held in New York, New York before a panel of three arbitrators, one selected by NYTP, one selected by the Carrier and the third selected by the arbitrators selected by the parties. Each such arbitrator shall be involved in and familiar with the telecommunications industry. Notwithstanding the above, the Carrier’s obligations shall continue to be paid and the prohibition of the right of offset will continue to be in force. All deadlines specified in this Section 14.1 may be extended by mutual agreement. The prevailing party in any Dispute shall be entitled to reimbursement for its costs, including without limitation attorneys’ fees and expenses. The parties shall allow the Port Authority, at the Port Authority’s option, to participate in any Dispute resolution proceeding, but the Port Authority shall not be a party to any such proceeding and shall not be bound by any decision rendered. Notwithstanding the preceding binding arbitration provisions, the parties acknowledge and agree that either party shall have the right to proceed in any court of proper jurisdiction to exercise or prosecute equitable rights and remedies including injunctive relief, temporary restraining orders, and other remedies of an equitable nature.

14.2 Assignability and Transferability.

(a) No assignment of this Agreement for the purpose of administering the TNAS and no transfer of the obligations of any party shall be authorized or permitted, except that:

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CONFIDENTIAL TREATMENT REQUESTED

(i) NYTP, with the prior written consent of the Port Authority, may assign or pledge this Agreement to any Assignee in relation to the Project Financing and any such Assignee may assign or pledge the same in connection therewith;

(ii) NYTP may assign any or all of its rights and transfer any or all of its obligations hereunder to any Person who succeeds to the business operations of NYTP (provided that such assignment may not be to another Participating Carrier unless the Carrier has consented to such assignment); and

(iii) In accordance with Section 14.2(e) below, the Carrier may assign its rights under this Agreement, and, in addition, for collateral security purposes only, Carrier’s primary secured lender, provided that any such assignment, and the exercise of any rights by such secured lender, shall not relieve the Carrier of any of its obligations under this Agreement, and all rights of and actions taken by such secured lender shall in all respects be under and subject to the TNAS Agreement, the rights of the Port Authority, and the rights of the provider(s) of the Project Financing.

(b) The Carrier hereby consents to (i) the assignment of this Agreement by NYTP to any Assignee, and by any Assignee to any other Assignee, as security in connection with the Project Financing and (ii) any subsequent assignment or transfer of this Agreement by any Assignee upon and after the exercise of its rights and enforcement of its remedies under any documents evidencing such Project Financing, at law, in equity or otherwise.

(c) In the event of any such assignment, the Carrier agrees that, following written notice from any Assignee that an event of default by NYTP shall have occurred and be continuing under the documents evidencing the Project Financing, the Carrier (i) shall make all payments, if any, due and to become due

39

CONFIDENTIAL TREATMENT REQUESTED

from it to NYTP, under or in connection with this Agreement directly to such Assignee at such address as may be specified in writing by such Assignee, (ii) shall perform all terms and conditions of this Agreement for the benefit of such Assignee, (iii) agrees that such Assignee shall be entitled to exercise any and all rights of NYTP, in accordance with the terms of this Agreement, and the Carrier shall comply in all respects with such exercise and (iv) agrees that all representations made by the Carrier are for the benefit of, and may be relied upon by, such Assignee; provided that the foregoing obligations of the Carrier are conditioned and contingent upon any such Assignee agreeing to recognize and not disturb the Carrier’s rights under this Agreement as long as the Carrier complies with its obligations and duties hereunder. In addition, in such an event of default under the project financing documents, the Carrier and NYTP agree that (x) this Agreement shall not be amended, supplemented or otherwise modified without the prior written consent of the Assignee and (y) any matter requiring the consent of NYTP under this Agreement shall also require the consent of the Assignee.

(d) Promptly at NYTP’s request, the Carrier shall execute and deliver, and shall assist in facilitating the execution and delivery of, all documents reasonably requested by NYTP or any of its lenders, including but not limited to estoppel certificates and subordination and nondisturbance agreements.

(e) The Carrier shall not assign or transfer this Agreement or any of the Carrier’s rights, duties or obligations hereunder without the prior written consent of NYTP and the Port Authority, which consent shall not be unreasonably withheld or delayed; provided, however, that the Carrier shall be permitted to assign this Agreement to any parent, subsidiary, or affiliate under common control, or to any entity that acquires fifty-one percent (51%) or more of the Carrier’s outstanding capital stock or of the Carrier’s assets, as long as the Carrier remains bound by all of the Carrier’s duties and obligations under this Agreement following such assignment Notwithstanding the foregoing, in the event of an assignment of this Agreement to a successor to the business operations of the Carrier,

40

CONFIDENTIAL TREATMENT REQUESTED

the Carrier shall be released from further liability under this Agreement at the end of the three (3) year period following assignment of this Agreement as long as (i) the assignee has been approved by NYTP and the Port Authority (which approval shall not be unreasonably withheld or delayed), and (ii) such assignee has complied with all of its duties, obligations and liabilities under this Agreement during the three (3) year period following such assignment. The Carrier acknowledges and agrees that any fundamental transaction involving the Carrier, including a merger, consolidation or similar transaction, will not operate to affect in any way the Carrier’s obligations under this Agreement, regardless of the entity surviving such transaction. The Carrier further acknowledges and agrees that any fundamental transaction involving the Carrier and another Participating Carrier, including a merger, consolidation or similar transaction, likewise will not affect or impair in any manner the Carrier’s duties and obligations under this Agreement, nor will it affect or impair, any similar agreement to which such other Participating Carrier is a party.

14.3 Waiver Not to be Construed. No waiver by NYTP or the Carrier of any term or condition of this Agreement shall be deemed or construed as a waiver of any other term or condition, whether the same or of a different section, subsection, paragraph, clause or other provision of this Agreement. The failure of either party to insist in any one or more instances, upon strict performance of any of the terms, covenants, agreements or conditions in this Agreement shall not be considered to be a waiver or relinquishment of such term, covenant, agreement or condition, but the same shall continue in full force and effect.

14.4 Amendments. This writing represents the entire agreement between the parties. The terms and provisions of this Agreement may not be amended, supplemented, modified or waived, except by an instrument in writing, authorized and executed by NYTP and the Carrier and consented to by the Port Authority. Any such amendment, supplement, modification or waiver entered into, executed and delivered in accordance with the provisions of this Section shall be binding upon the parties to this Agreement.

41

CONFIDENTIAL TREATMENT REQUESTED

copy. If clearly marked as confidential, and unless such Information was previously known to the recipient to be free from any obligation to keep it confidential or until it has been or is subsequently made public by the supplier or a third party, without breach of any obligation of confidentiality, it shall be treated as confidential by the recipient, and shall be used by the recipient only in connection with fulfilling the obligations of the recipient that arise pursuant to this Agreement, unless the prior written consent of the supplier is obtained. Orally disclosed Information shall be reduced to writing within twenty (20) days of disclosure and marked as confidential. Such Information shall only be distributed to those employees who have a need to know. Each party shall treat the other’s Information in accordance with a standard of care reasonably calculated to prevent inadvertent or accidental disclosure and consistent with the level of care provided by the recipient with respect to its own confidential information. Each party shall promptly notify the other party upon receipt of any subpoena, order, or other judicial notice with respect to any Information and shall allow the other party to become involved in any proceeding relating to the disclosure of any such Information. Nothing herein shall be construed as waiving the right of any party to require the other party to execute a written non-disclosure agreement, containing reasonable additional terms and conditions, prior to the supplying of particular confidential Information from time-to-time. The parties acknowledge that Information furnished to the Port Authority in connection with this Agreement or the TNAS Agreement may be subject to disclosure under the Port Authority’s freedom of information policy.

14.9 Publicity.

(a) The Carrier agrees to submit to NYTP and to the Port Authority for written approval all advertising, sales promotion, press releases and other publicity matters relating to the products furnished or the services performed by the Carrier pursuant to this Agreement or relating to the Carrier’s participation in the TNAS or the Carrier’s offering of Personal Wireless Service to its customers in the Covered Facilities, or whereby NYTP’s name or marks are mentioned or language from which the connection of said name or marks may be inferred, or implied, and the Carrier further agrees not to publish or use such advertising, sales promotions, press

43

CONFIDENTIAL TREATMENT REQUESTED

14.12 Non-Discrimination.

(a) Without limiting the generality of any of the provisions of the Agreement, the Carrier, for itself, its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree that (i) no person, on the grounds of race, creed, color, sex or national origin, shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the System by the Carrier, (ii) in the construction of the System and the furnishing of services thereon by the Carrier, no person, on the grounds of race, creed, color, sex or national origin, shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (iii) the Carrier shall use the System in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-discrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from time-to-time may be applicable to the Permittee’s operations at any Port Authority airport, whether by reason of agreement between the Port Authority and the United States Government or otherwise.

(b) The Carrier shall include the provisions of paragraph (a) of this Section in every agreement it may make pursuant to which any Person, other than the Carrier, operates any facility at any Port Authority airport providing services to the public and shall also include therein a provision granting the Port Authority a right to take such action as the United States may direct to enforce such covenant.

(c) The Carrier’s non-compliance with the provisions of this Section shall constitute a material breach of this Agreement. In the event of the breach by the Carrier of any of the above non-discrimination provisions, the Port Authority may take appropriate action to enforce compliance; or in the event such noncompliance shall continue for a period of twenty (20) days after receipt of written notice from the Port Authority, the

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CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

Description of TNAS

Telecommunications Network Access System (TNA5) Description

Introduction

In response to a Port Authority request for proposals (“RFP”) to develop their wireless rights-of-way, NYTP has proposed a wireless Telecommunications Network Access System. The TNAS has been designed to serve wireless communications services currently in use and emerging wireless services planned for use in the areas of New York and New Jersey served by the Port Authority. In the process of implementation, the TNAS will enhance certain existing wireless services and provide a platform for the introduction of new services, as well as providing the opportunity to facilitate in-kind services to the benefit of the Port Authority. The TNAS is designed to provide a single, comprehensive wireless-communications access system, for the Port Authority and commercial service providers to better serve tenants, patrons and visitors as they inhabit, roam or are transported through the Port Authority facilities.

The Essential Requirements

Subscriber satisfaction is the fundamental and essential requirement. Above ground, meeting that requirement is the sole responsibility of the service providers where they coexist in and share the same natural RF environment, i.e. the service providers have a “level playing field”. The essential requirement of the provider of the artificially created RF environment required to serve the underground and enclosed areas of the Port Authority’s facilities is to maintain that level playing field. To do that, the distribution backbone for the Port Authority’s enclosed areas must be broadband and wireless communications technology neutral.

This distribution backbone must provide cost effective, equal access to multiple service providers of current and emerging RF technologies, and also must be able to accommodate usage growth projections (capacity). In addition, the artificial creation of a broadband RF environment that will support multiple services in confined areas requires RF isolation between services to avoid generating unwanted inter-service interference. Furthermore, service users must be able to traverse the Port Authority’s facilities without interruption of communications service (hand off).

The elements of technology neutral, service isolation, and seamless hand off combined with being broadband and capable of adding capacity are the resulting essential requirements for the TNAS. Satisfying those requirements will yield customer satisfaction at both the service provider and user levels, resulting in the optimization of revenue potential. The bottom line is that better service leads to more customers that yield greater revenue.

Confidential	NYTP

Exh A-1

CONFIDENTIAL TREATMENT REQUESTED

System Overview

The Andrew designed TNAS network uses a technology-neutral broadband, wireless communications signal distribution “backbone” that extends radio frequency signals throughout the required coverage areas in a substantially uniform manner. To accomplish this in the most cost effective way, the TNAS design incorporates a variety of engineering-techniques and state-of-the-art products including point source antennas, coaxial cable, radiating cable, fiber optic cable, fiber optic receivers/transmitters, RF distribution amplifiers, and combiners. A simplified block diagram of a hypothetical Zone of the TNAS using all of these elements and served by a single Point of Interface (“POI”) is provided as Figure 1.

Figure 1 — Simplified Hypothetical TNAS Zone Block Diagram

Each Zone of the TNAS requires one or more sets of service provider supplied base station equipment, to be co-located in Point of Interface (POI) equipment rooms wherein they are connected to TNAS base station interface equipment. The base station interface equipment combines and processes the service providers signals and distributes them either directly to a local RF radiating network, to the fiber optic feeder network, or both. The fiber optic feeder network provides signals to distribution networks that are remote from the Zone POL.

System Design Components

The TNAS employs a variety of products in an overall system combination that makes best use of each of their attributes for the specific facility application. For remote connectivity, the TNAS utilizes existing fiber where possible, and new fiber only when necessary. For local connectivity, coaxial cable, antennas, and radiating cable are employed for RF distribution into coverage areas. These building blocks are integrated into different configurations as required to optimize signal distribution within each of the Port Authority’s facilities while meeting or exceeding all essential requirements.

Exh A-2

CONFIDENTIAL TREATMENT REQUESTED

Coverage in Port Authority Facilities

Commercial wireless service providers, serving the geographical areas that include Port Authority facilities, were surveyed to determine the areas within those facilities where their current and anticipated subscribers were not well served (or served at all). The combined coverage requirements from the survey are listed by facility immediately following the pictorial of those facilities shown below in Figure 2.

Figure 2 — Port Authority Facilities Requiring Improved Wireless Coverage

GW Bus Station
LaGuardia
Lincoln Tunnel
PA Bus Terminal
33rd St. Station
Hoboken Station
PATH Tunnels
Holland Tunnel
Newark Bay
wark Penn Station
PATH Tunnels
World Trade Ctr.
Grove St. Station
Newark
JFK

Exh A-3

CONFIDENTIAL TREATMENT REQUESTED

Survey List of Facilities Requiring Improved Wireless Coverage:

•                  LaGuardia Airport: public terminal areas.

•                  JFK Airport: public terminal areas.

•                  Newark Airport: public terminal areas.

•                  Holland Tunnel: road tunnels.

•                  Lincoln Tunnel: road tunnels.

•                  GW Bridge Bus Station: public terminal areas.

•                  Port Authority Bus Station: public terminal areas.

•                  PATH Train: underground public station areas and train interiors (in tunnel).

•                  World Trade Center Concourse: public commercial areas.

Since the survey, coverage in additional areas has been requested by both service providers and the Port Authority. Currently, this includes the Port Authority’s Heliport, Journal Square Transportation Center, and additional coverage in the World Trade Center buildings. The Stage 2 TNAS design will include these areas in addition to the areas identified in the survey, if cost effective coverage can be attained.

Facility Characteristics and Traffic

The general characteristics and traffic through the listed facilities are presented in Exhibit “E” along with a listing of the major facility structures within which the TNAS will provide coverage in selected areas.

Exh A-4

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

1. Space Permit, made as of May 1993, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile Inc., bearing Port Authority Permit No. WT-TC-P-88-C 000, granting a privilege to use and occupy space in the World Trade Center.

2. Agreement of Lease, made as of June       , 1994, by and between the Port Authority and Cellular Telephone Company d/b/a Cellular One, predecessor-in-interest to AT&T Wireless Services, bearing Port Authority Lease No. LT-211, for premises in the Lincoln Tunnel.

3. Agreement of Lease, made as of September 30, 1994, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile Inc., bearing Port Authority Lease No. LT-212 for premises in the Lincoln Tunnel.

4. Agreement of Lease, made as of December 29, 1994, by and between the Port Authority and Cellular Telephone Company d/b/a Cellular One, predecessor-in-interest to AT&T wireless Services, bearing Port Authority Lease No. L-CM-118, for premises in the Holland Tunnel.

5. Agreement of Lease, made as of December 31, 1994, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile Inc., bearing Port Authority Lease No. L-CM-118 for premises in the Holland Tunnel.

6. Agreement of Lease, made as of September 25, 1995, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile, bearing Port Authority Lease No. LBT-543 for premises in the Port Authority Bus Terminal.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

Port Authority Facilities

Survey List of Facilities Requiring  Improved Wireless Coverage

•                  LaGuardia Airport public terminal areas.

•                  JFK Airport public terminal areas.

•                  Newark Airport public terminal areas.

•                  Holland Tunnel: road tunnels.

•                  Lincoln Tunnel: road tunnels.

•                  GW Bridge Bus Station: public terminal areas.

•                  Port Authority Bus Station: public terminal areas.

•                  PATH Train: underground public station areas and train interiors (in tunnel).

•                  World Trade Center: Buildings, Concourse and public commercial areas.

Confidential	NYIP

CONFIDENTIAL TREATMENT REQUESTED

Road Tunnels and Bus Terminals

PORT AUTHORITY OF NY & NJ FACILITY CHARACTERISTICS

Holland Tunnel

General			Traffic
2	Tubes	43,327	Eastbound Weekday Average
20	Foot Roadway (each tube)	43,923	Eastbound Saturday Average
8,500	Feet Long	41,450	Eastbound Sunday Average

Structures	Length	Cross Section
	(Feet)	(Sq. Feet)
Eastbound Tube	8,500	531
Westbound Tube	8,500	531
Total Length	17,000	Feet

Lincoln Tunnel

General			Traffic
3	Tubes	55,545	Eastbound Weekday Average
21	Foot Roadway (each tube)	53,405	Eastbound Saturday Average
7,900	Feet Long	48,045	Eastbound Sunday Average

Structures	Length	Cross Section
	(Feet)	(Sq. Feet)
Eastbound Tube	7.900	616
Westbound Tube	7,900	616
Center Tube	7,900	616
Total Length	23,700	Feet

George Washington Bridge & Bus Station

General			Traffic
2	Bridge Levels	129,509	Eastbound Weekday Average
1,019	Bridge Width (Feet)	121,222	Eastbound Saturday Average
4,760	Bridge Length (Feet)	119,124	Eastbound Sunday Average
	Bus Station	12,500	Typical Weekday Bus Passengers

Structures	Length	Width	Shape	Area
	(Feet)				(Sq. Feet)
Bridge Upper Level	4,760	12 Lanes
Bridge Lower Level	4,760	12 Lanes	—
Bus Station	400	185 Feet	3 Level	222,000

Port Authority Bus Terminal

General			Traffic
8	Terminal Levels	178,000	Typical Weekday Bus Passengers
800	Feet Long	1,300,000	Annual Outbound Telephone Calls
450	Feet Wide	2,000,000	Annual Bus Movements
30	Retail, Eating, Public Services	188,000	Annual Automobile Parking
	24 Hour Closed Circuit TV

Levels		Length	Width	Shape	Area
		(Feet)	(Feet)			(Sq. Feet)
3	Parking (1080 Spaces)	800	450		1,080,000
2	Passenger Mixing	800	450		720,000
3	Bus Operating	800	450		1,080,000
			Total Area		2,880,000

CONFIDENTIAL TREATMENT REQUESTED

Airports

PORT AUTHORITY OF NY & NJ FACILITY CHARACTERISTICS

LaGuardia Airport

General				Traffic
650	Acres		20,730,000	1994 Passenger Traffic (Entire Year)
2	7000 Ft. Runways	=>	56,795	Average Passenger Trips Daily (In & Out)
6	Hangers	+	20,000	Visitor Trips Daily (In & Out)
135	Tenants	+	10,000	Employees (In & Out)
70	Consumer Services	=	86,795	Total Daily Traffic (In & Out)

Structures		Area (SF)	Location	Shape	Serves	Gates
	Central Terminal	750,000	South (Central)	6 Blocks Long	Most Domestic	37
	Air Shuttle Terminal				U.S. Air	8
	Air Shuttle Terminal				Delta	6
	Delta Terminal					10
	U.S. Air Terminal		East End			12
—	Marine Air Terminal		West End	2 Story Building	Commuter
					Air Taxi
	Parking	3000 Spaces in a 5 Level Structure			Private
					Delta	5
					Total Gates	79

JFK International Airport

General				Traffic
880	Acres		28,810,000	1994 Passenger Traffic (Entire Year) [16M Int’n’l]
4	Major Runways	=>	78,932	Average Passenger Trips Daily (In & Out)
16	Hangers	+	50,000	Visitor Trips Daily (In & Out)
300	Tenants	+	35,000	Employees (In & Out)
125	Consumer Services	=	163,932	Total Daily Traffic (In & Out)

	Structures	Area (SF)	Location	Shape	Serves	Gates
#1	Passenger Terminal					^
#2	Passenger Terminal					|
#3	Passenger Terminal					|
#4	Passenger Terminal					133
#5	Passenger Terminal					|
#6	Passenger Terminal					|
#7	Passenger Terminal					|
#8	Passenger Terminal					v
IAB	International Arrivals				40 Int’n’l Flag	45
New	IAB		Same Location	3 Level		3
New	Passenger Terminal		Old Eastern Terminal			7
					Total Gates	181

Parking	Existing New	1400 Spaces Garage	Near IAB TBD

Newark Airport

General				Traffic
425	Acres		28,020,000	1994 Passenger Traffic (Entire Year)
3	Runways	=>	76,767	Average Passenger Trips Daily (In & Out)
3	Hangers	+	40,000	Visitor Trips Daily (In & Out)
165	Tenants	+	17,000	Employees (In & Out)
70	Consumer Services	=	133,757	Total Daily Traffic (In & Out)

	Structures	Area (SF)	Location	Shape	Serves	Gates
	Terminal A					^
	Terminal B					93
	Terminal C					v
New	Int’n’l Airlines Facility
					Total Gates	93

Parking

CONFIDENTIAL TREATMENT REQUESTED

PATH & Journal Square

PORT AUTHORITY OF NY & NJ FACILITY CHARACTERISTICS

Port Authority Trans Hudson (PATH) Rapid Transit System

General			Traffic
22.2	km Route (11.9 km in Tunnel	59,236,000	1994 Journies
4	Lines
13	Stations (10 in Tunnel)	206,900	Passenger Weekday Average
342	Passenger Rail Cars	50,338	Passenger Weekend Daily Average
93	Member PA Police Unit
152	Video Station Monitoring

	Structures	Length	Area	Track	Construction
		(Feet)	(Sq. Feet)
Tunnel	Newark - WTC Line			Single	Concrete &
Tunnel	Hoboken -WTC Line				Cast Iron
Tunnel	Journal Square - 33rd St. Line
Tunnel	Hoboken - 33rd St. Line
Station	Penn Station (NJ)
Station	Harrison Station (NJ)
Station	Journal Square Station (NJ)
Station	Grove Street Station (NJ)
Station	Exchange Place Station (NJ)
Station	Pavonia Station (NJ)
Station	Hoboken Station (NJ)
Station	World Trade Center Station (NY)
Station	Christopher Street Station (NY)
Station	9th Street Station (NY)
Station	14th Street Station (NY)
Station	23rd Street Station (NY)
Station	Penn Station at 33rd Street (NY)
	Total Length	39,042

Journal Square Transportation Center

General		Traffic
Hudson County Transportation Hub	22,000	PATH weekday Ridership
Heart of the PATH Rail Transit System	9,000,000	Annual Bus Passengers
	75,000	Weekday Rail & Bus Trips made

Facilities		Length	Width	Shape
		(Feet)	(Feet)
PATH Rapid Transit Station
Consolidated Bus Station
Multi-Level Parking (600 Spaces)
	PATH Headquarters			10 Story Building
PATH’s Operations Control Center
2	Banks
8	Retail Shops
	Total Area		Square Feet

CONFIDENTIAL TREATMENT REQUESTED

World Trade Center

PORT AUTHORITY OF NY & NJ FACILITY CHARACTERISTICS

World Trade Center

General		Traffic
Seven Building Complex including	70,000	Daily Visitors
12,000,000 Square Feet Leased Space	50,000	WTC Tenant Employees
Housing 500 Businesses & Government
Agencies from 60 Countries and the
Port Authority of NY & NJ Administrative
Headquarters

Structures	Stories	Area	Us
		(Sq. Feet)
WTC PATH Rapid Transit Station
WTC Concourse (Under Plaza)		5 Acres	60 Shop Mall
One WTC	11
Two WTC	11
Three WTC	2		825 Room Hotel
Four WTC
Five WTC
Six WTC
Seven WTC	4

Total Area	12,000,00 Square Feet

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

System Capacity

The TNAS passive components that, comprise and feed the distributed antenna system (point source antennas, coaxial cable, radiating cable, optical fiber) arc, in combination, broad band and will support delivery of all the allocated bandwidth for services listed in Table 1 of Exhibit I The active components (amplifiers) and combining equipment however, will be designed or chosen to support each participating service provider’s stated capacity needs. Capacity requirements are typically stated in number of carrier frequencies required, for a given multiple access method (FDMA, TDMA, CDMA), to enable a particular Grade of Service (GOS). GOS is a measure of the likelihood that a subscriber desiring to make a call will find all circuits busy. Typically, service providers desire a GOS of 1% or 2% and that requirement can be currently satisfied if the multiple access method, with its associated bandwidth, requirement combined with a number of carrier frequencies, will allow in the neighborhood of 16 simultaneous users to be making calls at the same time from within the same TNAS zone. Bandwidths required for the different multiple access methods vary from 25 kHz through 30 kHz, to 200 kHz for GSM and 125 MHz for CDMA, and the number of simultaneous voice circuits that a single carrier frequency will support, utilizing each method, varies. Subsequent to TNAS becoming operational, as each service provider approaches total utilization of their initial capacity requirements, the TNAS can be modified to increase that capacity. The broadband backbone is not affected, only the active equipment. In as much as each service providers projections of needed capacity in the TNAS is proprietary, there is no combined listing associated with this Exhibit Rather, the specific capacity requirement for each service provider, along with, proprietary technical information pertaining to the BTS and hand held equipment, is provided on the following two pages.

CONFIDENTIAL TREATMENT REQUESTED

B.                                                                                                             SERVICE PROVIDER SPECIFIC

1.0                                 Service Provider Name

Bell Atlantic Mobile	Telephone:	(914) 365-7723
2000 Corporate Drive	Facsimile:	(914) 365-3610
Orangeburg, New York 10962

2.0                                 Technical Contact

Tom Cataldo	R.E./Zoning Manager

3.0                                 Service Band

	Service	Based on	Multiple	Uplink		Extension		Downlink		Extension
Service Type	Band Description	Service Standard	Access Method	From MHz	To MHz	From MHz	To MHz	From MHz	To MHz	From MHz	To MHz
Cellular	B Band	AMPS	FDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00
Includes		IS-54/-136	TDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00
CDPD		IS-95	CDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00

4.0           Capacity Required in each TNAS Zone

Twenty (20) Carriers per Base Station

5.0 Service Provider Equipment	(Assumed Lucent)

Base Station Tx Output:	1 Watt (+30 dBm) per Carrier at POI Input
Mobile Tx Output:	0.5 Watt (+27 dBm)
Base Station Rx Sensitivity:	-113 dBm
Mobile Rx Sensitivity:	-103 dBm

Base Station Form Factor:	24” x 21”x 79” Cabinets 2 Cabinets per Base Station (884 Microcell) Room for 4 Cabinets for Expansion

Power Consumption:	1 kW at 120 VAC (indoor cabinet) 4 kW at 120 VAC (outdoor cabinet)

6.0	Other Information
See Following Pages

CONFIDENTIAL TREATMENT REQUESTED

Port Authority of NY & N J
Wireless Telecommunications Network Access System

Original Response

Technical Survey Form
Summary

Service Provider	Bell Atlantic Nynex Mobile

Service	B-Band Cellular	“Digital Ready”

Operating	Base Rx	835-845	and	846.5-849
	(Uplink)	MHz		MHz
Frequency Band	Base Tx	880-890	and	891.5-894
	(Downlink)	MHz		MHz

Port Authority Facility		Lincoln Tunnel	Holland Tunnel	PATH Metro	LaGuardia Airport	JFK Airport	Newark Airport	WTC	PA Bus Terminal	GW Bus Terminal

Internal Coverage Required ?				Yes		Yes

Initial Capacity	No. of Channels			416 *		416 *
	Channel Bandwidth			30 kHz		30 kHz

Expected Signal Level				>-75 dBm		>-75 dBm

Coverage Requirment	Time			100%		100%
	Location			100%		100%

System Availability				98%		98%

Estimated Hand-Off Time Required				8 Sec.		8 Sec.

Comments

* Their actual requirement is for “15 - 20 radios” In simultaneous use.

“Digital Ready” implies CDMA at “Cellular” frequencies [like Hutchison’s use of CDMA as their USDC service in Hong Kong] VERIFY THIS

Confidential

CONFIDENTIAL TREATMENT REQUESTED

B.            SERVICE PROVIDER SPECIFIC

1.0           Service Provider

Name
Nextel Communications, Inc.	Telephone:	(914) 421-2600
One North Broadway	Facsimile:	(914) 421-0952
2nd. Floor
White Plains, New York 10601

2.0           Technical Contact

Robert Nichols	Senior Manager, Site Development

3.0           Service Band

	Service	Based on	Multiple	Uplink		Downlink
Service Type	Band Description	Service Standard	Access Method	From MHz	To MHz	From MHz	To MHz
Mobil Radio	Conventional Private Trunked	Inc. ESMR and SMRS	TDMA	806.00 809.75	809.75 821.00	851.00 854.75	854.75 866.00

4.0           Capacity Required in each TNAS Zone

Four (4) Channels with 25kHz Channel Bandwidth

5.0           Service Provider Equipment (Motorola iDen)

Base Station Tx Output:	+32 dBm per Carrier at POI Input
Mobile Tx Output:	+27
dBm
Base Station Rx Sensitivity:	-108 dBm
Mobile Rx Sensitivity:	-115 dBm

Base Station Form Factor:	W” x D” x H” Cabinets
N Cabinets per Base Station
Room for M Cabinets for
Expansion

Power Consumption:	P kW at 120 VAC per Base Station
Q kW at 120 VAC for Expansion

6.0           Other Information

See Following Page

CONFIDENTIAL TREATMENT REQUESTED

Port Authority of NY & NJ

Wireless Telecommunications Network Access System

Original Response

Technical Survey Form
Summary

Service Provider	NEXTEL

Service	ESMR

Operating	Base Rx	806 - 821
Frequency	(Uplink)	MHz
Band	Base Tx	851 - 866
	(Downlink)	MHz

Port Authority Facility		Lincoln Tunnel	Holland Tunnel	PATH Metro	LaGuardia Airport	JFK Airport	Newark Airport	WTC	PA Bus Terminal	GW Bus Terminal

Internal Coverage Required ?		Yes	Yes	Yes				Yes	Yes

Initial	No. of Channels	4	4	4				13 *	A
Capacity	Channel Bandwidth	25 kHz	25 kHz	25 kHz				25 kHz	25 kHz

Expected Signal Level		>-86 dBm	>-86 dBm	>-86 dBm				>-93 dBm	>-86 dBm

Coverage	Time	90%	90%	90%				90%	90%
Requirement	Location	90%	90%	90%				90%	90%

System Availability		99%	99%	99%				99%	99%

Estimated Hand-Off Time Required		15 Sec.	15 Sec.	15 Sec.				15 Sec.	15 Sec.

Comments								* 4 in each Tower (8) + 1 in each other bldg (5) = 13

CONFIDENTIAL TREATMENT REQUESTED

B.            SERVICE PROVIDER SPECIFIC

1.0           Service Provider Name

Omnipoint Communications, Inc.	Telephone:	(973) 872-5144
11 Highpoint Drive	Facsimile:	(973) 872-5191
Wayne, New Jersey 07470

2.0                                 Technical
Contact

Oscar McKee	Director of Operations & Optimization	(973) 686-6513

3.0                                 Service Band

	Service	Based on	Multiple	Uplink		Downlink
Service Type	Band Description	Service Standard	Access Method	From MHz	To MHz	From MHz	To MHz

PCS	A Block PCS 1900	GSM	TDMA	1850.00	1865.00	1930.00	1945.00
	A Block PCS	IS-661	1850.00	1865.00	1930.00	1945.00
	A Block PCS TDMA	IS-136	TDMA	1850.00	1865.00	1930.00	1945.00
	A Block PCS CDMA	IS-95	CDMA	1850.00	1865.00	1930.00	1945.00

4.0                    Capacity Required in each TNAS Zone

Two (2) GSM Carriers each with 200 kHz Bandwidth

5.0                    Service Provider Equipment (Nortel S2000L Micro BTS)

Base Station Tx Output:	+33dBm per Carrier at POI Input
Mobile Tx Output:	+30 dBm
Base Station Rx Sensitivity:	-104 dBm
Diversity Gain	5 dB
Mobile Rx Sensitivity	-102 dBm
Capacity	2 GSM Radios
Base Station Form Factor:	26” x 21 “ x 7.5” Base Module
(Less than 100 lbs. with mounting hardware)
Maximum Installation Weight 46 lbs
Power Consumption:

6.0           Other Information

See Following Pages

CONFIDENTIAL TREATMENT REQUESTED

Port Authority of NY & NJ
Wireless Telecommunications Network Access System
Technical Survey Form
Summary

Service Provider	Omnipoint

Service	A Block PCS	GSM

Port Authority Facility		Lincoln Tunnel	Holland Tunnel	PATH Metro	LaGuardia Airport	JFK Airport	Newark Airport	WTC	PA Bus Terminal	GW Bus Terminal

Internal Coverage Required ?		Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Initial Capacity	No. of Carriers	2	2

Expected Signal Level (Median)		-75dBm	-75dBm	-75dBm	-75dBm	-75dBm	-75dBm	-75dBm	-75dBm	-75dBm

Expected Carrier/Noise Ratio		20 dB	20 dB	20 dB	20 dB	20 dB	20 dB	20 dB	20 dB	20 dB

Coverage	Time	90%	90%	90%	90%	90%	90%	90%	90%	90%
Requirment	Location	90%	90%	90%	90%	90%	90%	90%	90%	90%

System Availability		99%	99%	99%	99%	99%	99%	99%	99%	99%

Estimated Hand-Off Time Required		5-10 Sec	5 -10 Sec	5 - 10 Sec	5 -10 Sec	5-10 Sec	5 -10 Sec	5 - 10 Sec	5 - 10 Sec	5 - 10 Sec

Priority		1st	1st		2nd	2nd	2nd

Expected Signal Level is downlink at the portable antenna.
Comments

CONFIDENTIAL TREATMENT REQUESTED

B.            SERVICE PROVIDER SPECIFIC

1.0           Service Provider Name

Sprint Spectrum, L.P.	Telephone:	(201) 512-4720
Cross Roads Corporate Center	Facsimile:	(201) 512-4713
1 International
Boulevard
Mahwah, New Jersey 07495

2.0           Technical Contact

Michael Hughes	RF Design Manager	(201) 512-4722

3.0           Service Band

	Service	Based on	Multiple	Uplink		Downlink
Service Type	Band Description	Service Standard	Access Method	From MHz	To MHz	From MHz	To MHz
PCS	B Block PCS 1900	GSM	TDMA	1870.00	1885.00	1950.00	1965.00
	B Block PCS TDMA	IS-136	TDMA	1870.00	1885.00	1950.00	1965.00
	B Block PCS CDMA	IS-95	CDMA	1870.00	1885.00	1950.00	1965.00

4.0           Capacity Required in each TNAS Zone

One (1) Channel with 1.25 MHz Channel Bandwidth

5.0           Service Provider Equipment

Base Station Tx Output:
Mobile Tx Output:
Base Station Tx Sensitivity:
Mobile Rx Sensitivity:

Base Station Form Factor:
Primary Cabinet	30” x 30” x 60”	830 lbs.
Growth Cabinet	22” x 30” x 60”	625 lbs.
Primary Power	31” x 30” x 60”	1100 lbs
Battery Backup	31” x 30” x 60”	3500 lbs
Generator Backup	31” x 30” x 60”	500 lbs
Power Consumption:

6.0           Other Information

See Following Pages

CONFIDENTIAL TREATMENT REQUESTED

Port Authority of NY & NJ
Wireless Telecommunications Network Access System
Technical Survey Form
Summary

Service Provider	SPRINT SPECTRUM

Service	B Block PCS	CDMA

Port Authority Facility		Lincoln Tunnel	Holland Tunnel	PATH Metro	LaGuardia Airport	JFK Airport	Newark Airport	WTC	PA Bus Terminal	GW Bus Terminal

Internal Coverage Required ?		Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Initial Capacity	No. of Carriers	1	1	1	1	1	1	1	1	1

Expected Signal Level

Expected Eb/No
		90%	90%	90%	90%	90%	90%	90%	90%	90%
Coverage Requirement	Time	90%	90%	90%	90%	90%	90%	90%	90%	90%
	Location
System Availability		99%	99%	99%	99%	99%	99%	99%	99%	99%

Estimated Hand-Off Time Required		5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.

Priority		1st	1st	3rd	3rd	3rd	3rd	2nd	?	?

Comments	Mike Hughes commented that Eb/No of 7db gives good voice with CDMA versus a GSM requirement of 12db. Also commented that 10 db better margin implies 1.8 times the coverage area.	28-Oct-96

Exhibit — 3

CONFIDENTIAL TREATMENT REQUESTED

B.            SERVICE PROVIDER SPECIFIC

1.0           Service Provider Name

AT & T Wireless	Telephone:	(201) 967-3000
Services
15 East Midland Avenue	Facsimile:	(201) 291-8074

Paramus, New Jersey 07652

2.0           Technical Contact

Terry Armant	Director, System	(201) 986-2410
Implementation

3.0           Service Band

	Service	Based on	Multiple	Uplink		Extension		Downlink		Extension
Service Type	Band Description	Service Standard	Access Method	From MHz	To MHz	From MHz	To MHz	From MHz	To MHz	From MHz	To MHz
Cellular	A Band	AMPS	FDMA	824.00	835.00	845.00	846.50	869.00	880.00	890.00	891.50
Includes		1S-54/-136	TDMA	824.00	835.00	845.00	846.50	869.00	880.00	890.00	891.50
CDPD		IS-95	CDMA	824.00	835.00	845.00	846.50	859.00	880.00	890.00	891.50

4.0           Capacity Required in each TNAS Zone

Twenty (20) Carriers per Base Station (884 Microcell)

5.0           Service Provider Equipment

Base Station Tx Output:	1 Watt (+30 dBm) per Carrier at POI Input
Mobile Tx Output:	0.5 Watt (+27 dBm)
Base Station Rx Sensitivity:	-113 dBm
Mobile Rx Sensitivity:	-103 dBm

Base Station Form Factor:	24” x 21” x 79” Cabinets
2 Cabinets per Base Station (884 Microcell)
Room for 4 Cabinets for Expansion

Power Consumption:	1 kW at 120 VAC (indoor cabinet)
4 kW at 120 VAC (outdoor cabinet)

6.0           Other Information

See Following Pages.

CONFIDENTIAL TREATMENT REQUESTED

Port Authority of NY & NJ
Wireless Telecommunications Network Access System
Technical Survey Form
Summary

Service Provider	AT & T Wireless Services

Service	A Band Cellular	Analog and Digital

Port Authority Facility		Lincoln Tunnel	Holland Tunnel	PATH Metro	LaGuardia Airport	JFK Airport	Newark Airport	WTC	PA Bus Terminal	GW Bus Terminal

Internal Coverage Required ?		Existing	Existing	Yes	Yes*	Yes	Yes	Yes	Yes	Yes

Initial Capacity	No. of Carriers			21	21	21	21	21	21	21
						(3 Locations)	(3 Locations)
Expected Signal Level		-85 dBm	-85dBm	-85dBm	-85dBm	-85dBm	-85dBm	-85dBm	-85dBm	-85dBm

Expected Carrier/Noise Ratio		20dB	20dB	20dB	20dB	20dB	20dB	20dB	20dB	20dB

Coverage	Time	90%	90%	90%	90%	90%	90%	90%	90%	90%
Requirment	Location	90%	90%	90%	90%	90%	90%	90%	90%	90%

System Availability		99%	99%	99%	99%	99%	99%	99%	99%	99%

Estimated Hand-Off Time Required		5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec.	5 Sec	5 Sec.

Priority		Existing	Existing	7	3	2	1	4	5	6

Expected Signal Level is downlink at the portable antenna * Existing Microcell operating In the US Air Terminal at LaGuardia
Comments:	Coverage should be strong near windows to prevent handoffs to outside servers while minimizing spill-over outside the building/airport/bus terminal.

Confidential	ExhD-3

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

Technical Standards

1.0           Supported Wireless Services

The wireless services supported by the TNAS are identified in Table 1 along with the the Technical Service Standards and Service Providers for the New York and New Jersey areas encompassing the Port Authority’s facilities. Additional Standards upon which the TNAS is designed are defined in Section 2 - Applicable Documents.

2.0           TNAS Performance Specifications & Requirements

Applicable Documents

•                             TIA/EIA/IS - 95A Cellular CDMA Standard

•                             TSB — 74

•                             ANSI J-STD-008 1.8 — 2.0GHZ Compatibility Standard

•                             TIA/EIA — Proposal NO. 3383 Recommended Minimum Performance Requirements for Base Stations Supporting 1.8 TO 2.0 GHz Code Division Multiple Access (CDMA) Personal Stations

•                             TIA/EIA — 712 Recommended Minimum Standards for 800 MHz Cellular Base Stations

•                             TIA/EIA/IS-137-A TDMA Cellular/PCS — Radio Interface — Minimum Performance Standard for Mobile Stations

•                             TIA/EIA/IS-138-A TDMA Cellular/PCS — Radio Interface — Minimum Performance Standard for Base Stations

•                             TIA/EIA/IS-97 Recommended Minimum Performance Standards for Base Stations Supporting Dual-Mode Wideband Spread Spectrum Cellular Mobile Stations

Service Provider Responsibilities

Each service provider is responsible for the supply, installation, and commissioning of their base station equipment at each TNAS Point of Interface (POI) location. The base station equipment will comply with the applicable standards referenced above (Applicable Documents) and other regulatory guidelines and specifications. Each service provider is responsible for the monitoring and maintenance of their base station equipment, provision of special cooling and power requirements for their equipment, and establishing data and other connections which may or may not be required by the TNAS. A single connection port for transmit and a single connection port for receive will be provided by each service operator at each point of interface (POI). To support handovers, each service provider is responsible for providing external signal levels at tunnel portals and building entrance/exit ways equivalent to those specified in this document for their service type.

CONFIDENTIAL TREATMENT REQUESTED

TNAS Support Services

The FCC wireless service frequency allocations and their Commercial Service Providers applicable to the Port Authority’s facilities are shown below. The licensed and unlicensed service providers shown are current as of 1 June 1998 and it is those services that the Stage 2 TNAS design will support.

	Service	Based on	Multiple	Uplink		Extension		Downlink		Extension		Commercial
Service Type	Band Description	Service Standard	Access Method	From MHz	To MHz	From MHz	To MHz	From MHz	To MHz	From MHz	To MHz	Service Provider
Mobile Radio	Conventional	Inc.ESMR		Illegible	Illegible			Illegible	Illegible			Nextel
	Private Trunked	and SMRS	IDMA	Illegible	Illegible			Illegible	Illegible			Nextel
	Public Safety			821.00	824.00			865.00	869.00
	Aeronautical			849.00	851.00			894.00	896.00
	Private Land			896.00	901.00			935.00	940.00

Paging	Private							929.00	930.00			PageNet
	Common Carrier							931.00	932.00			Skytel

Cellular	A Band	AMPS	FDMA	824.00	835.00	845.00	845.50	869.00	880.00	890.00	891.50	AT&T
		IS-SN-138	TDMA	824.00	835.00	845.00	845.50	869.00	880.00	890.00	891.50	AT&T
Includes		IS-95	CDMA	824.00	835.00	845.00	845.50	869.00	880.00	890.00	891.50	AT&T
Cellular
Digital	B Band	AMPS	FDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00	BAM
Packet		IS-SN-138	TDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00	BAM
Data		IS-95	CDMA	835.00	845.00	846.50	849.00	880.00	890.00	891.50	894.00	BAM

ISM	Unlicensed	WTS/WLAN	Various	902.00					928.00			Metricom

PCS	A Block PCS 1900	GSM	TDMA	1850.00	1885.00			1930.00	1945.00			Omnipoint
	A Block PCS	IS-851		1850.00	1885.00			1930.00	1945.00			Omnipoint
	A Block PCS TDMA	IS-138	TDMA	1850.00	1885.00			1930.00	1945.00
	A Block PCS CDMA	IS-95	CDMA	1850.00	1885.00			1930.00	1945.00
	B Block PCS 1900	GSM	TDMA	1870.00	1885.00			1950.00	1965.00
	B Block PCS TDMA	IS-138	TDMA	1870.00	1885.00			1950.00	1965.00
	B Block PCS CDMA	IS-95	CDMA	1870.00	1885.00			1950.00	1965.00			Sprint
	C Block PCS 1900	GSM	TDMA	1895.00	1910.00			1975.00	1990.00
	C Block PCS TDMA	IS-138	TDMA	1895.00	1910.00			1975.00	1990.00
	C Block PCS CDMA	IS-95	CDMA	1895.00	1910.00			1975.00	1990.00			Nextwave
	Unlic. Asynchronous	WLAN	Various	1910.00					1920.00			PCS World
	Unlic. Isochronous	WTS	Various	1920.00					1930.00			PCS World
	D Block PCS 1900	GSM	TDMA	1865.00	1870.00			1945.00	1950.00
	D Block PCS TDMA	IS-138	TDMA	1865.00	1870.00			1945.00	1950.00
	D Block PCS CDMA	IS-95	CDMA	1865.00	1870.00			1945.00	1950.00
	E Block PCS 1900	GSM	TDMA	1885.00	1890.00			1965.00	1970.00
	E Block PCS TDMA	IS-138	TDMA	1885.00	1890.00			1965.00	1970.00
	E Block PCS CDMA	IS-95	CDMA	1885.00	1890.00			1965.00	1970.00
	F Block PCS 1900	GSM	TDMA	1890.00	1895.00			1970.00	1975.00
	F Block PCS TDMA	IS-138	TDMA	1890.00	1895.00			1970.00	1975.00
	F Block PCS CDMA	IS-95	CDMA	1890.00	1895.00			1970.00	1975.00

Data	Wireless LAN	IEEE 802.11	CSMA	2400.00					2483.00

MSS	Mobile Satellite Service	L-Band		1000.00					2000.00			To Be
MSS	MSS, NASA & Research	S-Band		2000.00					4000.00			Determined
FSS	Fixed Sat & Microwave	C-Band		4000.00					8000.00			LED
FSS	Military, Earth Exp. & Met.	X-Band		8000.00					12500.00			Satellite
FSS	FSS & Broadcast SS	Ku-Band		12500.00					18000.00			Coverage
BSS	BSS, FSS & Microwave	K-Band		18000.00					26500.00			Extension
FSS	FSS, Microwave, & LMDS	Ka-Band		26500.00					40000.00			In-Building

				From GHZ					To GHz	Band Total
LMDS (Detail)	Block A Local Multipoint Distribution System	One 1.150 GHz Bandwidth License in each of 493 BTAs		27,500 29,100 31,075					28.250 29.250 31.225	850 MHz 150 MHz 150 MHz		Winstar
LMDS (Detail)	Block B LMDS	One 150 MHz Bandwidth License in each BTA		31,000 31,225					31.075 31.300	75 MHz 75 MHz		NextBand

CONFIDENTIAL TREATMENT REQUESTED

POI Physical Interface

The physical interface between the TNAS and service provider base station equipment at each POI will conform to the following:

•                             Each service provider shall supply a combined transmitter output port (downlink) in the form of an N type female connector.

•                             Each service provider shall supply a combined receiver input port (uplink) in the form of an N type male connector.

•                             Each POI port shall have a VSWR < 1.5:1 in the operational band and 2:1 at the band edges.

•                             The isolation between any two transmitter POI ports will be > 20 dB

•                             The isolation between any transmit port and receive port will be >60 dB

•                             Each service provider shall ensure that the installed base station equipment produces in-band spurious emissions that are <-36dBm at the POI.

•                             Each service provider shall ensure installed base station spurious emissions are <-60dBm within the frequency range 806-849MHz and 1850-1910MHz at the POI.

Hand Held (HH) or Mobile Equipment Requirements

TNAS performance can be adversely affected by poor quality or poorly maintained hand held or mobile equipment that users or subscribers may utilize. To reduce the likelihood of inter-service or intra-service interference in the enclosed multiple wireless service environment of the TNAS, it is important that spurious emissions are controlled to the following levels:

•                             The subscriber’s or user’s hand held or mobile unit’s in-band spurious emissions shall be less than - 21dBm.

•                             The subscriber’s or user’s hand held or mobile unit’s spurious emissions outside the provider bands shall be less than -21dBm in the frequency range from 806-1990MHz.

Signal Level Requirements

For the service types listed, Table 2 (below) identifies the BTS and Hand Held Tx levels, Rx sensitivities, design margins and handover gain values that have guided the TNAS design in the top portion, and the resulting TNAS performance specifications in the lower portion. Following Table 2 are explanatory and clarifying notes and definitions.

CONFIDENTIAL TREATMENT REQUESTED

	[Illegible]		[Illegible]		[Illegible]				[Illegible]
Wireless	Tx	Rx	Tx	Rx	Fast	SV	Car	Wide	Tunnels	Buildings
Service Type	dBm	dBm	dBm	dBm	Fading	& SF	Block	Tunnel	dB	dB
ESMR	30	-105	30	-103	8.3	9	6	3	-3	0
LMR	30	-105	35	-103	8.3	9	6	3	-3	0
Cellular	30	-105	28	-103	8.3	9	6	3	-3	0

PCS GSM	30	-108	30	-102	8.3	9	6	3	0	3
PCS CDMA	30	-109	23	-104	8.3	9	6	3	5	5

	[Illegible]				[Illegible]
	[Illegible]		[Illegible]		[Illegible]		[Illegible]
Wireless Service Type	HH Rx	BTS Rx	Forward dB	Reverse dB	HH Rx dBm	BTS Rx dBm	Forward dB	Reverse dB
ESMR	-74 dBm	-76 dBm	104	106	-86	-88	116	118
LMR	-74 dBm	-76 dBm	104	111	-86	-88	116	123
Cellular	-74 dBm	-76 dBm	104	104	-86	-88	116	116

PCS GSM	-76 dBm	-82 dBm	106	106	-88	-94	118	124
PCS CDMA	-83 dBm	-88 dBm	113	106	-92	-97	122	120

Table 2

BTS Tx	All BTS Tx Levels are normalized to 30 dBm at the POI

Fast Fading	Fast Fading Margin for 90% of time and location assuming Rayleigh distribution

SV ÷ SF	Margin for Statistical Variance and Slow Fading

Car Block	Margin for automotive or train vehicle penetration loss

Wide Tunnel	Additional margin for wide tunnel areas (two lanes or two tracks in the same tunnel bare)

Handover Gain	Allowance/Margin applied to different service types as defined for moving vehicle and pedestrian traffic coverage handover

Required Level	Received signal level after adding appropriate margins

Allowable Path Loss	Allowable path loss for forward and reverse links before signal amplification is required

Explanatory and Clarifying Notes

a.                          Down-link coverage is measured at a reference dipole, 1.2m above ground level and free from effects of body and crowd losses.

b.                         The down-link Carrier to Inter-Modulation Ratio will be better than 24 dB as radiated into the enclosed or underground environment, provided that the per carrier power delivered to the point of interface at the base station (BTS) sites conforms to the designed Interface Specification.

c.                          The up-link Carrier to Noise plus Inter-modulation ratio at the point of interface at the BTS sites will be better than 18 dB, for 90% of the time and location at the worst case, when measured at the nominal carrier bandwidth.

CONFIDENTIAL TREATMENT REQUESTED

d.                         Exterior signal Illumination of portals and exit/entrance ways (carrier responsibility) is to be at a minimum -80 dBm, as measured by a reference dipole.

e.                          The maximum signal level will be -10 dBm for 90% of the time and location.

f.                            Receive Diversity is not assumed but can be accommodated.

3.0                                 Common Requirements

The Wireless TNAS Network is divided into zones with operator provided dedicated BTS (or RBS) equipment to be co-located at designated POI sites. From those sites, the TNAS Network architecture includes direct and fiberoptic fed repeater links to other injection sites, and in-line repeaters for signal restoration where required Because of the co-location of a significant number of different service’s equipment, it is incumbent on both the TNAS provider and all service providers to recognize certain common requirements and comply with them so that the system can perform to the benefit of all.

a.                          Provision will be made for the Service Providers’ equipment to be powered by the Port Authority’s normal power supply without battery back up. The Service Providers will provide their own battery back up, if required, subject to the agreement from the Port Authority on the type, size and location of the batteries.

b.                         The TNAS Network will run on the Port Authority’s normal power supply without battery back up. The TNAS Network will resume operation automatically after power interruption.

c.                          The TNAS is designed to accommodate the capacity requirements of all service providers. However, because of the variety and number of services that must coexist (see Table 1 in Part A, Section 1), some care must be taken in channel selection to minimize the probability of mutual interference and the associated cost Frequency management (specific channel selection) will be the cooperative responsibility of the Service Providers. Subsequent to initial agreement and commissioning of the system, the Service Providers will inform NYTP of any changes to frequencies used on the Network. Resolving mutual interference problems between Service Providers will be the responsibility of the Service Provider who last changed his operating parameters. NYTP will assist in resolving these problems if necessary.

d.                         Tunnel portal and building exit/entrance handovers will be achieved by the TNAS extending the assigned frequencies into the handover region outside the portal or exit/entrance.

CONFIDENTIAL TREATMENT REQUESTED

4.0                                 Handovers

Wireless communications is synonymous with user mobility. As mobile wireless users enter or leave Authority facilities within the TNAS coverage environment, they will experience seamless handoffs between service cells. For example, the mobile station user is able to maintain in-progress call quality whether he is walking into the WTC concourse from Church St, or riding the PATH system from station to station. Because the TNAS supports numerous frequency bands and multiple access techniques, special consideration was given to the handoff design. A proven handover concept that has been used by Andrew at the portals of Bay Area Rapid Transit [BART; San Francisco] tunnels is illustrated below in Figure 3.

Figure 3 — Typical Handover, Tunnel Portal

The TNAS design provides road and rail tunnel handover within 120 feet of the portal opening and building entrance/exit handover outside and within 7 to 10 feet of the doorway. This assumes the service providers illumination of the exterior handover areas with signals no less than -80 dBm.

CONFIDENTIAL TREATMENT REQUESTED

5.0                                 Network Monitoring & System Availability

A comprehensive TNAS network health status monitoring and reporting system is essential to assure achieving the 99% TNAS system availability specification. The TNAS monitoring system is a single integrated system, including all Zones, and utilizes the wireless, wireline, and optical fiber network for system operation, monitoring, and maintenance. The system has centralized fault reporting and maintenance dispatch around the clock to assure the highest possible level of system availability to users. The system will communicate with all active equipment via links [fiber or twisted-pair cable] brought back to the central processor at the control site. The user friendly interface is a desktop computer that can be located virtually anywhere and still be linked to the TNAS. The monitoring system makes use of available communications networks within TNAS to communicate directly with critical active TNAS units and electronic modules. Any faults or failures that occur in the TNAS are detected by the monitoring system which sends an alert message back to the operator for immediate attention. The system can also be configured to automatically send page messages to on-call technicians. A pictorial representation of the TNAS Monitoring System is provided as Figure 4. Similar monitoring systems were designed by Andrew for the BART and Hong Kong communications systems.

Figure 4 – TNAS Network Monitoring System

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7(a)

Covered Facility:	Holland Tunnel

Access Fee:

Option 1: [*] annually (net\net\net). [Option 2: [*] in Year 1, [*] in year 2, then increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2001 Payable quarterly in advance.]

Base Term:	, 1999 to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs Per Carrier:	Option 1: 0 (MOU charge is payable from inception). [Option 2: Baseline MOUs of 1,200,000 in Year 1. Baseline MOUs increases by five percent (5%) (compounded) on January 1 of each Year].

Initial Usage Fee:	$ per MOU [Option 2: $ per Excess MOU] (for Year ending December 31, 1999). Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

Other Terms and

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Conditions:

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be governed by the Carrier Access Agreement between NYTP, Inc. and                                dated June     , 1999.

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7(b)

Covered Facility:	Lincoln Tunnel

Access Fee:

Option 1: [*] annually (net\net\net). Payable quarterly in advance. [Option 2: [*] in Year 1, [*] in Year 2, then increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2001].

Base Term:	, 1999 to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs Per Carrier:	Option 1: 0 (MOU charge is payable from inception). [Option 2: Baseline MOUs of 1,200,000 in Year 1. Baseline MOUs increases by five percent (5%) (compounded) on January 1 of each Year].

Initial Usage Fee:	$ per MOU (for Year ending December 31, 1999). [Option 2: $ per Excess MOU]. Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Other Terms and Conditions:

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be governed by the Carrier Access Agreement between NYTP, Inc. and                          dated June       , 1999.

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7(c)

Covered Facility:	JFK Airport

Access Fee:

[*] annually (net\net\net) for both Overlay and Underlay, or [*] annually for either Overlay or Underlay. Payable quarterly in advance. Amount increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2000.

Base Term:	to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs per Carrier:	3,000,000 in Year 1, then increases by five percent (5%) (compounded) on January 1 of each Year, beginning January 1, 2000.

Initial Usage Fee:	$ per Excess MOU (for Year ending December 31, 1999). Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

Other Terms and Conditions:

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be governed by the Carrier Access Agreement between NYTP, Inc. and                      dated                     ,       .

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7 (d)

Covered Facility:	LaGuardia Airport

Access Fee:

[*] annually (net\net\net) for both Overlay and Underlay, or [*] annually for either Overlay or Underlay. Payable quarterly in advance. Amount increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2000.

Base Term:	to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs per Carrier:	3,000,000 in Year 1, then increases by five percent (5%) (compounded) on January 1 of each Year, beginning January 1, 2000.

Initial Usage Fee:	$ per Excess MOU (for Year ending December 31, 1999). Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

Other Terms and Conditions:

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be governed by the Carrier Access Agreement between NYTP, Inc. and                               dated                               ,       .

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7 (e)

Covered Facility:	Newark Airport

Access Fee:

[*] annually (net\net\net) for both Overlay and Underlay, or [*] annually for either Overlay or Underlay. Payable quarterly in advance. Amount increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2000.

Base Term:	to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs per Carrier:	3,000,000 in Year 1, then increases by five percent (5%) (compounded) on January 1 of each Year, beginning January 1, 2000.

Initial Usage Fee:	$ per Excess MOU (for Year ending December 31, 1999). Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

Other Terms and Conditions:

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be governed by the Carrier Access Agreement between NYTP, Inc. and                                dated                               ,       .

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7(f)

Covered Facility:	World Trade Center Concourse

Access Fee:	[*] annually (net\net\net). Amount increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2000.

Base Term:	to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs per Carrier:	800,000 in Year 1, then increases by five percent (5%) (compounded) on January 1 of each Year, beginning January 1, 2000.

Initial Usage Fee:	$ per Excess MOU (for Year ending December 31, 1999). Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

Other Terms and Conditions:

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

governed by the Carrier Access Agreement between NYTP, Inc. and                                dated                               ,             .

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7(g)

Covered Facility:	Port Authority Bus Stations

Access Fee:	[*] annually (net\net\net). Payable quarterly in advance. Amount increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2000.

Base Term:	to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs per Carrier:	800,000 in Year 1, then increases by five percent (5%) (compounded) on January 1 of each Year, beginning January 1, 2000.

Initial Usage Fee:	$ per Excess MOU (for Year ending December 31, 1999) . Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

Other Terms and Conditions:

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

governed by the Carrier Access Agreement between NYTP, Inc. and                               dated                               ,               .

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.7(h)

Covered Facility:	PATH Stations

Access Fee:

[*] annually (net\net\net) for all ten PATH Stations, or [*] annually (net/net/net) for each station if less than ten. Payable quarterly in advance. Amount increases by three percent (3%) (compounded) on January 1 of each Year beginning January 1, 2000.

Base Term:	to December 31, 2015

Renewal Option:	See Section 4.2 of Carrier Access Agreement

Baseline MOUs per Carrier:	400,000 in Year 1, then increases by five percent (5%) (compounded) on January 1 of each Year, beginning January 1, 2000.

Initial Usage Fee:	$ per Excess MOU (for Year ending December 31, 1999). Fee is revised each Year in accordance with Section 3.1(c) of the Carrier Access Agreement.

Construction Date:

Construction Period:

Other Terms and Conditions:

*                                         CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

The undersigned, intending to be legally bound hereby, agree that this Schedule shall be incorporated in, become part of and be governed by the Carrier Access Agreement between NYTP, Inc. and                                          dated                                       ,       .

NYTP, INC.

By:

[NAME OF CARRIER]

By:

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

ASSIGNMENT and ASSUMPTION AGREEMENT

THIS AGREEMENT made as of the 26th day of August, 1999 by THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the “Port Authority”), a body corporate and politic created by Compact between the States of New York and New Jersey, with the consent of the Congress of the United States of America, having an office for the transaction of business at One World Trade Center, in the Borough of Manhattan, in the City, County and State of New York, and NEW YORK TELECOM PARTNERS, LLC. a limited liability company organized and existing under the laws of the State of Delaware with an office for the transaction of business at 158 Third Street, Mineola, New York 11501 (hereinafter called “NYTP”), the representative of which is Richard J. DiGeronimo,

WITNESSETH, THAT:

WHEREAS, the Port Authority and NYTP have entered into a certain Telecommunications Network Access Agreement (“TNAS”) contemporaneously herewith, providing for the installation, maintenance and operation of a wireless telecommunications network access system at specified Port Authority facilities; and

WHEREAS, in connection with the transaction contemplated under the TNAS, the Port Authority is willing to assign to NYTP, and NYTP is willing to undertake and assume the obligations and liabilities under, certain agreements heretofore entered into by the Port Authority with wireless telecommunications carriers for the furnishing of telecommunications services at the said specified Port Authority facilities and listed on the schedule attached hereto, hereby made a part hereof and marked “Schedule A” (hereinafter, the Existing Agreements”);

NOW, THEREFORE, in consideration of the covenants and mutual agreements herein contained, the Port Authority and NYTP hereby agree as follows:

1.      Effective as of the date hereof, in accordance with Section 48 of the TNAS the Port Authority does hereby assign, transfer and convey all of its rights, title and interest in the Existing Agreements to NYTP, and its successors, to its and their own proper use and benefit, to have and hold the same for and during the duration of the terms under the Existing Agreements, subject nevertheless to all the covenants, conditions, terms and provisions contained in the Existing Agreements.

CONFIDENTIAL TREATMENT REQUESTED

2.      Effective as of the date hereof, NYTP does hereby assume the performance of and does hereby agree to perform, observe and be subject to all of the terms, provisions, covenants, conditions and obligations of the Existing Agreements that are to be performed by or are applicable to the Port Authority thereunder as though NYTP were a signatory to the Existing Agreements. The execution of this instrument by the Port Authority does not constitute a representation by it that the Port Authority has performed or fulfilled every obligation required of it by the Existing Agreements.

3.      NYTP shall defend, indemnify and hold harmless the Port Authority, its Commissioners, officers, agents, representatives and employees, from any and all claims, demands, actions and liabilities accruing or arising after the effective date of this Agreement with respect to the Existing Agreements. The Port Authority shall defend, indemnify and hold NYTP harmless from any and all claims, demands, actions and liabilities accruing or arising prior to the effective date of this agreement with respect to the Existing Agreements.

4.      Neither the Commissioners of the Port Authority, nor the Members of NYTP, nor any of them, nor any officer, agent or employee of the Port Authority or of NYTP shall be charged personally by either party hereto with any liability or be shall held personally liable to the other party under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

5.      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws provisions.

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CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:	THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY

By
Secretary
(Title)
(Seal)

ATTEST:	NEW YORK TELECOM PARTNERS, LLC

By

(Title)

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CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE A

1.             Space Permit, made as of May 1, 1993, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile Inc., bearing Port Authority Permit No. WT-TC-P-88-C 000, granting a privilege to use and occupy space in the World Trade Center.

2.             Agreement of Lease, made as of June           , 1994, by and between the Port Authority and Cellular Telephone Company d/b/a Cellular One, predecessor-in-interest to AT&T Wireless Services, bearing Port Authority Lease No. LT-211, for premises in the Lincoln Tunnel.

3.             Agreement of Lease, made as of September 30, 1994, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile Inc., bearing Port Authority Lease No. LT-212 for premises in the Lincoln Tunnel.

4.             Agreement of Lease, made as of December 29, 1994, by and between the Port Authority and Cellular Telephone Company d/b/a Cellular One, predecessor-in-interest to AT&T wireless Services, bearing Port Authority Lease No. L-CM-118, for premises in the Holland Tunnel.

5.             Agreement of Lease, made as of December 31, 1994, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile Inc., bearing Port Authority Lease No. L-CM-119 for premises in the Holland Tunnel.

6.             Agreement of Lease, made as of September 25, 1995, by and between the Port Authority and New York SMSA Limited Partnership, predecessor-in-interest to Bell Atlantic Mobile, bearing Port Authority Lease No. LBT-543 for premises in the Port Authority Bus Terminal.

CONFIDENTIAL TREATMENT REQUESTED

(Port Authority Acknowledgment)

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)r

On the          day of August, 1999, before me personally came                                                   , to me known, who, being by me duly sworn, did depose and say that he resides at                                                   ; that he is the                                                    of the Port Authority of New York and New Jersey, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Commissioners of said corporation; and that he signed his name thereto by like order.

(notarial seal and stamp)

(Limited Liability Company Acknowledgment)

STATE OF	)
)ss.:
COUNTY OF	)

On the          day of August, 1999, before me personally came                                                   , to me known, who, being by me duly sworn, did depose and say that he resides at                                                   ; that he is the                                                    of New York Telecom Partners, LLC, the limited liability company described in and which executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such company’s seal; that it was so affixed by order of the Managers of said company; and that he signed his name thereto by like order.

(notarial seal and stamp)

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE E

AFFIRMATIVE ACTION-EQUAL OPPORTUNITY—MINORITY BUSINESS ENTERPRISES — WOMEN-OWNED BUSINESS ENTERPRISES REQUIREMENTS

Part I.          Affirmative Action Guidelines - Equal Employment Opportunity

I.          As a matter of policy the Port Authority hereby requires the Permittee and the Permittee shall require the Contractor, as hereinafter defined, to comply with the provisions set forth hereinafter in this Schedule E and in Sections 7 and 43 of the Telecommunications Network Access Agreement, dated as of August 26, 1999, (herein called the “Agreement”), by and between the Port Authority and New York Telecom Partners, LLC (herein and in the Agreement called the “Permittee”). The provisions set forth in this Part I are similar to the conditions for bidding on federal government contract adopted by the Office of Federal Contract Compliance and effective May 8, 1978.

The Permittee as well as each bidder, contractor and subcontractor of the Permittee and each subcontractor of a contractor at any tier of construction (herein collectively referred to as the “Contractor”) must fully comply with the following conditions set forth herein as to each construction trade to be used on the construction work or any portion thereof (said conditions being herein called “Bid Conditions”) . The Permittee hereby commits itself to the goals for minority and female utilization set forth below and all other requirements, terms and conditions of the Bid Conditions. The Permittee shall likewise require the Contractor to commit itself to the said goals for minority and female utilization set forth below and all other requirements, terms and conditions of the Bid Conditions by submitting a properly signed bid.

II.         The Permittee and the Contractor shall each appoint an executive of its company to assume the responsibility for the implementation of the requirements, terms and conditions of the following Bid Conditions:

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CONFIDENTIAL TREATMENT REQUESTED

(a)        The goals for minority and female participation expressed in percentage terms for the Contractor’s aggregate workforce in each trade on all construction work are as follows:

(1)           Minority participation

Minority, except laborers	30%
Minority, laborers	40%

(2)           Female participation

Female, except laborers	6.9%
Female, laborers	6.9%

These goals are applicable to all the Contractor’s construction work performed in and for the System.

The Contractor’s specific affirmative action obligations required herein of minority and female employment and training must be substantially uniform throughout the length of the Contract, and in each trade, and the Contractor shall make good faith efforts to employ minorities and women evenly on each of its projects. The transfer of minority or female employees or trainees from contractor to contractor or from project to project for the sole purpose of meeting the Contractor’s goals shall be a violation of the Contract. Compliance with the goals will be measured against the total work hours performed.

(b)       The Contractor shall provide written notification to the Permittee and the Permittee shall provide written notification to the Manager of the Office of Business and Job Opportunity of the Port Authority within 10 working days of award of any construction subcontract in excess of $10,000 at any tier for construction work. The notification shall list the name, address and telephone number of the subcontractor; employer identification number; estimated starting and completion dates of the subcontract; and the geographical area in which the subcontract is to be performed.

(c)        As used in this Schedule E:

(1)        “Employer identification number” means the Federal Social Security number used on the Employer’s Quarterly Federal Tax Return, U.S. Treasury Department Form 941:

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CONFIDENTIAL TREATMENT REQUESTED

(2)        “Minority” includes:

(i)     Black (all persons having origins in any of the Black African racial groups not of Hispanic origin);

(ii)    Hispanic (all persons of Mexican, Puerto Rican, Dominican, Cuban, Central or South American culture or origin, regardless of race);

(iii)   Asian and Pacific Islander (all persons having origins in any of the original peoples of the Far East, Southeast Asia, the Indian Subcontinent, or the Pacific Islands); and

(iv)   American Indian or Alaskan Native (all persons having origins in any of the original peoples of North America and maintaining identifiable tribal affiliations through membership and participation or community identification).

(d)       Whenever the Contractor, or any subcontractor at any tier, subcontracts a portion of the construction work involving any construction trade, it shall physically include in each subcontract in excess of $10,000 those provisions which include the applicable goals for minority and female participation.

(e)        The Contractor shall implement the specific affirmative action standards provided in subparagraphs (1) through (16) of Paragraph (h) hereof. The goals set forth above are expressed as percentages of the total hours of employment and training of minority and female utilization the Contractor should reasonably be able to achieve in each construction trade in which it has employees in connection with the System. The Contractor is expected to make substantially uniform progress toward its goals in each craft during the period specified.

(f)        Neither the provisions of any collective bargaining agreement, nor the failure by a union with whom the Contractor has a collective bargaining agreement, to refer either minorities or women shall excuse the Contractor’s obligations hereunder.

(g)       In order for the nonworking training hours of apprentices and trainees to be counted in meeting the goals, such apprentices and trainees must be employed by the Contractor during the training period, and the Contractor must have made a

3

CONFIDENTIAL TREATMENT REQUESTED

commitment to employ the apprentices and trainees at the completion of their training subject to the availability of employment opportunities. Trainees must be trained pursuant to training programs approved by the U.S. Department of Labor.

(h)       The Contractor shall take specific affirmative actions to ensure equal employment opportunity (“EEO”).

The evaluation of the Contractor’s compliance with these provisions shall be based upon its good faith efforts to achieve maximum results from its actions. The Contractor shall document these efforts fully, and shall implement affirmative action steps at least as extensive as the following:

(1)        Ensure and maintain a working environment free of harassment, intimidation, and coercion at all sites, and in all facilities at which the Contractor’s employees are assigned to work. The Contractor, where possible, will assign two or more women to each phase of the construction project. The Contractor, shall specifically ensure that all foremen, superintendents, and other supervisory personnel performing work in connection with the System are aware of and carry out the Contractor’s obligation to maintain such a working environment, with specific attention to minority or female individuals working at the premises.

(2)        Establish and maintain a current list of minority and female recruitment sources, provide written notification to minority and female recruitment sources and to community organizations when the Contractor or its unions have employment opportunities available, and maintain a record of the organizations’ responses.

(3)        Maintain a current file of the names, addresses and telephone number of each minority and female off-the-street applicant and minority or female referral from a union, a recruitment source or community organization and of what action was taken with respect to each such individual. If such individual was sent to the union hiring hall for referral and was not referred back to the Contractor by union or, if referred, not employed by the Contractor, this shall be documented in.the file with the reason therefor, along with whatever additional actions the Contractor may have taken.

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CONFIDENTIAL TREATMENT REQUESTED

(4)        Provide immediate written notification to the Permittee when the union or unions with which the Contractor has a collective bargaining agreement has not ref erred to the Contractor a minority person or woman sent by the Contractor, or when the Contractor has other information that the union referral process has impeded the Contractor’s efforts to meet its obligations.

(5)        Develop on-the-job training opportunities and/or participate in training programs for the area which expressly include minorities and women, including upgrading programs and apprenticeship and training programs relevant to the Contractor’s employment needs, especially those programs funded or approved by the Department of Labor. The Contractor shall provide notice of these programs to the sources compiled under subparagraph (2) above.

(6)        Disseminate the Contractor’s EEO Policy by providing notice of the policy to unions and training programs and requesting their cooperation in assisting the Contractor in meeting its EEO obligations; by including it in any policy manual and collective bargaining agreement; by publicizing it in the Contractor’s newspaper, annual report, etc.; by specific review of the policy with all management personnel and with all minority and female employees at least once a year; and by posting the Contractor’s EEO policy on bulletin boards accessible to all employees at each location where construction work is performed.

(7)        Review, at least every six months the Contractor’s. EEO policy and affirmative action obligations hereunder with all employees having any responsibility for hiring, assignment, layoff, termination or other employment decision including specific review of these items with on-premises supervisory personnel such as Superintendents, General Foremen, etc., prior to the initiation of construction work in connection with the System. A written record shall be made and maintained identifying the time and place of these meetings, persons attending, subject matter discussed, and disposition of the subject matter.

(8)        Disseminate the Contractor’s EEO policy externally by including it in any advertising in the news media,

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CONFIDENTIAL TREATMENT REQUESTED

specifically including minority and female news media, and providing written notification to and discussing the Contractor’s EEO policy with other Contractors and Subcontractors with whom the Contractor does or anticipates doing business.

(9)        Direct its recruitment efforts, both oral and written, to minority, female and community organizations, to schools with minority and female students and to minority and female recruitment and training organizations and to State certified minority referral agencies serving the Contractor’s recruitment area and employment needs. Not later than one month prior to the date for the acceptance of applications for apprenticeship or other training by any recruitment source, the Contractor shall send written notification to organizations such as the above, describing the openings, screening procedures, and tests to be used in the selection process.

(10)      Encourage present minority and female employees to recruit other minority persons and women and, where reasonable, provide after school, summer and vacation employment to minority and female youth both on the premises and in areas of a Contractor’s workforce.

(11)      Tests and other selection requirements shall comply with 41 CFR Part 60-3.

(12)      Conduct, at least every six months, an inventory and evaluation at least of all minority and female personnel for promotional opportunities and encourage these employees to seek or to prepare for, through appropriate training, etc., such opportunities.

(13)      Ensure that seniority practices, job classifications, work assignments and other personnel practices, do not have a discriminatory effect by continually monitoring all personnel and employment related activities to ensure that the EEO policy and the Contractor’s obligations hereunder are being carried out.

(14)      Ensure that all facilities and company activities are nonsegregated except that separate or single-user toilet and necessary changing facilities shall be provided to assure privacy between the sexes.

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CONFIDENTIAL TREATMENT REQUESTED

(15)      Document and maintain a record of all solicitations of offers for subcontracts from minority and female construction contractors suppliers, including circulation of solicitations to minority and female contractor associations and other business associations.

(16)      Conduct a review, at least every six months, of all supervisors’ adherence to and performance under the Contractors’ EEO policies and affirmative action obligations.

(i)         Contractors are encouraged to participate in voluntary associations which assist in fulfilling one or more of their affirmative action obligations (subparagraphs (1)-(16) of Paragraph (h) above). The efforts of a contractor association, joint contractor-union, contractor-community, or other similar group of which the Contractor is a member and participant, may be asserted as fulfilling any one or more of its obligations under Paragraph (h) hereof provided that: the Contractor actively participates in the group, makes good faith efforts to assure that the group has a positive impact on the employment of minorities and women in the industry, ensures that the concrete benefits of the program are reflected in the Contractor’s minority and female workforce participation, makes good faith efforts to meet its individual goals and timetables, and can provide access to documentation which demonstrates the effectiveness of actions taken on behalf of the Contractor. The obligation to comply, however, is the Contractor’s and failure of such a group, to fulfill an obligation shall not be a defense for the Contractor’s non-compliance.

(j)         A single goal for minorities and a separate single goal for women have been established. The Contractor, however, is required to provide equal opportunity and to take affirmative action for all minority groups, both male and female, and all women, both minority and non-minority. Consequently, the Contractor may be in violation hereof if a particular group is employed in a substantially disparate manner (for example, even though the Contractor has achieved its goals for women generally, the Contractor may be in violation hereof if a specific minority group of women is underutilized).

(k)        The Contractor shall not use the goals and timetables or affirmative action standards to discriminate against any

7

CONFIDENTIAL TREATMENT REQUESTED

person because of race, color, religion, sex or national origin.

(l)         The Contractor shall not enter into any subcontract with any person or firm debarred from Government contracts pursuant to Executive Order 11246.

(m)       The Contractor shall carry out such sanctions and penalties for violation of this clause including suspension, termination and cancellation of existing subcontracts as may be imposed or ordered by the Permittee. Any Contractor who fails to carry out such sanctions and penalties shall be in violation hereof.

(n)       The Contractor, in fulfilling its obligations hereunder shall implement specific affirmative actions steps, at least as extensive as those standards prescribed in paragraph (h) hereof so as to achieve maximum results from its efforts to ensure equal employment opportunity. If the Contractor fails to comply with the requirements of these provisions, the Permittee shall proceed accordingly.

(o)       The Contractor shall designate a responsible official to monitor all employment related activity to ensure that the company EEO policy is being carried out, to submit reports relating to the provisions hereof as may be required and to keep records. Records shall at least include for each employee the name, address, telephone numbers, construction trade, union affiliation if any, employee identification number when assigned, social security number, race, sex, status (e.g. mechanical apprentice, trainee, helper, or laborer), dates of changes in status, hours worked per week in the indicated trade, rate of pay, and location at which the work is performed. Records shall be maintained in an easily understandable and retrievable form; however, to the degree that existing records satisfy this requirement, contractors shall not be required to maintain separate records.

(p)       Nothing herein provided shall be construed as a limitation upon the application of any laws which establish different standards of compliance or upon the application of requirements for the hiring of local or other area residents (e.g., those under the Public Works Employment Act of 1977 and the Community Development Block Grant Program).

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CONFIDENTIAL TREATMENT REQUESTED

(q)       Without limiting any other obligation, term or provision under the Permit, the Contractor shall cooperate with all federal, state or local agencies established for the purpose of implementing affirmative action compliance programs and shall comply with all procedures and guidelines established or which may be established by the Port Authority.

PART II.                MINORITY BUSINESS ENTERPRISES /WOMEN-OWNED BUSINESS ENTERPRISES

As a matter of policy the Port Authority requires the Permittee and the Permittee shall itself and shall require the general contractor or other construction supervisor and each of the Permittee’s contractors to use every good faith effort to provide for meaningful participation by Minority Business Enterprises (MBEs) and Women-owned Business Enterprises (WBEs) in the construction work pursuant to the provisions of this Schedule E. For purposes hereof, “Minority Business Enterprise” “(MBE)” shall mean any business enterprise which is at least fifty-one percentum owned by, or in the case of a publicly owned business, at least fifty-one percentum of the stock of which is owned by citizens or permanent resident aliens who are minorities and such ownership is real, substantial and continuing. For the purposes hereof, “Women-owned Business Enterprise” “(WBE)” shall mean any business enterprise which is at least fifty-one percentum owned by, or in the case of a publicly owned business, at least fifty-one percentum of the stock of which is owned by women and such ownership is real, substantial and continuing. A minority shall be as defined in paragraph II(c) of Part I of this Schedule E. “Meaningful participation” shall mean that at least seventeen percent (17%) of the total dollar value of the construction contracts (including subcontracts) covering the construction work are for the participation of Minority Business Enterprises and Women-owned Business Enterprises, of which at least twelve percent (12%) are for the participation of Minority Business Enterprises. Good faith efforts to include meaningful participation by MBEs and WBEs shall include at least the following:

(a)     Dividing the work to be subcontracted into smaller portions where feasible.

(b)     Actively and affirmatively soliciting bids for

9

CONFIDENTIAL TREATMENT REQUESTED

subcontracts from MBEs and WBEs, including circulation of solicitations to minority and female contractor associations. The Contractor shall maintain records detailing the efforts made to provide for meaningful MBE and WBE participation in the work, including the names and addresses of all MBEs and WBEs contacted and, if any such MBE or WBE is not selected as a joint venturer or subcontractor, the reason for such decision.

(c)     Making plans and specifications for prospective construction work available to MBEs and WBEs in sufficient time for review.

(d)     Utilizing the list of eligible MBEs and WBEs maintained by the Port Authority or seeking minorities and women from other sources for the purpose of soliciting bids for subcontractors.

(e)     Encouraging the formation of joint ventures, partnerships or other similar arrangements among subcontractors, where appropriate, to insure that the Permittee and Contractor will meet their obligations hereunder.

(f)      Insuring that provision is made to provide progress payments to MBEs and WBEs on a timely basis.

(g)     Not requiring bonds from and/or providing bonds and insurance for MBEs and WBEs, where appropriate.

Certification of MBEs and WBEs hereunder shall be made by the Office of Business and Job Opportunity of the Port Authority. If the Contractor wishes to utilize a firm not already certified by the Port Authority, it shall submit to the Port Authority a written request for a determination that the proposed firm is eligible for certification. This shall be done by completing and forwarding such form as may be then required by the Port Authority. All such requests shall be in writing addressed to the Office of Business and Job Opportunity, the Port Authority of New York and New Jersey, One World Trade Center, 63 East, New York, New York 10048 or such other address as the Port Authority may specify by notice to the Permittee. Certification shall be effective only if made in writing by the Director in charge of the Office of Business and Job Opportunity of the Port Authority. The determination of the Port Authority shall be final and binding.

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CONFIDENTIAL TREATMENT REQUESTED

The Port Authority has compiled a list of the firms that the Port Authority has determined satisfy the criteria for MBE and WBE certification. This list may be supplemented and revised from time to time by the Port Authority. Such list shall be made available to the Contractor upon request. The Port Authority makes no representation as the financial responsibility of such, firms, their technical competence to perform, or any other performance-related qualifications.

Only MBE’s and WBE’s certified by the Port Authority will count toward the MBE and WBE goals.

Please note that only sixty percent (60%) of expenditures to MBE or WBE suppliers will count towards meeting the MBE and WBE goals. However, expenditures to MBE or WBE manufacturers (i.e. suppliers that produce goods from raw materials or substantially alter them before resale) are counted dollar for dollar.

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CONFIDENTIAL TREATMENT REQUESTED

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the 24th day of August, 1999 before me personally came Gregory Burham to me known, who, being by me duly sworn, did deposit and say that he resides in 100 Bayard Lane, Princeton, New Jersey 08540 that he is the Chief Technology Officer of The Port Authority of New York and New Jersey, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Commissioners of said corporation; and that he signed his name thereto by like order.

/s/ Ronald M. Senio
(notarial seal and stamp)
RONALD M. SENIO
Notary Public, State of New York
No. 31-4636449
Qualified in New York County
Commission Expires 5/30/2000

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the 26th day of August, 1999, before me personally came Richard Digeronimo to me known, who, being duly sworn, did depose and say, that he resides at 67 Townsend Drive, Syosset, New york 11791 that he is the President of New York Telecom Partners, LLC, a Delaware limited liability company, the limited liability company described in and which executed the foregoing instrument; that he executed the same for and on behalf of said limited liability company; and that he is duly authorized and empowered to do so.

/s/ Ronald M. Senio
(notarial seal and stamp)
RONALD M. SENIO
Notary Public, State of New York
No. 31-4636449
Qualified in New York County
Commission Expires 5/30/2000